As filed with the Securities and Exchange Commission on May 23, 2008
Registration No. 333-146597
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 5
to
Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HCM Acquisition Company
(Exact name of registrant as specified in its charter)

Delaware	6770	26-1146365
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

HCM Acquisition Company
13455 Noel Road, Suite 800
Dallas, TX 75240
(972) 628-4100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James D. Dondero
Chairman
HCM Acquisition Company
13455 Noel Road, Suite 800
Dallas, TX 75240
(972) 628-4100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ann F. Chamberlain Bingham McCutchen LLP 399 Park Avenue New York, NY 10022 (212) 705-7000 Fax: (212) 752-5378	Deanna L. Kirkpatrick Davis Polk & Wardwell 450 Lexington Avenue New York, NY 10017 (212) 450-4135 Fax: (212) 450-3135

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount Being	Offering Price	Aggregate	Registration
Security Being Registered	Registered	per Security(1)	Offering Price(1)	Fee
Units, each consisting of .8 of a share of Common Stock, $0.001 par value, and one Subunit consisting of .2 of a share of Common Stock and one Warrant(2)	28,750,000 Units	$10.00	$287,500,000	$8,826.25
Subunits included in the Units(2)	28,750,000 Subunits	—	—	—(3)
Aggregate Common Stock included in the Units and Subunits(2)	28,750,000 Shares	—	—	—(3)
Warrants included in Subunits(2)	28,750,000 Warrants	—	—	—(3)
Total			$287,500,000	$8,826.25(4)

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 3,750,000 Units, consisting of 3,750,000 shares of Common Stock and 3,750,000 Warrants, which may be issued upon exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.

(3)	No fee pursuant to Rule 457(g).

(4)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED          , 2008
PROSPECTUS
$250,000,000
HCM Acquisition Company
25,000,000 Units

HCM Acquisition Company is a newly organized blank check company formed for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, one or more businesses or assets, which we refer to as our initial business combination. Our efforts in identifying a prospective target business will not be limited to a particular industry. Instead, we will focus on industries and target businesses in the United States and Europe that may provide significant opportunity for growth.

We will have 24 months (or 30 months if a definitive agreement with respect to a proposed initial business combination has been executed within 24 months) after the date of this prospectus to consummate our initial business combination. To date our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. We are offering 25,000,000 units. Each unit has an offering price of $10.00 and consists of .8 of a share of our common stock and one subunit. Each subunit consists of .2 of a share of our common stock and one warrant. The .2 of a share of common stock and the warrant comprising each subunit will not be separable, and the subunit will trade only as a subunit, until the open of trading on the first trading day after we consummate our initial business combination. If we consummate our initial business combination, each subunit will automatically separate into .2 of a share of common stock and one warrant and the subunits will cease trading at the open of trading on the first trading day after we consummate our initial business combination. Consequently, at that time each unit will consist of one share of common stock and one warrant. Additionally, holders of subunits that are trading separately from units will receive (i) the number of whole shares underlying the aggregate number of subunits, (ii) the right to receive cash in exchange for any remaining fractional shares in an amount equal to the fair market value of such fractional shares, and (iii) the number of warrants underlying the aggregate number of such subunits. Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50, subject to adjustment as described in this prospectus. The warrants will become exercisable on the later of the automatic separation of the subunits at the open of trading on the first trading day after we consummate our initial business combination or one year from the date of this prospectus, provided in each case that we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available, and will expire six years from the date of this prospectus or earlier upon redemption or liquidation of the trust account as described in this prospectus.

We have also granted the underwriters a 30-day option to purchase up to 3,750,000 additional units to cover over-allotments, if any.

HCM Acquisition Holdings, LLC, a Delaware limited liability company formed for the purpose of investing in our company, which we refer to as our founding stockholder, and certain of our directors hold an aggregate of 7,187,500 founders’ units, each consisting of .45 of a share of common stock, which we refer to as founders’ shares, and one warrant, which we refer to as founders’ warrants, to purchase one share of common stock at an exercise price of $10.00, for which they paid an aggregate purchase price of $25,000, or approximately $0.003 per unit. This includes an aggregate of 937,500 founders’ units representing 421,875 founders’ shares and 937,500 founders’ warrants that are subject to forfeiture to the extent the over-allotment option is not exercised in full by the underwriters. The number of founders’ units forfeited will equal the number necessary for the founders’ units to represent 20% of the sum of the number of units sold in this offering and the number of founders’ units outstanding after the consummation of this offering (excluding the private placement units described in this prospectus) and the expiration or exercise of the over-allotment option. Additionally, up to 1,249,999 founders’ units representing 562,499.55 founders’ shares and 1,249,999 founders’ warrants are subject to forfeiture if more than 20%, but less than 40%, of the shares underlying the units sold in this offering are converted by the public stockholders in connection with our initial business combination, as described in this prospectus.

Our founding stockholder has agreed to purchase 500,000 units using its own funds (without borrowing or otherwise financing this purchase), at a price of $10.00 per unit ($5.0 million in the aggregate) in a private placement that will occur simultaneously with the consummation of this offering. The proceeds from the sale of these units, which we refer to as the private placement units, will be deposited into a trust account and be subject to a trust agreement, described in this prospectus, and will be part of the funds distributed to our public stockholders in the event we are unable to consummate an initial business combination as described in this prospectus. Our founding stockholder has agreed to waive its rights to participate in any liquidation distribution with respect to the private placement shares if we fail to consummate an initial business combination.

In addition, our founding stockholder intends to enter into an agreement with Citigroup Global Markets Inc. or another broker-dealer mutually agreed upon by Citigroup Global Markets Inc. and our founding stockholder in accordance with the guidelines of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, pursuant to which it will place limit orders for up to $25.0 million of our common stock during the time periods and subject to the conditions described in this prospectus.

Currently, there is no public market for our units, subunits, common stock or warrants. We have applied to have the units listed on the American Stock Exchange under the symbol “HQA.U” on or promptly after the date of this prospectus. The shares of common stock and subunits comprising the units will begin separate trading on the 35th day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our filing a current report on Form 8-K with the Securities and Exchange Commission, or SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. When the units begin separate trading, as discussed in this prospectus, a holder of units may elect to separate units in such numbers that will result in only whole shares and subunits. The shares of common stock will trade separately only in increments of whole shares. We have applied (i) to have our common stock and subunits listed on the American Stock Exchange under the symbols “HQA” and “HQA.U.S,” respectively, once the common stock and subunits underlying the units begin separate trading, and (ii) to have our warrants listed on the American Stock Exchange under the symbol “HQA.WS” once the warrants underlying the subunits automatically begin to trade separately on the opening of trading on the first trading day after we consummate our initial business combination. We cannot assure you that our securities will be listed, and, if listed, that our securities will continue to be listed on the American Stock Exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 27 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total Proceeds

Public offering price	$10.00	$250,000,000
Underwriting discounts and commissions(1)	$.70	$17,500,000
Proceeds, before expenses, to us	$9.30	$232,500,000

(1)	Includes $.40 per unit, or $10.0 million in the aggregate ($11.5 million if the underwriters’ over-allotment option is exercised in full), payable to the underwriters for deferred underwriting discounts and commissions from the funds to be placed in a trust account at JPMorgan Chase Bank, N.A., to be maintained by American Stock Transfer & Trust Company, acting as trustee. Such funds will be released to the underwriters only upon consummation of an initial business combination as described in this prospectus. However, the underwriters have waived their right to the deferred underwriting discounts and commissions in an amount equal to $.40 for each whole share converted into cash by public stockholders who both vote against the initial business combination and duly exercise their conversion rights as described in this prospectus.

The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about , 2008. Of the proceeds we receive from this offering and the sale of the private placement units as described in this prospectus, approximately $9.86 per unit, or $246,550,000 in the aggregate (approximately $9.84 per unit or $282,925,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) will be deposited into a trust account at JPMorgan Chase Bank, N.A., maintained by American Stock Transfer & Trust Company, acting as trustee.

Citi

I-Bankers Securities, Inc.	Ladenburg Thalmann & Co.	Maxim Group LLC

The date of this prospectus is          , 2008

i

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. References in this prospectus to “we,” “us” or “our company” refer to HCM Acquisition Company, a Delaware corporation. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Except as otherwise specified, all information in this prospectus and all per-share information has been adjusted to reflect the exchange by our initial stockholders of 7,187,500 founders’ units consisting of one share of common stock and one warrant with an exercise price of $7.50 per share for 7,187,500 founders’ units consisting of .45 of a share of common stock and one warrant with an exercise price of $10.00 per share, and the resulting cancellation of 3,953,125 shares of common stock, which occurred on May 22, 2008 and which we refer to as the exchange throughout this prospectus. The exchange is not reflected in the financial statements included in this prospectus.

We are a blank check company organized under the laws of the State of Delaware on September 24, 2007. We were formed for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, one or more businesses or assets, which we refer to as our “initial business combination.” To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussion, formal or otherwise, with respect to such a transaction. Additionally, we have not sought, nor have we engaged or retained any agent or other representative, to identify or locate any suitable acquisition candidate, conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

Our efforts in identifying a prospective target business will not be limited to a particular industry. Instead, we will focus on industries and target businesses in the United States, or U.S., and Europe that may provide significant opportunity for growth. We do not currently have any specific initial business combination under consideration.

We will seek to capitalize on the significant investing experience and contacts of our Chairman and Chief Executive Officer, James D. Dondero, and our other executive officers. Mr. Dondero has over 20 years of experience investing in private equity, distressed debt and mezzanine lending. In addition, Mark Okada, our President, has more than 20 years of experience in sourcing, evaluating, structuring and negotiating control investments and in owning businesses. Mr. Dondero and Mr. Okada will have access to and be supported by the investment team of Highland and its affiliates, or the Highland Group, which is comprised of over 125 professionals, in identifying a target business. The investment management team of the Highland Group is led by Messrs. Dondero and Okada, who have worked together for over 15 years and collectively have over 40 years of corporate finance experience.

Mr. Dondero founded Highland Capital Management, L.P., which is the sole member of our founding stockholder, HCM Acquisition Holdings, LLC, in 1993 and serves as Highland’s President and Managing Partner. Highland is a manager of assets in niche markets and complex areas including distressed investing (including control-oriented), corporate credit, real estate and equities. The Highland Group has over 250 employees and operates through a number of business entities substantially owned by their management and employees. Highland is a registered investment advisor with approximately $38 billion of assets under management as of March 31, 2008. The Highland Group has its headquarters in Dallas, Texas and maintains offices in New York, New York and London, England. Highland’s partners, senior officers, including our executive officers, and advisors are in many cases long-time colleagues who have worked together extensively at Highland and at other institutions, including private equity, distressed debt and investment banking firms.

Highland manages assets invested in over 1,100 buyout, or acquisition related, debt offerings as of March 31, 2008. Since 1997, Highland has invested with approximately 400 financial sponsors and committed over $30 billion to financing private and public companies through:

•	hedge funds;

•	separate accounts;

•	structured investment vehicles including collateralized debt obligations or CDOs, and collateralized loan obligations or CLOs;

•	NYSE-listed closed-end funds; and

•	other structures, including but not limited to mutual funds.

Highland also manages European alternative investments through its wholly-owned subsidiary, Highland Capital Management Europe, Ltd. Additionally, as one of the largest providers of debt capital to the leveraged buyout sponsor community, the Highland Group is very active in private equity transactions.

The Highland Group has agreed to make its investments team and professionals available to us at no cost, to actively source and structure an acquisition. Through their various investment activities, the Highland Group’s professionals have an extensive network of lender, private equity sponsor and other institutional investor relationships, both in the U.S. and Europe, as a result of the Highland Group’s investments in leveraged buyouts involving leveraged loans, subordinated debt and equity investments. We intend to utilize the Highland Group’s leading presence in the leveraged finance market, and its relationships with commercial banks, investment banks and broker/dealers to source acquisition opportunities.

The Highland Group has been investing in control or shared control situations since 2000. As such, we believe we will benefit from the substantial transaction experience of the Highland Group’s employees, which will help us analyze, evaluate, structure and execute an initial business combination. This experience includes active participation on boards of directors, particularly in the areas of financial management, management oversight and compensation, and acquisitions and dispositions. The Highland Group’s principals, including our executive officers, have extensive experience serving on the boards of directors of companies in which the Highland Group has had substantial equity positions. The Highland Group has a broad network of experienced operational executives and has developed a network of experts in diverse industries as well as those with varied functional knowledge. In functional areas, the Highland Group has retained professional services firms as well as executives with specific expertise to further support its portfolio companies. Additionally, the Highland Group maintains active relationships with its portfolio company management teams, which we believe can help provide additional insights on a wide variety of companies and industries.

We have identified certain criteria and guidelines that we believe are important in evaluating prospective target businesses. A company’s ability to demonstrate stable and predictable cash flow will be a fundamental investment criterion. Below are the criteria and guidelines that we intend to use in evaluating initial business combination opportunities. These criteria and guidelines are subject to the requirement that our initial business combination must occur with one or more target businesses that have an aggregate fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions) at the time of such business combination. However, because our efforts in identifying a prospective target business will not be limited to a particular industry, no additional criteria or guidelines have been identified by us and we may decide to enter into an initial business combination with a target business or businesses that do not meet some of these criteria and guidelines:

•	Established companies with positive cash flow. We will target established businesses with solid historical financial performance. We will focus on companies with a history of profitability on an operating cash flow basis. We do not intend to acquire start-up companies, companies with speculative business plans or companies that are excessively leveraged.

•	Potential for the Highland Group to add value. We will target businesses where we believe the Highland Group could add value by bringing resources to bear over and above a company’s existing capabilities, although the Highland Group is under no obligation to do so. Often middle market companies lack the depth of expertise across non-core functional areas.

•	Sound business fundamentals. We will target businesses with dominant market positions, unique franchises, secure market niches or distinctive products or services.

•	Experienced management team. We will target businesses that have experienced management teams with a proven track record for delivering top line growth and bottom line profits through strategic business management and effective team building.

•	Diversified customer and supplier base. We will target businesses that have a diversified customer and supplier base. Companies with a diversified customer and supplier base are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their customers, suppliers and competitors.

•	Forecast performance under sensitized assumptions. We will target businesses whose projected financial performance justifies its acquisition value under sensitized assumptions. Also, by introducing variables to a company’s financial projections, we may be able to determine their reasonableness, as well as gain comfort in the business’ ability to weather industry or economic downturns.

•	Downside protection through asset values. We will target businesses with assets that have historically held value in downturns, thereby providing protection to our stockholders. Companies with such assets tend to find a “floor” in value and may provide a more stable market valuation as a result.

•	Opportunity for “spin off” opportunities in target companies. We will target businesses that may present an opportunity to create value by selling or spinning-off business units which the market may not be fully valuing as a part of the larger entity. The value “created” as a result of the sale or spinoff can then be used for various initiatives that benefit our stockholders, including (i) stock repurchases, (ii) acquisitions, (iii) debt repayment and (iv) capital improvements.

•	Opportunity for future “bolt-on” acquisitions. We will target businesses that provide opportunities for future “bolt-on” acquisitions as a means to deliver enhanced value. Through the use of strategic bolt-on acquisitions, we believe we may be able to create value in several ways, including (i) reducing operating costs and driving operational efficiencies; (ii) improving economies of scale; (iii) increasing valuation of the aggregate enterprise; (iv) complementing capabilities and/or management; (v) filling strategic gaps and diversifying the business; (vi) complementing organic growth initiatives and/or reducing time constraints of growing organically; (vii) improving competitive position; and (viii) applying best practices across combined entities.

Our executive offices are located at 13455 Noel Road, Suite 800, Dallas, Texas 75420 and our telephone number is (972) 628-4100.

We do not intend to pursue an initial business combination with companies in bankruptcy, or financially or operationally distressed companies.

THE OFFERING

In making your decision on whether to invest in our securities, you should take into account not only the background of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth under “Risk Factors” beginning on page 26 of this prospectus.

Securities offered	25,000,000 units, at $10.00 per unit, each unit consisting of:

• .8 of a share of common stock; and

• one subunit.

Each subunit consists of:

• .2 of a share of common stock; and

• one warrant.

The .2 of a share of common stock and the warrant comprising each subunit will not be separable, and the subunit will trade only as a subunit, until the open of trading on the first trading day after we consummate our initial business combination. If we consummate our initial business combination, each subunit will automatically separate into .2 of a share of common stock and one warrant and the subunits will cease trading at the open of trading on the first trading day after we consummate our initial business combination. Consequently, at that time each unit will consist of one share of common stock and one warrant. Additionally, holders of subunits that are trading separately from units will receive (i) the number of whole shares underlying the aggregate number of subunits, (ii) the right to receive cash in exchange for any remaining fractional shares in an amount equal to the fair market value of such fractional shares, and (iii) the number of warrants underlying the aggregate number of such subunits.

Trading commencement and separation of .8 of a share of common stock and subunit[1]

The units will begin trading on or promptly after the date of this prospectus. The shares of common stock and subunits comprising the units will begin to trade separately on the 35th day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the current report on Form 8-K and having issued a press release announcing when such separate trading will begin, as described below. When the units begin separate trading, as discussed in this prospectus, a holder of units may elect to separate units in such numbers that will result in only whole shares. Our common stock will trade separately only in increments of whole shares.

1 We have applied to have our units, subunits, common stock and warrants listed on the American Stock Exchange. Although we cannot assure you that these securities will be listed, and, if listed, that these securities will continue to be listed on the American Stock Exchange, the information in this prospectus assumes that they will be so listed.

In no event will the shares of common stock and subunits comprising the units be traded separately until we have filed a current report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issued a press release announcing when such separate trading will begin. We will file the Form 8-K promptly after the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, we will file a second or amended Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if Citigroup Global Markets Inc. has allowed separate trading of the shares of common stock and subunits comprising the units prior to the 35th day after the date of this prospectus and will issue a press release announcing when such separate trading will begin.

Units:

Number of founders’ units outstanding before this offering[2]	7,187,500[3]

Number of private placement units to be sold privately simultaneously with the consummation of this offering	500,000

Number of units to be outstanding after this offering and the private placement	31,750,000[4]

Common stock:

2 Each founders’ unit consists of .45 of a share of common stock and one warrant to purchase one share of common stock at an exercise price of $10.00.
3 This number includes 937,500 founders’ units representing 421,875 founders’ shares and 937,500 founders’ warrants that are subject to forfeiture to the extent that the over-allotment option is not exercised in full by the underwriters. The number of founders’ units forfeited will equal the number necessary for the founders’ units to represent 20% of the sum of the number of units sold in this offering and the number of founders’ units outstanding after the consummation of this offering (excluding the private placement units described in this prospectus) and the expiration or exercise of the over-allotment option.
4 Assumes the over-allotment option has not been exercised and 937,500 founders’ units representing 421,875 founders’ shares and 937,500 founders’ warrants have been forfeited. Additionally, up to 1,249,999 founders’ units representing 562,499.55 founders’ shares and 1,249,999 founders’ warrants are subject to forfeiture if more than 20%, but less than 40%, of the shares underlying the units sold in this offering are converted by the public stockholders in connection with our initial business combination, as described in this prospectus.

Number outstanding before this offering	3,234,375 shares[5]

Number to be outstanding after this offering and the private placement	28,312,500 shares[6]

Of the 28,312,500 shares to be outstanding after this offering and the private placement, 2,812,500 shares (9.9%) are contained in the founders’ units held by our founding stockholder and Timothy K. Hui, Scott F. Kavanaugh, James F. Leary and Bryan A. Ward, directors who hold founders’ units, whom we refer to collectively as our initial stockholders, 500,000 shares (1.8%) are contained in the private placement units and private placement subunits held by our founding stockholder and 25,000,000 shares (88.3%) are contained in the units and subunits being offered by this prospectus.

Warrants: Number outstanding before this offering	7,187,500 warrants[7]

Number to be outstanding after this offering and the private placement	31,750,000 warrants[8]

Of the 31,750,000 warrants to be outstanding after this offering and the private placement, 6,250,000 warrants (19.7%) are contained in the founders’ units held by our initial stockholders, 500,000 warrants (1.6%) are contained in the private placement subunits underlying the private placement units to be purchased by our founding stockholder and 25,000,000 warrants (78.7%) are

5 This number includes 421,875 founders’ shares underlying the 937,500 founders’ units that are subject to forfeiture to the extent that the over-allotment option is not exercised in full by the underwriters. The number of founders’ units forfeited will equal the number necessary for the founders’ units to represent 20% of the sum of the number of units sold in this offering and the number of founders’ units outstanding after the consummation of this offering (excluding the private placement units described in this prospectus) and the expiration or exercise of the over-allotment option.
6 Assumes the over-allotment option has not been exercised and 937,500 founders’ units representing 421,875 founders’ shares and 937,500 founders’ warrants have been forfeited. Additionally, up to 1,249,999 founders’ units representing 562,499.55 founders’ shares and 1,249,999 founders’ warrants are subject to forfeiture if more than 20%, but less than 40%, of the shares underlying the units sold in this offering are converted by the public stockholders in connection with our initial business combination, as described in this prospectus.
7 This number includes 937,500 founders’ warrants underlying the 937,500 founders’ units that are subject to forfeiture to the extent that the over-allotment option is not exercised in full by the underwriters. The number of founders’ units forfeited will equal the number necessary for the founders’ units to represent 20% of the sum of the number of units sold in this offering and the number of founders’ units outstanding after the consummation of this offering (excluding the private placement units described in this prospectus) and the expiration or exercise of the over-allotment option.
8 Assumes the over-allotment option has not been exercised and 937,500 founders’ units representing 421,875 founders’ shares and 937,500 founders’ warrants have been forfeited. Additionally, up to 1,249,999 founders’ units representing 562,499.55 founders’ shares and 1,249,999 founders’ warrants are subject to forfeiture if more than 20%, but less than 40%, of the shares underlying the units sold in this offering are converted by the public stockholders in connection with our initial business combination, as described in this prospectus.

contained in the subunits underlying the units being offered by this prospectus.

Exercisability	Each warrant is exercisable for one share of common stock, subject to adjustment as described in this prospectus.

Exercise price of the warrants included in the subunits underlying the units sold in this offering

$7.50. Except as described in this prospectus with respect to redemption of the warrants, holders of the warrants must pay the exercise price in full upon exercise of the warrants and will receive one share of common stock, subject to adjustment as described in this prospectus, per warrant. Holders will not be entitled to receive a net cash settlement upon exercise of the warrants.

Exercise period for the warrants included in the subunits underlying the units sold in this offering	The warrants included in the subunits underlying the units being sold in this offering will become exercisable on the later of:

• the automatic separation of the subunits at the open of trading on the first trading day after we consummate our initial business combination; or

• one year from the date of this prospectus,

provided in each case that we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.

We have agreed to use our best efforts to have an effective registration statement covering shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to that common stock until the warrants expire or are redeemed. The warrants will expire at 5:00 p.m., New York time, on the date that is six years from the date of this prospectus or earlier upon redemption or liquidation of the trust account.

Redemption	At any time while the warrants are exercisable and there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants available and current, we may redeem the outstanding warrants (except as described in this prospectus with respect to the founders’ warrants and private placement warrants):

• in whole and not in part;

• at a price of $0.01 per warrant;

• upon a minimum of 30 days’ prior written notice of redemption; and

• if, and only if, the last sale price of our common stock equals or exceeds $13.00 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption.

We will not redeem the warrants, unless on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. If we call the warrants for redemption as described in this prospectus, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

Reasons for redemption limitations	We have established the above conditions to our exercise of redemption rights with the intent of:

• providing warrant holders with adequate notice of redemption, and allowing them to exercise their warrants prior to redemption at a time when there is a reasonable premium to the warrant exercise price; and

• providing a sufficient differential between the then-prevailing common stock price and the warrant exercise price so there is a buffer to absorb any negative market reaction to our redemption of the warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption, warrant holders can exercise their warrants at any time prior to the scheduled redemption date. However, the price of the common stock may fall below the $13.00 trigger price as well as the warrant exercise price after the redemption notice is issued.

Founders’ units	Our initial stockholders hold an aggregate of 7,187,500 founders’ units, each consisting of .45 of a share of common stock and one warrant to purchase one share of common stock, for which they paid an aggregate purchase price of $25,000, or approximately $0.003 per unit. This includes an aggregate of 937,500 founders’ units representing 421,875 founders’ shares and 937,500 founders’ warrants subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full. The number of founders’ units forfeited will equal the number necessary for the founders’ units to represent 20% of the sum of the number of units sold in this offering and the number of founders’ units outstanding after the consummation of this offering (excluding the private placement units described in this prospectus) and the expiration or exercise of the over-allotment option.

In addition, in connection with the stockholder vote on our initial business combination, if public stockholders convert more than

20%, but less than 40%, of the common stock underlying the units sold in this offering, our initial stockholders have agreed to forfeit the same percentage of founders’ units (up to 20% of the founders’ units (minus one unit), or a maximum of 1,249,999 founders’ units representing 562,499.55 founders’ shares and 1,249,999 founders’ warrants) as the percentage over 20% so converted. For example, if 30% of the shares underlying the units sold in this offering are converted by the public stockholders, the initial stockholders would forfeit 10%, or 625,000 of their founders’ units, representing 281,250 founders’ shares and 625,000 founders’ warrants.

If the number of units we offer to the public is increased or decreased from the number shown in this prospectus prior to the consummation of this offering, then the founders’ units, including the number of founders’ units subject to forfeiture, will be adjusted in the same proportion as the increase or decrease in the units offered hereby. We will not make or receive any cash payment in respect of any such adjustment.

Founders’ shares	The founders’ shares are identical to the shares of common stock underlying the units being sold in this offering, except that:

• the founders’ shares are subject to the transfer restrictions described in this prospectus;

• the founders’ shares are subject to the voting agreement described in this prospectus;

• our initial stockholders have agreed to waive their rights to participate in any liquidation distribution with respect to the founders’ shares if we fail to consummate an initial business combination.

Founders’ warrants	The founders’ warrants are identical to those underlying the units being sold in this offering, except that:

• the founders’ warrants, including the common stock issuable upon exercise of these warrants, are subject to the transfer restrictions described in this prospectus;

• the exercise price of the founders’ warrants is $10.00;

• the founders’ warrants will not be redeemable by us so long as they are held by the initial stockholders or their permitted transferees; and

• the founders’ warrants may be exercised by our initial stockholders or their permitted transferees on a cashless basis.

Although the shares of common stock issuable pursuant to the founders’ warrants will not be issued pursuant to a registration statement so long as they are held by our initial stockholders and their permitted transferees, the warrant agreement provides that the founders’ warrants may not be exercised unless a registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering is effective and a related current prospectus is available.

Limit order agreement	Our founding stockholder intends to enter into an agreement with Citigroup Global Markets Inc. or another broker-dealer mutually agreed upon by Citigroup Global Markets Inc. and our founding stockholder in accordance with the guidelines of Rule 10b5-1 of the Exchange Act, pursuant to which it will place limit orders for up to $25.0 million of our common stock, commencing on the later of the day after we file a preliminary proxy statement relating to our initial business combination and 60 days after termination of the “restricted period” in connection with this offering under Regulation M of the Exchange Act and ending on the business day immediately preceding the record date for the meeting of stockholders at which our initial business combination is to be approved, or earlier in certain circumstances. We refer to this period throughout the prospectus as the buyback period. The limit order will require our founding stockholder to purchase any of our shares of common stock offered for sale (and not purchased by another investor) at or below a price equal to the per share amount held in our trust account as reported in such initial preliminary proxy statement, until the earlier of the expiration of the buyback period or until such purchases reach $25.0 million in total. Highland has agreed to purchase such securities in the event that our founding stockholder is unable to satisfy its obligations under this agreement. Neither our founding stockholder nor Highland will have any discretion or influence with respect to such purchases. The purchase of shares will be made by Citigroup Global Markets Inc. or another broker-dealer mutually agreed upon by Citigroup Global Markets Inc. and our founding stockholder. It is intended that purchases pursuant to the limit order will satisfy the conditions of Rule 10b-18(b) under the Exchange Act, and the broker’s purchase obligation will otherwise be subject to applicable law including Regulation M under the Exchange Act, which may prohibit purchases pursuant to the limit order agreement under certain circumstances. The shares of common stock purchased pursuant to the limit order are subject to the transfer restrictions and voting agreement described in this prospectus.

Private placement units	Our founding stockholder has agreed to purchase 500,000 units at a price of $10.00 per unit using its own funds (without borrowing or otherwise financing this purchase) in a private placement that will occur simultaneously with the consummation of this offering. The purchase price of the private placement units will be added to the proceeds from this offering to be held in the trust account at JPMorgan Chase Bank, N.A., to be maintained by American Stock Transfer & Trust Company pending our consummation of an initial business combination. If we do not consummate an initial business combination that meets the criteria described in this prospectus, then (i) the $5.0 million purchase price of the private placement units will become part of the liquidation distribution to purchasers in this offering or in the secondary market, including Highland, and any of our initial stockholders, officers or directors and their affiliates to the extent they purchase or acquire securities in this offering or in the secondary market, whom we refer to collectively as our public stockholders, (ii) the private placement shares will not participate in any liquidation distribution, and (iii) the private placement warrants will expire worthless.

The private placement units are identical to those being sold in this offering, except that:

• the private placement units, private placement shares, private placement subunits and private placement warrants, including the common stock issuable upon exercise of the private placement warrants, are subject to the transfer restrictions described in this prospectus;

• the private placement shares are subject to the voting agreement described in this prospectus;

• our founding stockholder has agreed to waive its rights to participate in any liquidation distribution with respect to the private placement shares if we fail to consummate an initial business combination;

• the private placement warrants will not be redeemable by us so long as they are held by our founding stockholder or its permitted transferees; and

• the private placement warrants may be exercised by our founding stockholder or its permitted transferees on a cashless basis.

Although the shares of common stock issuable pursuant to the private placement warrants will not be issued pursuant to a registration statement so long as they are held by our founding stockholder or its permitted transferees, the warrant agreement provides that the private placement warrants may not be exercised unless a registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering is effective and a related current prospectus is available.

Voting agreements	In connection with the stockholder vote required to approve our initial business combination, our initial stockholders have agreed to vote the founders’ shares, and our founding stockholder has agreed to vote the private placement shares in accordance with the majority of the shares of common stock voted by the public stockholders. Our initial stockholders, Highland and each of our officers and directors have also agreed that if it or he acquires shares of common stock in or following this offering, including shares of common stock acquired by our founding stockholder or Highland pursuant to the limit order described in this prospectus, it or he will vote all such acquired shares in favor of our initial business combination. As a result, our initial stockholders, Highland or any of our officers and directors may be able to influence the outcome of the vote on our initial business combination, but will not be able to exercise conversion rights with respect to any shares of our common stock purchased in this offering or the secondary market, including those purchased pursuant to the limit order. However, it or he will participate in any liquidation distributions with respect to any such shares of common stock in the event we fail to consummate an initial business combination.

Transfer restrictions	Our initial stockholders have agreed not to sell or transfer the founders’ units, founders’ shares or founders’ warrants, including the common stock issuable upon exercise of the founders’ warrants, until one year after the consummation of our initial business combination except to certain permitted transferees as described in this prospectus under the heading “Principal Stockholders — Transfer Restrictions,” who must agree to be bound by the same transfer restrictions and voting, waiver and forfeiture provisions. All of the founders’ units, founders’ common stock and founders’ warrants and underlying shares will cease to be subject to the transfer restrictions if, subsequent to our initial business combination, (i) the last sales price of our common stock equals or exceeds $13.00 per share for any 20 trading days within any 30-trading day period beginning 90 days after our initial business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Our founding stockholder has agreed not to sell or transfer the private placement units, private placement subunits, private placement shares or private placement warrants, including the common stock issuable upon exercise of the private placement warrants, until after we consummate our initial business combination except to certain permitted transferees as described in this prospectus under the heading “Principal Stockholders — Transfer Restrictions,” who must agree to be bound by the same transfer restrictions and voting and waiver provisions. Each of our founding stockholder and Highland has agreed that it will not sell or transfer any shares of common stock purchased by it pursuant to the limit order until 180 days after we have consummated our initial business combination.

Right of first review	We have entered into a business opportunity right of first review agreement with Highland, which provides that from the effective date of the registration statement of which this prospectus forms a part until the earlier of the filing by us of a current report on Form 8-K with the SEC announcing the execution of a definitive agreement for our initial business combination, and 24 months after the date of this prospectus, we will have a right of first review with respect to business combination opportunities of the Highland Group with a fair market value of $200 million or more that the Highland Group first becomes aware of after the effective date. The Highland Group will first offer any such business opportunity to us (subject to fiduciary obligations it has to its clients as a registered investment advisor) and will not, and will cause each other business entity within the Highland Group and each fund and other investment vehicle managed or advised by the Highland Group not to, pursue such business opportunity unless and until our board of directors has determined for any reason that we will not pursue such opportunity. Decisions by us to release the Highland Group to pursue any specific business opportunity will be made solely by a majority of our disinterested directors. This right of first review will not include:

• any investment opportunities in respect of companies in bankruptcy, or financially or operationally distressed companies;

• companies targeted for acquisition by any company in which an investment vehicle managed by the Highland Group has an investment; and

• any entity in which any of our initial stockholders, officers, directors or the Highland Group or its affiliates has a financial interest.

Proposed American Stock Exchange symbols for our:

Units	HQA.U

Subunits	HQA.U.S

Common stock	HQA

Warrants	HQA.WS

Offering and private placement proceeds to be held in trust account; amounts payable prior to trust account distribution or liquidation

$246,550,000, or approximately $9.86 per unit (or approximately $9.84 per unit or $282,925,000, if the over-allotment option is exercised in full) of the proceeds of this offering and the sale of the private placement units will be placed in a trust account at JPMorgan Chase Bank, N.A., pursuant to the trust agreement we will enter into with the trustee on the date of this prospectus. These proceeds include $10.0 million in deferred underwriting discounts and commissions (or $11.5 million if the underwriters’ over-allotment option is exercised in full). We believe that the inclusion in the trust account of the $5.0 million purchase price of the private placement units and the deferred underwriting discounts and commissions is a benefit to our stockholders because additional proceeds will be available for distribution to investors if a liquidation of our company occurs prior to our consummating an initial business combination. Proceeds in the trust account will not be released until the earlier of consummation of an initial business combination or our liquidation. Unless and until our initial business combination is consummated, proceeds held in the trust account will not be available for our use for any purpose, including the payment of expenses related to this offering or the investigation, selection and negotiation of an agreement with one or more target businesses, except that there may be released to us from the trust account (i) interest income earned on the trust account balance to pay our tax obligations and (ii) interest income earned of up to $3.0 million on the trust account balance, subject to adjustment, to fund our working capital requirements. If the size of the offering is increased, the amount of interest income earned on the trust account that can be released to us to fund our working capital will be increased proportionately. In addition, the amount of such interest will be increased proportionately to the extent the over-allotment option is exercised. With these exceptions, expenses incurred by us while seeking an initial business combination may be paid prior to an initial business combination only from $100,000 of the net proceeds of this offering not held in the trust account.

Please see “Use of Proceeds” for additional information concerning the allocation of the proceeds of this offering.

Warrant proceeds potentially paid to us
None of the warrants, founders’ warrants or private placement warrants may be exercised until the automatic separation of the subunits at the open of trading on the first trading day after we consummate our initial business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price, if any, for the warrants, founders’ warrants and private placement warrants will be paid directly to us and not placed in the trust account. However, if we call the warrants for redemption as described in this prospectus, our management will have the option to require all holders that wish to exercise the warrants to do so on a “cashless basis.” In addition, the founders’ warrants and private placement warrants may be exercised by our initial stockholders or their permitted transferees on a cashless basis. For these reasons, although the exercise of the warrants, founders’ warrants or private placement warrants may provide an additional source of liquidity for us, there can be no assurance when the warrants, founders’ warrants or private placement warrants will be exercised, if at all, and whether they will be exercised on a cash basis.

Limited payments to insiders	There will be no finder’s fees, reimbursements or cash payments made to our initial stockholders, officers, directors, the Highland Group or our or their affiliates for services rendered to us prior to or in connection with the consummation of an initial business combination, other than:

• repayment of advances of $200,000 made to us by Highland to cover offering-related and organizational expenses;

• a payment of an aggregate of $10,000 per month to Highland for office space, secretarial and administrative services;

• customary fees in connection with any financing that the Highland Group may arrange or originate in connection with our initial business combination, provided that any such financing is on arm’s length terms and is described in the proxy materials we send to our stockholders in connection with our initial business combination; and

• reimbursement for any out-of-pocket expenses related to this offering and identifying, investigating and consummating an initial business combination.

Our audit committee will review and approve all payments made to our initial stockholders, officers, directors, the Highland Group or our or their affiliates, other than the repayment of the advances of $200,000 and the $10,000 per month payment described in this prospectus, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

Release of amounts held in trust account at consummation of initial business combination

At the time we consummate an initial business combination, following the distribution of (i) amounts due to any public stockholders who both vote against the initial business combination and duly exercise their conversion rights (as described in this prospectus) and (ii) deferred underwriting discounts and commissions that are equal to 4% of the gross proceeds of this offering, or $10.0 million ($11.5 million if the over-allotment option is exercised in full), to the underwriters, reduced pro rata by the exercise of conversion rights described in this prospectus, the balance of the funds in the trust account will be released to us and may be used to pay all or a portion of the purchase price of our initial business combination. We may apply any funds released to us from the trust account not used to pay the purchase price — for example, because we paid all or a portion of the purchase price of our initial business combination using stock or debt securities — for general corporate purposes, including for maintenance or expansion of the operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination or to fund the purchase of other companies or for working capital.

Amended and restated certificate of incorporation
As discussed in this prospectus, there are specific provisions of our amended and restated certificate of incorporation that may not be amended prior to the consummation of our initial business combination without the unanimous consent of our stockholders, including requirements to seek stockholder approval of an initial business combination and to allow our stockholders to seek conversion of their shares if they do not approve an initial business combination. While we have been advised that the validity of unanimous consent provisions under the Delaware General Corporation Law has not been settled, we view these provisions as obligations to our stockholders and will not take any action to amend or waive these provisions.

Our amended and restated certificate of incorporation will provide that at the open of trading on the first trading day after we consummate our initial business combination, fractional shares held by a stockholder will automatically be aggregated into the largest number of whole shares they represent and any remaining fractional shares will represent the right to receive cash in exchange therefor in an amount equal to the fair market value of such fractional shares.

Our amended and restated certificate of incorporation will also provide that if we do not consummate our initial business combination within 24 months (or 30 months if a definitive agreement with respect to a proposed initial business combination has been executed within 24 months) after the date of this prospectus, we will dissolve as promptly as practicable and liquidate and distribute to our public stockholders, as part of our plan of distribution, our net assets as described in this prospectus. We view this provision requiring us to dissolve as promptly as practicable if we do not consummate our initial business combination within 24 months (or 30 months if a definitive agreement with respect to a proposed initial business combination has been executed within 24 months) after the date of this prospectus as an obligation to our stockholders and our officers and directors have agreed that they will not take any action to amend or waive this provision.

If we are forced to dissolve and liquidate prior to an initial business combination, our public stockholders are entitled to share ratably in the amount then held in the trust account (including the deferred underwriting discounts and commission and interest thereon, net of taxes previously paid and payable and net of interest income of up to $3.0 million, subject to adjustment as described in “Use of Proceeds,” on the trust account balance previously released to us to fund working capital requirements, as well as interest of up to $100,000 that may be released to us should we have no or insufficient working capital remaining to fund the costs and expenses associated with obtaining stockholder approval of our dissolution and implementing our plan of distribution and net of amounts that may be reserved to cover any creditors’ claims) and any other net assets remaining available for distribution after payment of our liabilities. Our initial stockholders have agreed to waive their rights to participate in any liquidation distribution with respect to the founders’ shares if we fail to consummate a business combination and our founding stockholder has agreed to waive its rights to such participation with respect to the private placement shares.

Stockholders must approve our initial business combination
We will seek stockholder approval before consummating our initial business combination, even if the nature of the transaction would not ordinarily require stockholder approval under the Delaware General Corporation Law. In addition, if within 90 days before the expiration of the 24- or 30-month period after the date of this prospectus, as the case may be, we seek approval from our stockholders to consummate an initial business combination, the proxy statement related to such initial business combination will also seek stockholder approval for our dissolution and our plan of distribution in the event neither such business combination nor any other business combination is consummated during such 24-month period (or in the event such business combination is not consummated during such 30-month period if a definitive agreement with respect to a proposed initial business combination has been executed within 24 months after the date of this prospectus). In connection with the stockholder vote required to approve our initial business combination, a majority of our issued and outstanding common stock (whether or not held by public stockholders), present in person or by proxy, will constitute a quorum. We will consummate our initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholder meeting are voted in favor of our initial business combination and (ii) not more than 40% of the shares (minus one share) underlying the units sold in this offering are both voted against the initial business combination and duly elected to be converted as described in this prospectus. It is important to note that voting against our initial business combination alone will not result in a conversion of your shares into a pro rata share of the trust account as described in this prospectus, which will only occur when you duly exercise your conversion rights as described in this prospectus.

Conditions to consummating our initial business combination
Our initial business combination must occur with one or more target businesses that have an aggregate fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $10.0 million or $11.5 million if the over-allotment option is exercised in full) at the time of such business combination. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described in this prospectus) at the time of such initial business combination. In the event we structure our initial business combination to acquire less than 100% of the equity interests of a target business, we will only consummate a business combination in which we become the controlling stockholder of the target. The key factor that we will rely on in determining controlling stockholder status would be our acquisition of at least 50.1% of the voting equity interests of the target company. We will not consider acquiring the equity interests of a target business unless the transaction meets such criteria.

Conversion rights for public stockholders voting to reject our initial business combination

Public stockholders voting against an initial business combination that is approved and consummated will be entitled to convert their whole shares of common stock into a pro rata share of the trust account as described in this prospectus. If a holder of subunits that are trading separately from units elects to convert the .2 of a share underlying each subunit, the stockholder must (i) elect to convert his, her or its subunits in increments that will result in conversion of only whole shares, and (ii) deliver such subunits (including the underlying warrants) to our transfer agent. In the event our initial business combination is consummated, the warrants underlying such subunits would be returned to the stockholder along with the payment of the conversion price on the closing date of our initial business combination. If a vote on an initial business combination is held and the initial business combination is not approved, we may continue to seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus until 24 months after the date of this prospectus. The initial stockholders, Highland and our officers and directors will not be able to exercise conversion rights with respect to any of our shares that they may acquire prior to, simultaneously with, in or after this offering.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of his, her or it or any other person with whom he, she or it is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities, will be restricted from seeking conversion rights with respect to more than 10% of the shares underlying the units sold in this offering. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares owned by him, her or it or his, her or its affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of stock before the vote held to approve a proposed initial business combination and attempt to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, for example, a public stockholder who owns more than 10% of the shares underlying the units sold in this offering could threaten to vote against a proposed initial business combination and seek conversion, regardless of the merits of the proposed initial business combination, if his, her or its shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him some of their shares). By limiting each stockholder’s ability to convert only up to 10% of the shares underlying the units sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block an initial business combination which is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction.

Public stockholders who convert their common stock into a pro rata share of the trust account will be paid the conversion price on the closing date of our initial business combination and will continue to have the right to exercise any warrants they own, including the warrants contained in subunits as to which they have both voted the underlying common stock against the business combination and duly elected to have such common stock converted.

The initial per-share conversion price is expected to be approximately $9.86 per share (or approximately $9.84 per share if the over-allotment option is exercised in full). Since this amount is less than the $10.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights. This conversion could have the effect of reducing the amount distributed to us from the trust account by up to approximately $98,599,990 (assuming conversion of the maximum of 9,999,999 shares of common stock), and would reduce the deferred underwriting discounts and commissions payable to the underwriters by approximately $4,000,000.

In addition, in connection with the stockholder vote on our initial business combination, if public stockholders convert more than 20%, but less than 40%, of the common stock underlying the units sold in this offering, our initial stockholders have agreed to forfeit the same percentage of founders’ units (up to 20% of the founders’ units (minus one unit), or a maximum of 1,249,999 founders’ units representing 562,499.55 founders’ shares and 1,249,999 founders’ warrants) as the percentage over 20% so converted. For example, if 30% of the shares underlying the units sold in this offering are converted by the public stockholders, the initial stockholders would forfeit 10%, or 625,000 of their founders’ units, representing 281,250 founders’ shares and 625,000 founders’ warrants.

In connection with the stockholder vote required to approve our initial business combination, public stockholders may elect to vote a portion of the shares they hold for and a portion of the shares they hold against the initial business combination. If the initial business combination is approved and consummated, public stockholders who duly elected to convert a portion of the shares they voted against the initial business combination will receive the conversion price with respect to those shares and may retain any other shares they own.

Dissolution and liquidation if no business combination
If we have not consummated our initial business combination within 24 months (or 30 months if a definitive agreement with respect to a proposed initial business combination has been executed within 24 months) after the date of this prospectus, we will seek stockholder approval for our dissolution in accordance with Section 275 of the Delaware General Corporation Law and adopt a plan of distribution that makes reasonable provision for claims against us in accordance with Section 281(b) of the Delaware General Corporation Law.

In connection with the stockholder vote required to approve our dissolution and plan of distribution, if any, our initial stockholders, Highland and each of our officers and directors have agreed to vote any shares of our common stock they hold in favor of our dissolution and plan of distribution. As promptly as practicable upon the later to occur of (i) the approval by our stockholders of our dissolution and plan of distribution or (ii) the effective date of such approved plan of distribution, we will liquidate and distribute to our public stockholders, as part of our plan of distribution, our net assets, including the net proceeds of this offering and the sale of the private placement units held in the trust account as described in this prospectus.

Section 278 of the Delaware General Corporation Law provides that even after dissolution and distribution of the balance of the trust account to our public stockholders, our existence will continue for at least three years after our expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of cessation of our business activities.

Under Section 281(b), the plan of distribution must provide for all such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets to provide for all such claims, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. Under Delaware law, absent a valid and enforceable waiver or other special circumstances, creditors of a corporation have a superior right to stockholders in the distribution of assets upon liquidation. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, from the $100,000 of proceeds held outside the trust account and from the $3.0 million of interest income, subject to adjustment, earned on the trust account available to us for working capital, we cannot assure you those funds will be sufficient to pay or provide for all creditors’ claims. If those funds are not sufficient to cover the costs and expenses associated with obtaining stockholder approval of our dissolution and implementing our plan of distribution, to the extent that there is any interest accrued in the trust account not required to pay taxes, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

Although we will seek to have all third parties (including any vendors, lenders and any other entities with which we enter into a contractual relationship following the consummation of the offering) and prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any assets held in the trust account, there is no guarantee that they will execute such agreements. It is possible that such waiver agreements would be held unenforceable, and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for amounts owed them. In addition, there is no guarantee that these third parties will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Our founding stockholder and Highland have agreed that they will be liable to us, jointly and severally, if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation and the claims are made by a vendor for services rendered or products sold to us, by a third party, including any lender, with which we entered into a contractual relationship following the consummation of this offering or by a prospective target business, except (1) as to any claimed amounts owed to a third party who executed a valid and enforceable waiver, or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act.

If we are unable to conclude an initial business combination and we expend all of the net proceeds of this offering and the initial stockholders’ investment other than the proceeds deposited in the trust account, without taking into account any interest earned on the trust account, we expect that the initial per-share liquidation distribution will be approximately $9.86 (or approximately $9.84 per share if the over-allotment option is exercised in full), or approximately $0.14 less than the per-unit offering price of $10.00 (approximately $0.16 less if the over-allotment is exercised in full). The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, we cannot assure you that the actual per-share liquidation distribution will not be less than approximately $9.86 (or approximately $9.84 per share if the over-allotment option is exercised in full).

Highland and Mr. Dondero, our Chairman and Chief Executive Officer, have entered into non-compete agreements with us

Until the earlier of the filing by us of a current report Form 8-K with the SEC announcing the execution of a definitive agreement for our initial business combination, and 24 months after the date of this prospectus, neither the Highland Group nor Mr. Dondero, our Chairman and Chief Executive Officer, will become a sponsor, promoter, officer, director or stockholder of any other blank check company.

Audit committee to monitor compliance
Effective upon consummation of this offering, we will establish and will maintain an audit committee to, among other things, monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

Determination of offering amount	In determining the size of this offering, our management concluded, based on their collective experience in financing, structuring and otherwise capitalizing target businesses, that an offering of this size, together with the proceeds of the private placement units, would provide us with sufficient equity capital to execute our business plan. We believe that this amount of equity capital, plus our ability to finance an acquisition using stock or debt in addition to the cash held in the trust account, will give us substantial flexibility in selecting an acquisition target and structuring our initial business combination. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more target businesses whose fair market value, collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $10.0 million or $11.5 million if the over-allotment option is exercised in full) at the time of the initial business combination. In determining the size of this offering, our management also considered what size offering we believed would be successfully received given market conditions, our management, and the size of initial public offerings of other similarly structured blank check companies.

Status of fractional shares under Delaware law
Our common stock will trade separately only in increments of whole shares. Section 155 of the Delaware General Corporation Law provides, however, that a holder of fractional shares is entitled to (i) combine fractional shares into whole shares (whether the shares are certificated or uncertificated), (ii) exercise voting rights, (iii) receive dividends and (iv) participate in the assets of a corporation in the event of liquidation. Consequently, for example, a holder of five units may separate his, her or its units into four tradable whole shares and five subunits, and a holder of a fractional share, including the .8 of a share underlying each unit and the .2 of a share underlying each subunit, is entitled to vote such fractional shares on all matters on which our stockholders are entitled to vote, including our initial business combination. In addition, a stockholder will be entitled to receive his, her or its pro rata share of the trust account with respect to his, her or its fractional shares in connection with our dissolution and plan of distribution.

If we consummate our initial business combination, each subunit will automatically separate into .2 of a share of common stock and one warrant and the subunits will cease trading at the open of trading on the first trading day after we consummate our initial business combination. Consequently, at that time each unit will consist of one share of common stock and one warrant. Additionally, holders of subunits that are trading separately from units will receive (i) the number of whole shares underlying the aggregate number of subunits and the right to receive cash in exchange for any remaining fractional shares in an amount equal to the fair market value of such fractional shares and (ii) the number of warrants underlying the aggregate number of such subunits.

RISKS

We are a newly formed company that has conducted no operations and has generated no revenues. Until we consummate our initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 26 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes relevant financial data for our company and should be read with our financial statements, which are included in this prospectus. The table does not give effect to the exercise of the underwriters’ over-allotment option. We have not had any significant operations to date, so only balance sheet data is presented.

	March 31, 2008
	Actual	As Adjusted(1)

Balance Sheet Data:
Working capital (deficiency)	$(518,647)	$152,479
Total assets	696,126	240,642,296
Total liabilities	703,830	—
Value of common stock which may be converted to cash (approximately $9.86 per share)(2)	—	98,599,990
Stockholders’ equity (deficit)	(7,704)	142,042,306

(1)	The “as adjusted” information gives effect to the sale of units in this offering including the application of the related gross proceeds and the payment of expenses and the receipt of $5.0 million from the sale of the private placement units. The “as adjusted” working capital and total assets exclude $10.0 million being held in the trust account ($11.5 million if the underwriters’ over-allotment option is exercised in full) representing deferred underwriting discounts and commissions. The “as adjusted” information assumes that public stockholders owning 40% of the shares (minus one share) underlying the units sold in this offering both vote against the initial business combination and duly exercise their conversion rights; in which case upon consummation of our initial business combination approximately $4.0 million of deferred underwriting discounts and commissions would be included in the approximately $98,599,990 paid to converting stockholders and approximately $6.0 million of deferred underwriting discounts and commissions would be paid to the underwriters. If no stockholders were to exercise their conversion rights, upon consummation of our initial business combination $10.0 million of deferred underwriting discounts and commissions would be paid to the underwriters. The “as adjusted” information assumes that 1,249,999 founders’ units representing 562,499.55 founders’ shares and 1,249,999 founders’ warrants have been forfeited.

(2)	Assumes no exercise of the over-allotment option. Assuming the over-allotment option is exercised in full, the value of common stock which may be converted to cash is approximately $113,159,990.

The total assets (as adjusted) amounts, combined with the $10.0 million of deferred underwriting discounts and commissions, include $246,550,000 be held in the trust account, which will be distributed in the event we consummate our initial business combination (i) to any public stockholders who both vote against the initial business combination and duly exercise their conversion rights in an amount we expect to be approximately $9.86 per share (or approximately $9.84 per share if the over-allotment option is exercised in full), (ii) to the underwriters in the amount of $10.0 million ($11.5 million if the underwriters’ over-allotment option is exercised in full) reduced pro rata by the exercise of conversion rights described in this prospectus in payment of their deferred underwriting discounts and commissions and (iii) to us in the amount remaining in the trust account following the payment to any public stockholders who exercise their conversion rights and payment of deferred discounts and commission to the underwriters.

If our initial business combination is not so consummated, we will dissolve and the amount then held in the trust account (including the deferred underwriting discounts and commission and all interest thereon, net of taxes previously paid and payable and net of interest income of up to $3.0 million, subject to adjustment as described in “Use of Proceeds,” on the trust account balance previously released to us to fund working capital requirements, as well as interest of up to $100,000 that may be released to us should we have no or insufficient working capital remaining to fund the costs and expenses of obtaining stockholder approval of our dissolution and implementing our plan of distribution and net of amounts that may be reserved to cover any creditors’ claims) and any net assets remaining outside the trust account after payment of our liabilities will be distributed pro rata to our public stockholders.

We will consummate our initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholder meeting are voted in favor of our initial business combination and (ii) not more than 40% of the shares (minus one share) underlying the units sold in this offering are both voted against the business combination and duly elected to be converted. If this occurred, we would be required to convert to cash up to 9,999,999 shares of common stock (one share less than 40% of the aggregate number of shares underlying the units sold in this offering), at an initial per-share conversion price of approximately $9.86 (or up to 11,499,999 shares at approximately $9.84 per share if the over-allotment option is exercised in full). The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account (before payment of deferred underwriting discounts and commissions and including accrued interest net of taxes previously paid and payable and net of interest income on the trust account balance previously released to us as described in this prospectus) calculated as of two business days prior to the consummation of the initial business combination, divided by the number of shares of common stock underlying the units sold in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

We are a development stage company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results, and we will not commence operations until we obtain funding through this offering. Because we lack an operating history, you have no basis on which to evaluate our ability to achieve our business objective of consummating an initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target businesses concerning an initial business combination and may be unable to complete an initial business combination. We will not generate any revenues from operating activities until, at the earliest, after consummating an initial business combination. We cannot assure you as to when, or if, an initial business combination will occur. If we expend all of the $100,000 in proceeds from this offering not held in the trust account and interest income earned of up to $3.0 million, subject to adjustment, on the balance of the trust account that may be released to us to fund our working capital requirements in seeking an initial business combination, but fail to complete such an initial combination, we may never generate any operating revenues.

The report of PricewaterhouseCoopers LLP, our independent registered public accounting firm, says that we may be unable to continue as a going concern.

We have no revenues from our operations and our viability as a going concern depends on our ability to consummate this offering successfully. The report of PricewaterhouseCoopers LLP, our independent registered public accountants, on our financial statements includes an explanatory paragraph stating that our business plan is dependent upon our obtaining adequate financing which raises substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.

We may not be able to consummate our initial business combination within the required time frame, in which case we would seek stockholder approval for our dissolution and plan of distribution.

We must complete our initial business combination with one or more target businesses that have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $10.0 million, or approximately $11.5 million if the over-allotment option is exercised in full) at the time of such initial business combination within 24 months (or 30 months if a definitive agreement with respect to a proposed initial business combination has been executed within 24 months) after the date of this prospectus. If we fail to consummate a business combination within the required time frame, we will seek stockholder approval for our dissolution in accordance with Section 275 of the Delaware General Corporation Law and adopt a plan of distribution that makes reasonable provision for claims against us in accordance with Section 281(b) of the Delaware General Corporation Law. The foregoing requirements are set forth in our amended and restated certificate of incorporation and, until the consummation of our initial business combination, may not be eliminated without the vote of our board of directors and the vote of 100% of the shares of our outstanding voting stock cast at a meeting of the stockholders at which a quorum is present. We may not be able to find suitable target businesses within the required time frame.

Because we will not use any non-public information relating to specific target businesses known by the Highland Group prior to the completion of this offering, we may not be presented with certain target businesses appropriate for us, which could increase the difficulty of consummating an initial business combination.

We do not have any specific initial business combination under consideration and we have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not sought, nor have we engaged or retained any agent or other representative, to identify or locate any suitable acquisition candidate, conduct any research or take any measures, directly or indirectly, to locate or contact a target business. In addition, because of the nature of the Highland Group business, executives associated with the Highland Group, including Messrs. Dondero, Dougherty, McGovern and Okada, occasionally receive unsolicited inquiries that identify companies that are potentially for sale. Management has not and will not respond to any such inquiries, nor will it pursue any potential targets that such unsolicited inquiries have identified prior to the completion of this offering. Other than such inquiries, management has not received any inquiries regarding potential target businesses. Further, neither our management nor, to our knowledge, any other person working on our behalf, is aware of any potential targets they may direct to us and, in order to avoid the possibility of a claim that we had pre-identified a potential target business, we will not use any non-public information relating to specific target businesses that was known by the Highland Group’s investment professionals or any other affiliates prior to the completion of this offering. In assessing whether to investigate or pursue a target business opportunity that one of the Highland Group’s investment professionals or other affiliates brings to our attention after consummation of our offering, we will ascertain whether such person had any non-public information with respect to such business opportunity or had otherwise considered such business opportunity prior to the offering of our units, and if so, exclude such opportunity from our potential acquisition targets at that time. Consequently, we will not be presented with certain target businesses that would be appropriate for us, which will increase the difficulty of consummating an initial business combination.

If we dissolve before concluding an initial business combination, our public stockholders will receive less than $10.00 per share on distribution of trust account funds and our warrants will expire worthless.

If we are unable to complete an initial business combination within the required time period and must dissolve and liquidate our assets, the per-share liquidation distribution will be less than $10.00 because of the expenses of this offering, our general and administrative expenses and the costs of seeking an initial business combination. Furthermore, our outstanding warrants are not entitled to participate in a liquidation distribution and the warrants will therefore expire worthless if we dissolve before consummating an initial business combination; and as a result purchasers of our units will have paid the full unit purchase price solely for the share of common stock underlying each unit, will realize less than $10.00 for each such share, and will not receive any money for such warrant. For a more complete discussion of the effects on our stockholders if we are unable to complete an initial business combination, please see “Proposed Business — Effecting a Business Combination — Dissolution and liquidation if no business combination.”

Unlike most other blank check companies, if we have entered into a definitive agreement with respect to a proposed initial business combination within 24 months after the date of this prospectus, we will have up to an additional six months for purposes of consummation such initial business combination. Consequently, if we do not consummate our initial business combination and are required to dissolve and liquidate, payments from the trust account to our public stockholders will be delayed.

We have a period of 24 months after the date of this prospectus within which to consummate our initial business combination. However, unlike most other blank check companies, if we have entered into a definitive agreement with respect to a proposed initial business combination within 24 months after the date of this prospectus, we will have up to an additional six months for purposes of consummating such initial business combination (thereby allowing us a total of up to 30 months after the date of this prospectus to consummate such initial business combination). We have no obligation to return funds to public stockholders prior to the expiration of the applicable time period unless we consummate our initial business combination prior thereto, and only then in cases where a public stockholder both votes against such initial business combination and duly exercises his, her or its conversion rights. Only after expiration of the applicable time period will public stockholders be entitled to liquidation distributions if we are unable to consummate an initial business combination. Accordingly, the public stockholders’ funds will be unavailable to them until after such date, which may be longer than 30 months after the date of this prospectus.

We currently believe that any dissolution and plan of distribution in connection with our failure to consummate our initial business combination within the applicable time period would proceed in approximately the following manner:

•	prior to such deadline, our board of directors will, consistent with its obligations that will be described in our amended and restated certificate of incorporation and the Delaware General Corporation Law, consider a resolution for us to dissolve and consider a plan of distribution which it may then vote to recommend to our stockholders (if not already sought in conjunction with a stockholder vote on our business combination); at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of distribution as well as the board of directors’ recommendation of such plan;

•	upon such deadline, we would file our preliminary proxy statement with the SEC;

•	if the SEC does not review the preliminary proxy statement, then, 10 days following the passing of such deadline, we will mail the proxy statement to our stockholders, and 30 days following the passing of such deadline we will convene a meeting of our stockholders, at which they will either approve or reject our dissolution and plan of distribution; and

•	if the SEC does review the preliminary proxy statement, we estimate that we will receive its comments 30 days following the passing of such deadline. We will mail the proxy statement to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our stockholders at which they will either approve or reject our dissolution and plan of distribution.

However, if within 90 days before the expiration of the 24- or 30-month period after the date of this prospectus, as the case may be, we seek approval from our stockholders to consummate an initial business combination, the proxy statement related to such initial business combination will also seek stockholder approval for our dissolution and our plan of distribution in the event neither such business combination nor any other business combination is consummated during such 24-month period (or in the event such business combination is not consummated during such 30-month period if a definitive agreement with respect to a proposed initial business combination has been executed within 24 months after the date of this prospectus).

In the event we seek stockholder approval for our dissolution and plan of distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our powers following the expiration of the permitted time periods for consummating our initial business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. Pursuant to the trust agreement governing such funds, the funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released (subject to the limited exceptions described in this prospectus).

These procedures, or a vote to reject any dissolution and plan of distribution by our stockholders, may result in substantial delays in the liquidation of our trust account to our public stockholders as part of our plan of distribution.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities, will be restricted from seeking conversion rights with respect to more than 10% of the shares underlying the units sold in this offering.

When we seek stockholder approval of our initial business combination, we will offer each public stockholder (other than our initial stockholders) the right to have his, her or its shares of common stock converted to cash if the stockholder both (i) votes against our initial business combination and such business combination is approved and consummated and (ii) duly exercises his, her or its conversion rights as described in this prospectus. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his, her or it or any other person with whom he, she or it is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities, will be restricted from seeking conversion rights with respect to more than 10% of the shares underlying the units sold in this offering. Accordingly, if you purchase more than 10% of the shares underlying the units sold in this offering, vote all of your shares against a proposed initial business combination and such proposed business combination is approved and consummated, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. We cannot assure you that the value of such additional shares will appreciate over time following a business combination or that the market price of the common stock will exceed the per-share conversion price.

We may require public stockholders who wish to convert their shares to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising conversion rights.

We may require public stockholders who wish to convert their shares of common stock to tender their certificates to our transfer agent prior to the stockholder meeting or to deliver their shares or subunits to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. In order to obtain a physical certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical certificate. If it takes longer than we anticipate to obtain a physical certificate, stockholders who wish to convert may be unable to obtain physical certificates by the deadline for exercising their conversion rights and thus will be unable to convert their shares of common stock.

Unlike most other blank check companies, we may proceed with an initial business combination even if public stockholders owning up to 40% of the shares (minus one share) underlying the units sold in this offering exercise their conversion rights. This requirement may make it easier for us to have an initial business combination approved over stockholder dissent.

We will consummate an initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of our initial business combination and (ii) not more than 40% of the shares (minus one share) underlying the units sold in this offering are both voted against our initial business combination and duly elected to be converted as described in this prospectus, provided that a public stockholder, together with any affiliate of his, her or it or any other person with whom he, she or it is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities, will be restricted from seeking conversion rights with respect to more than 10% of the shares underlying the units sold in this offering. Accordingly, public stockholders holding up to 9,999,999 shares of our common stock may both vote against the initial business combination and duly exercise their conversion rights and we could still consummate a proposed initial business combination. We have set the conversion percentage at 40% and limited the percentage of shares that a public stockholder, together with any of his, her or its affiliates or other persons with whom he, she or it is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities, can convert in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from consummating an initial business combination that is otherwise approved by a majority of our public stockholders. However, this may have the effect of making it easier for us to have an initial business combination approved over a stockholder dissent. While there are several other offerings similar to ours that include conversion provisions greater than 20%, the 20% threshold has generally been common for offerings similar to ours. Because we permit a larger number of public stockholders to exercise their conversion rights and have limited the percentage of shares that they, together with any of their affiliates or other persons with whom they are acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities, can convert, it will make it easier for us to have an initial business combination approved over stockholder dissent.

Holders of our subunits may have an incentive to vote the shares of common stock underlying the subunits in favor of our initial business combination because the warrants underlying the subunits are not entitled to participate in a liquidation distribution and may expire worthless if we dissolve before consummating our initial business combination. This may make it easier for us to have an initial business combination approved.

Each subunit underlying the units sold in this offering contains .2 of a share of our common stock and one warrant. The .2 of a share of common stock and the warrant comprising each subunit will not be separable, and the subunit will trade only as a subunit, until the open of trading on the first trading day after we consummate our initial business combination. Accordingly, at the time of the stockholder vote required to approve our initial business combination, 20% of the total number of shares underlying the units sold in this offering are included in subunits that also contain the warrants. As such, holders of subunits may have an incentive to vote the shares of common stock underlying the subunits in favor of our initial business combination because our outstanding warrants are not entitled to participate in a liquidation distribution and the warrants will expire worthless if we liquidate before consummating an initial business combination. As such, the requirement that the .2 of a share of common stock and the warrant underlying each subunit be traded only as a subunit until the open of trading on the first trading day after we consummate our initial business combination may make it easier for us to have an initial business combination approved.

Our units will be separable in such numbers that will result in only whole shares and subunits. As a result, in order to be able to separate the units and combine all fractional shares underlying the units into tradable whole shares, a holder will need to purchase five units or multiples of five units.

Each unit consists of .8 of a share of our common stock and one subunit. Each subunit consists of .2 of a share of our common stock and one warrant. The .8 of a share and subunit comprising a unit will, in principle, begin to trade separately on the 35th day following the date of this prospectus, subject to the conditions as described in this prospectus. When the units begin separate trading, as described in this prospectus, a holder of units may elect to separate units in such numbers that will result in only whole shares and subunits. Consequently, only a holder of five units will be able to combine all fractional shares into whole tradable shares. For example, a holder of five units may separate his, her or its units into four tradable whole shares and five subunits. As a result, a holder of units other than in multiples of five will need to purchase additional units in order to separate such units into whole tradable shares. Otherwise, such units will not be separable until the open of trading on the first trading day after we consummate our initial business combination when the subunit will separate and such unit will consist of one share of common stock and one warrant.

An effective registration statement must be in place in order for a warrant holder to be able to exercise the warrants, otherwise the warrants will expire worthless.

No warrants will be exercisable and we will not be obligated to issue shares of common stock upon exercise of warrants by a holder unless, at the time of such exercise, we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants purchased in this offering and a current prospectus relating to them is available. Although we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to have an effective registration statement covering shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to that common stock until the warrants expire or are redeemed, and we intend to comply with our undertaking, we cannot assure you that we will be able to do so or that we will be able to prevent the warrants from expiring worthless. Holders of warrants may not be able to exercise their warrants, the market for the warrants may be limited and the warrants may be deprived of any value if there is no effective registration statement covering the shares of common stock issuable upon exercise of the warrants purchased in this offering or the prospectus relating to the common stock issuable upon the exercise of the warrants purchased in this offering is not current. In such event, the holder of a unit will have paid the entire unit purchase price for the common stock contained in the unit as the warrant will be worthless. Holders of warrants will not be entitled to a cash settlement for their warrants if we fail to have an effective registration statement or a current prospectus available relating to the common stock issuable upon exercise of the warrants, and holders’ only remedies in such event will be those available if we are found by a court of law to have breached our contractual obligation to them to use our best efforts to do so.

You will not be entitled to protections normally afforded to investors in blank check companies.

Since the net proceeds of this offering are intended to be used to complete an initial business combination with a target business that has not been identified, we may be deemed a “blank check” company under the U.S. securities laws. However, since we expect our securities will be listed on the American Stock Exchange, a national securities exchange, and we will have net tangible assets in excess of $5.0 million upon consummation of this offering and will file a Current Report on Form 8-K including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors in this offering will not receive the benefits or protections of Rule 419. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete a business combination in some circumstances than do companies subject to Rule 419. Moreover, offerings subject to Rule 419 would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our consummation of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

Under the Delaware General Corporation Law, a court could invalidate the requirement that certain provisions of our amended and restated certificate of incorporation be amended only by unanimous consent of our stockholders; amendment of those provisions could reduce or eliminate the protections they afford to our stockholders.

Our amended and restated certificate of incorporation will contain certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. Specifically, our amended and restated certificate of incorporation will provide, among other things, that:

•	upon the consummation of this offering, $246,550,000, or $282,925,000 if the underwriters’ over-allotment option is exercised in full (comprising (i) $241,550,000 of the net proceeds of this offering, including $10.0 million of deferred underwriting discounts and commissions (or $277,925,000 if the underwriters’ over-allotment option is exercised in full, including approximately $11.5 million of deferred underwriting discounts and commissions) and (ii) $5.0 million of the proceeds from the sale of the private placement units) shall be placed into the trust account;

•	prior to the consummation of our initial business combination, we shall submit the initial business combination to our stockholders for approval;

•	we will consummate an initial business combination only if it has a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $10.0 million or approximately $11.5 million if the underwriters’ over-allotment option is exercised in full) at the time of such initial business combination;

•	we may consummate our initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholder meeting are voted in favor of our initial business combination and (ii) not more than 40% of the shares (minus one share) underlying the units sold in this offering are both voted against our initial business combination and duly elected to be converted as described in this prospectus;

•	if a proposed initial business combination is approved and consummated, public stockholders both voted against the initial business combination and duly exercised their conversion rights may convert their shares of common stock into cash at the conversion price calculated as of two business days prior to the consummation of the initial business combination, provided that a public stockholder, together with any affiliate of his, her or it or any other person with whom he, she or it is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities, will be restricted from seeking conversion rights with respect to more than 10% of the shares underlying the units sold in this offering;

•	at the open of trading on the first trading day after we consummate our initial business combination, fractional shares held by a stockholder will automatically be aggregated into the largest number of whole shares they represent and any remaining fractional shares will represent the right to receive cash in exchange therefor in an amount equal to the fair market value of such fractional shares.

•	if our initial business combination is not consummated within 24 months (or 30 months if a definitive agreement with respect to a proposed initial business combination has been executed within 24 months) after the date of this prospectus, we will dissolve as promptly as practicable and liquidate and distribute to our public stockholders, as part of our plan of distribution, the amounts in the trust account (except for such amounts as are paid to creditors or reserved for payment to creditors in accordance with the Delaware General Corporation Law) and any net assets remaining outside the trust account on a pro rata basis to our public stockholders;

•	we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination;

•	prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock underlying the units sold in this offering on a business combination;

•	our audit committee shall monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering;

•	the audit committee shall review and approve all payments made to our initial stockholders, officers, directors, the Highland Group or our or their affiliates, other than the repayment of advances of $200,000 to cover offering-related and organizational expenses and the payment of an aggregate of $10,000 per month to Highland for office space, secretarial and administrative services, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval;

•	we will not enter into our initial business combination with any entity in which any of our initial stockholders, officers, directors or the Highland Group or our or their affiliates has a financial interest; and

•	we are prohibited from incurring debt for borrowed money prior to an initial business combination unless such debt does not require the payment of interest prior to an initial business combination and the lender waives any rights to amounts held in trust.

Our amended and restated certificate of incorporation will require that prior to the consummation of our initial business combination we obtain unanimous consent of our stockholders to amend these provisions. However, the validity of unanimous consent provisions under the Delaware General Corporation Law has not been settled. Section 242(b) of the Delaware General Corporation Law provides in relevant part that permitted amendments to a company’s certificate of incorporation may be effected by the holders of a majority of the outstanding stock entitled to vote thereon. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ statutory rights to amend the corporate charter. In that case, these provisions could be amended without unanimous consent, and any such amendment could reduce or eliminate the protection these provisions afford to our stockholders. However, we view all of the foregoing provisions as obligations to our stockholders. Neither we nor our board of directors will propose any amendment to these provisions, or support, endorse or recommend any proposal that stockholders amend any of these provisions at any time prior to the consummation of our initial business combination (subject to any fiduciary obligations our management or board of directors may have). In addition, we believe we have an obligation in every case to structure our initial business combination so that not less than 40% of the shares (minus one share) underlying the units sold in this offering have the ability to be converted to cash by public stockholders exercising their conversion rights and the business combination will still go forward.

If third parties bring claims against us, or if we go bankrupt, the proceeds held in trust could be reduced and the per-share liquidation distribution received by you will be less than $9.86 per share (or approximately $9.84 per share if the over-allotment option is exercised in full).

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although prior to completion of our initial business combination, we will seek to have all third parties (including any vendors, lenders and any other entities with which we enter into a contractual relationship following consummation of this offering) or any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any assets held in the trust account, there is no guarantee that they will execute such agreements. It is also possible that such waiver agreements would be held unenforceable and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for amounts owed them. In addition, there is no guarantee that these third parties will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Further, we could be subject to claims from parties not in contract with us who have not executed a waiver, such as a third party claiming wrongful interference with a business relationship as a result of our initial business combination. Under Delaware law, absent a valid and enforceable waiver or other special circumstances, creditors of a corporation have a superior right in the distribution of assets upon liquidation. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. Accordingly, the proceeds held in trust could be subject to claims that would take priority over the claims of our public stockholders and, as a result, the per-share liquidation distribution could be less than $9.86 (or $9.84 per share if the over-allotment option is exercised in full). Our founding stockholder and Highland have agreed that they will be liable to us, jointly and severally, if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation and the claims are made by a vendor for services rendered or products sold to us, by a third party, including any lender, with which we entered into a contractual relationship following consummation of this offering or by a prospective target business. However, the agreement entered into by our founding stockholder and Highland specifically provides for two exceptions to the indemnity given: there will be no liability (1) as to any claimed amounts owed to a third party who executed a valid and enforceable waiver, or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties other than vendors, third parties with which we entered into a contractual relationship or target businesses that would not be covered by the indemnity from our founding stockholder and Highland, such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us. Based on representations as to their status as accredited investors (as such term is defined in Regulation D under the Securities Act), we currently believe that our founding stockholder and Highland are capable of funding their indemnity obligations, even though we have not asked them to reserve for such an eventuality. We cannot assure you, however, that our founding stockholder and Highland would be able to satisfy those obligations.

In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you that we will be able to return at least $9.86 per share (or approximately $9.84 per share if the over-allotment option is exercised in full) to our public stockholders.

Because we have not yet selected a particular industry or any target business with which to complete our initial business combination, you will be unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

We may consummate an initial business combination with a company in any industry we choose and we are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business or businesses with which we may ultimately enter an initial business combination. Although the members of our management team will evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risks present in that target business. Even if we properly assess those risks, some of them may be outside of our control or ability to affect. For a more complete discussion of our selection of a target business, please see “Proposed Business — Effecting a Business Combination.”

If our reserves for claims and liabilities to third parties are insufficient, our stockholders may be held liable for third parties’ claims against us to the extent of distributions received by them upon liquidation.

Our amended and restated certificate of incorporation will provide that we will have 24 months (or 30 months if a definitive agreement with respect to a proposed initial business combination has been executed within 24 months) after the date of this prospectus to consummate our initial business combination. If we have not consummated our initial business combination within the allotted time, we will seek stockholder approval for our dissolution in accordance with Section 275 of the Delaware General Corporation Law and adopt a plan of distribution that makes reasonable provision for claims against us in accordance with Section 281(b) of the Delaware General Corporation Law. Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by those stockholders upon liquidation. However, if the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, the liability of stockholders with respect to any claim against the corporation is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder. In addition, if the corporation undertakes additional specified procedures, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidation distributions are made to stockholders, any liability of stockholders would be barred with respect to any claim on which an action, suit or proceeding is not brought by the third anniversary of the termination of our corporate existence (or such longer period directed by the Delaware Court of Chancery). While we intend to adopt a plan of distribution making reasonable provision for claims against the company in compliance with the Delaware General Corporation Law, we do not intend to comply with these additional procedures, as we instead intend to distribute the balance in the trust account to our public stockholders as promptly as practicable following termination of our corporate existence. Accordingly, any liability our stockholders may have could extend beyond the third anniversary of our termination. We cannot assure you that any reserves for claims and liabilities that we believe to be reasonably adequate when we adopt our plan of distribution will suffice. If such reserves are insufficient, stockholders who receive liquidation distributions may subsequently be held liable for claims by creditors of the company to the extent of such distributions.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses since we will depend on interest earned on the trust account to fund our search, to pay our taxes and to fund our working capital requirements.

Of the net proceeds of this offering, only $100,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with up to $3.0 million, subject to adjustment, of additional working capital we may need to identify one or more target businesses and to negotiate and obtain approval of our initial business combination. A substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or obtain approval of our initial business combination. In such event, we may be required to seek loans or additional investments from our founding stockholder, officers or directors or from third parties or be forced to liquidate. However, none of our founding stockholder, officers or directors or any third parties is under any obligation to advance funds to us or invest in us in such circumstances.

An increase in the size of this offering or exercise by the underwriters of their over-allotment option may reduce the per share amount of interest income held in the trust account and the per share amount payable to our public stockholders upon our dissolution and liquidation or their exercise of conversion rights.

If the size of this offering is increased or the underwriters elect to exercise the over-allotment option, the amount of interest we may withdraw from the trust account to fund our working capital will be increased proportionately. If the underwriters exercise their over-allotment option in full, the amount per share held in trust reduces from $9.86 to $9.84. In addition, assuming a 20% increase in the size of this offering, the per-share conversion or liquidation distribution could decrease by as much as approximately $0.02.

Because of our limited resources and the significant competition for business combination opportunities we may not be able to consummate an attractive initial business combination.

We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, private equity funds and public and private companies (including blank check companies like ours). Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. In addition, the fact that only a limited number of blank check companies have completed a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many potential target businesses may not be inclined to enter into business combinations with publicly held blank check companies like ours. Further:

•	our obligation to seek stockholder approval of a business combination may materially delay the consummation of a transaction;

•	our obligation to convert into cash up to 40% of the shares (minus one share) underlying the units sold in this offering in certain instances may materially reduce the resources available for a business combination; and

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of these factors, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within the required time period, we will seek stockholder approval for our dissolution in accordance with Section 275 of the Delaware General Corporation Law and adopt a plan of distribution that makes reasonable provision for claims against us in accordance with Section 281(b) of the Delaware General Corporation Law.

We may be unable to obtain additional financing if necessary to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

Because we have no oral or written agreements or letters of intent to engage in a business combination with any entity, we cannot assure you that we will be able to complete our initial business combination or that we will have sufficient capital with which to complete a combination with a particular target business. If the net proceeds of this offering and the private placement units are not sufficient to facilitate a particular business combination because:

•	of the size of the target business;

•	the offering proceeds not in trust and funds available to us from interest earned on the trust account balance are insufficient to fund our search for and negotiations with a target business; or

•	we must convert into cash a significant number of shares of common stock owned by public stockholders who elect to exercise their conversion rights,

we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. If additional financing is unavailable to consummate a particular business combination, we would be compelled to restructure or abandon the combination and seek an alternative target business.

In addition, it is possible that we could use a portion of the funds not in the trust account (including amounts we borrowed, if any) to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed initial business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds, and we had already used up the funds allocated to due diligence and related expenses in connection with the aborted transaction, we could be left with insufficient funds to continue searching for, or conduct due diligence with respect to, other potential target businesses.

Even if we do not need additional financing to consummate a business combination, we may require additional capital — in the form of debt, equity, or a combination of both — to operate or grow any potential business we may acquire. There can be no assurance that we will be able to obtain such additional capital if it is required. If we fail to secure such financing, this failure could have a material adverse effect on the operations or growth of the target business. None of our officers or directors or any other party is required to provide any financing to us in connection with, or following, our initial business combination.

If we issue capital stock or convertible debt securities to complete our initial business combination, your equity interest in us could be reduced or there may be a change in control of our company.

Our amended and restated certificate of incorporation will authorize the issuance of up to 200,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 139,937,500 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants, including the founders’ warrants and private placement warrants), and all of the shares of preferred stock available for issuance. We have no commitments as of the date of this offering to issue any additional securities. We may issue a substantial number of additional shares of our common stock or may issue preferred stock, or a combination of both, including through convertible debt securities, to complete a business combination. Our issuance of additional shares of common stock or any preferred stock:

•	may significantly reduce your equity interest in us;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may among other things limit our ability to use any net operating loss carry forwards we have, and may result in the resignation or removal of our officers and directors; and

•	may adversely affect the then-prevailing market price for our common stock.

The value of your investment in us may decline if any of these events occur.

If we issue debt securities to acquire or finance a target business, our liquidity may be adversely affected and the combined business may face significant interest expense.

We may elect to enter into a business combination that requires us to issue debt securities as part of the purchase price for a target business. If we issue debt securities, such issuances may result in an increase in interest expense for the post-combination business and may adversely affect our liquidity in the event of:

•	a default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay principal and interest obligations on our debt;

•	an acceleration, which could occur even if we are then current in our debt service obligations if the debt securities have covenants that require us to meet certain financial ratios or maintain designated reserves, and such covenants are breached without waiver or renegotiation;

•	a required immediate payment of all principal and accrued interest, if any, if the debt securities are payable on demand; or

•	our inability to obtain any additional financing, if necessary, if the debt securities contain covenants restricting our ability to incur indebtedness.

For a more complete discussion of alternative structures for a business combination and the possibility that we may incur debt to finance our initial business combination, please see “Proposed Business — Effecting a Business Combination — Selection of a target business and structuring of our initial business combination.”

We may not obtain an opinion from an unaffiliated third party as to the fair market value of acquisition candidates or the fairness of the transaction to our stockholders and, as such, our stockholders will be relying solely on the judgment of our board of directors.

We are not required to obtain an opinion from an unaffiliated third party that the price we are paying is fair to our public stockholders. In addition, we are not required to obtain an opinion from an unaffiliated third party that any initial business combination we select has a fair market value of at least 80% of the balance in the trust account (less deferred underwriting discounts and commissions) at the time of such initial business combination, the threshold value to constitute our initial business combination.

If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an unaffiliated, independent investment banking firm which is subject to oversight by the Financial Industry Regulatory Authority, or FINRA, as to the fair market value. Furthermore, if we wish to merge with or acquire a registered broker-dealer, we will obtain a fairness opinion from an independent investment bank that meets the requirements of a “qualified independent underwriter” under the NASD rules. If no opinion is obtained, our public stockholders will be relying solely on the judgment of our board of directors.

Our initial stockholders control a substantial interest in us and thus may influence certain actions requiring a stockholder vote, including the vote on our initial business combination.

Our initial stockholders will own approximately 11.7% of our issued and outstanding shares of common stock, assuming they do not purchase our securities in this offering, when this offering is completed. In addition, our founding stockholder intends to enter into an agreement with Citigroup Global Markets Inc. or another broker-dealer mutually agreed upon by Citigroup Global Markets Inc. and our founding stockholder in accordance with the guidelines of Rule 10b5-1 of the Exchange Act, pursuant to which it will place limit orders for up to $25.0 million of our common stock, commencing on the later of the day after we file a preliminary proxy statement relating to our initial business combination and 60 days after termination of the “restricted period” in connection with this offering under Regulation M of the Exchange Act and ending on the business day immediately preceding the record date for the meeting of stockholders at which our initial business combination is to be approved, or earlier in certain circumstances.

In connection with the stockholder vote required to approve our initial business combination, our initial stockholders have agreed to vote the founders’ shares, and our founding stockholder has agreed to vote the private placement shares in accordance with the majority of the shares of common stock voted by the public stockholders. Our initial stockholders, Highland and each of our officers and directors have also agreed that if it or he acquires shares of common stock in or following this offering, including shares of common stock acquired by our founding stockholder and Highland pursuant to the limit order described in this prospectus, it or he will vote all such acquired shares in favor of our initial business combination. Assuming that the limit order is completed in full at a purchase price equal to $9.86 per share (the amount per share to be placed in the trust account upon the consummation of this offering) and that no other shares of our common stock are purchased by our initial stockholders, officers or directors or Highland, at the time the limit order is completed, our initial stockholders, officers and directors and Highland will hold approximately 20.7% of our issued and outstanding shares of common stock (assuming no exercise of the over-allotment option) prior to the stockholder vote relating to an initial business combination. Consequently, our initial stockholders may be able to influence the outcome of the vote on our initial business combination. While our founding stockholder does not intend to purchase units in this offering, it is not prohibited from purchasing units in this offering or our common stock in the secondary market in addition to those that may be purchased pursuant to the limit order. If it does so, our initial stockholders will have an even greater influence on the vote taken in connection with our initial business combination.

Upon the consummation of this offering, our board of directors will be divided into three classes, each of which will generally serve for a term of three years, with only one class of directors being elected at each annual stockholder meeting. We may consummate an initial business combination before there is an annual meeting of stockholders to elect new directors, in which case all of the current directors will continue in office at least until the consummation of our initial business combination. If there is an annual meeting of stockholders, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial stockholders will have considerable influence on the outcome of that election. Accordingly, our initial stockholders will continue to exert control at least until the consummation of the initial business combination.

Our founding stockholder’s purchase of common stock in the open market pursuant to the limit order may support the market price of the common stock and/or warrants during the buyback period.

Our founding stockholder intends to enter into an agreement with Citigroup Global Markets Inc. or another broker-dealer mutually agreed upon by Citigroup Global Markets Inc. and our founding stockholder in accordance with the guidelines of Rule 10b5-1 of the Exchange Act, pursuant to which it will place limit orders for up to $25.0 million of our common stock, commencing on the later of the day after we file a preliminary proxy statement relating to our initial business combination and 60 days after termination of the “restricted period” in connection with this offering under Regulation M of the Exchange Act, and ending on the business day immediately preceding the record date for the meeting of stockholders at which our initial business combination is to be approved, or earlier in certain circumstances. This limit order will require our founding stockholder to purchase any of our shares of common stock offered for sale (and not purchased by another investor) at or below a price equal to the per share amount held in our trust account as reported in such initial preliminary proxy statement, until the earlier of the expiration of the buyback period or until such purchases reach $25.0 million in total. Highland has agreed to purchase such securities in the event that our founding stockholder is unable to satisfy its obligations under this agreement. Neither our founding stockholder nor Highland will have any discretion or influence with respect to such purchases and will not be able to sell or transfer any common stock purchased in the open market pursuant to such agreement until 180 days following the consummation of our initial business combination. Consequently, if the market does not view our initial business combination positively, these purchases may have the effect of counteracting the market’s view of the initial business combination, which would otherwise be reflected in a decline in the market price of our securities. The termination of the support provided by these purchases may materially adversely affect the market price of our securities.

If our current directors remain after our initial business combination they may have conflicts of interest.

Our ability to effect our initial business combination successfully will be largely dependent upon the efforts of our officers and directors. Messrs. Dondero and Dougherty may remain as directors of the combined entity. Because it is possible that a director may remain after a business combination, a director may have a conflict of interest if such director is more likely to remain as a director or receive an attractive compensation arrangement in connection with a combination with one potential target business versus another. Such interests, if any, may influence the selection of the ultimate target for our initial business combination.

We may have only limited ability to evaluate the management of the target business and can not assure you that our assessment will prove correct.

We may have only limited ability to evaluate the management of the target business. Although we intend to closely scrutinize the management of a prospective target business in connection with evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of management will prove to be correct, and the process to replace any member of the management of the target business with which we consummate our initial business combination could involve significant time and expense.

We may seek to effect our initial business combination with one or more privately held companies, which may present certain challenges to us, including the lack of available information about these companies.

In pursuing our acquisition strategy, we may seek to effect our initial business combination with one or more privately held companies. By definition, very little public information exists about these companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information.

We may compete with investment vehicles of the Highland Group for access to the Highland Group.

The Highland Group has sponsored and currently manages various investment vehicles, and may in the future sponsor or manage additional investment vehicles which, in each case, could result in us competing for access to the benefits that we expect our relationship with the Highland Group to provide to us.

Upon completion of our initial business combination we may compete with one or more businesses in which the Highland Group, its affiliates and/or our management have an interest, which could result in a conflict of interest that may adversely affect us.

The Highland Group entities acquire, hold and sell investments in businesses across a broad range of industries on behalf of managed funds and other investment vehicles. Upon completion of our initial business combination, if consummated, we may compete with one or more of these businesses in which the Highland Group or its affiliates have an investment or other pecuniary interest, resulting in conflicts of interest. Conflicts of interest may also arise where our directors or other members of our management have affiliations with our competitors. In the case of any such conflicts, your interests may differ from those of the Highland Group entity or individual with the conflict, as such entity or individual may have a greater economic interest in our competitor than in us, or may believe that our competitor has better prospects than us. In such event, that entity or individual may devote more resources, including time and attention, to our competitor than to us, which may adversely affect our operations and financial condition and, ultimately, the value of your investment in us.

Because we expect to rely upon our access to the Highland Group investment professionals in consummating an initial business combination, the departure of any significant number of these professionals or the failure by them to devote time to our affairs could have a material adverse effect on our ability to do so.

We expect that we will depend, to a significant extent, on our access to the investment professionals of the Highland Group and the information and deal flow generated by the Highland Group’s investment professionals in the course of their investment and portfolio management activities to identify and complete our initial business combination. Although the Highland Group has agreed to make its investment professionals available to us, at no cost, to actively source and structure an acquisition, none of these professionals, other than those serving as our officers or directors, will owe us any fiduciary duty and none of them, including those serving as our officers or directors, are required to commit their full time to our affairs. In addition, we cannot assure you that they will commit any minimum amount of time to our affairs. Consequently, the departure of a significant number of these professionals or the failure by them to devote time to our affairs could have a material adverse effect on our ability to consummate an initial business combination.

No member of the Highland Group is obligated to provide assistance or other resources to us following our initial business combination, which may harm our business and future prospects.

While we may target businesses we believe the Highland Group could add value to following the consummation of an initial business combination by bringing its resources to bear over and above the business’ existing capabilities, including the Highland Group’s experience arranging and structuring financings, participating on boards of directors and overseeing management and day-to-day operations of its portfolio companies, no member of the Highland Group is under any obligation to do so. Consequently, if we were to consummate an initial business combination with respect to which continued involvement from the Highland Group would be beneficial to us, the Highland Group may determine not to provide such assistance or other resources to us, which may impede our business and future prospects.

The fiduciary obligations to which Highland, as an investment advisor, is subject pursuant to the Investment Advisers Act of 1940, or the Investment Act, may require it to present acquisition opportunities to its clients, including the funds and investment vehicles it manages, and as a result, these acquisition opportunities may not be presented to us.

The Investment Act imposes on Highland, as an investment advisor, a fiduciary obligation with respect to dealings with its clients. This fiduciary obligation includes a duty to make suitable recommendations to clients in light of their needs and investment criteria. Accordingly, a conflict of interest may arise if Highland determines that a potential business combination opportunity is suitable for us as well as one or more of its clients, either individually or as a group. In such case, we would not have a right of first review with respect to such business combination opportunity and Highland would be permitted to pursue and complete the business combination on behalf of its client or clients. Consequently, certain business opportunities of the Highland Group that may be appropriate for us may not be presented to us for our consideration.

Members of our management team and our directors are, and may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us, and as a result may have conflicts of interest in allocating their time among such entities and may have fiduciary obligations to present potential business combination opportunities to such entities, any of which could impede our business.

None of our management team or our directors is required to commit his full (or any minimum amount of) time to our affairs, and accordingly, may have conflicts of interest in allocating time among various business activities. Although Highland and Mr. Dondero, our Chairman and Chief Executive Officer, have entered into non-compete agreements with us providing that until the earlier of the filing by us of a current report on Form 8-K with the SEC announcing the execution of a definitive agreement for our initial business combination, and 24 months after the date of this prospectus, neither the Highland Group nor Mr. Dondero will become a sponsor, promoter, officer, director or stockholder of any other blank check company, the other members of our management and our other directors may in the future become affiliated with other entities engaged in business activities similar to those intended to be conducted by us. In addition, our management team and directors may have fiduciary obligations to present potential business opportunities to entities with which they are or may become affiliated other than us, which could cause conflicts of interest. For example, those of our officers and directors who also serve as officers or directors of, or are owners or members of, the Highland Group may become aware of business combination opportunities that they may be required to present to investment vehicles and accounts of the Highland Group due to fiduciary obligations Highland has to its clients as a registered investment advisor.

While we have entered into a business opportunity right of first review agreement with Highland, which provides that for a specified period of time we will have a right of first review (subject to fiduciary obligations it has to its clients as a registered investment advisor) with respect to certain business combination opportunities of the Highland Group as specified in this prospectus under “Management — Conflicts of Interest,” as a result of Highland’s fiduciary obligations as a registered investment advisor, if Highland determines that a business combination opportunity is suitable for us as well as one or more of its clients, either individually or as a group, Highland would not be obligated to present the business combination opportunity to us under this right of first review. Furthermore, in order to minimize potential conflicts of interest that may arise from multiple business affiliations, pursuant to a resolution approved by our board of directors in accordance with Delaware law, we will not have any interest in or expectancy to be presented any business combination opportunity that comes to the attention of any of our officers or directors that involves a (i) business combination opportunity with one or more target businesses (or the portion or portions thereof to be acquired) having an aggregate fair market value of less than 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions) at the time of such business combination or (ii) business combination opportunity that was presented by a third party to any of our officers or directors in their capacity as an officer, director, controlling stockholder or member of another entity unless the other entity declines to accept such opportunity or clearly could not financially undertake it, which could impede our business.

For a discussion of our management team’s and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management — Directors and Executive Officers,” “Management — Conflicts of Interest” and “Certain Relationships and Related Transactions.” We cannot assure you that these conflicts will be resolved in our favor.

We may use resources in researching acquisitions that are not consummated, which could materially and adversely affect subsequent attempts to effect our initial business combination.

We expect that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the transaction for any number of reasons, including reasons beyond our control, such as that 40% or more of the shares underlying the units sold in this offering are both voted against our initial business combination and duly elected to be converted as described in this prospectus even if a majority of our stockholders approve the transaction. Any such event will result in a loss to us of the related costs incurred, which could materially and adversely affect subsequent attempts to consummate an initial business combination.

Interest income from the trust account may not be sufficient to pay for our dissolution and liquidation.

We expect that all costs and expenses associated with obtaining stockholder approval of our dissolution and implementing our plan of distribution, as well as payments to any creditors, would be funded from amounts remaining out of the $100,000 of proceeds held outside the trust account and from the $3.0 million, subject to adjustment, in interest income on the balance of the trust account that may be released to us to fund our working capital requirements. However, if those funds were not sufficient to cover the costs and expenses associated with obtaining stockholder approval of our dissolution and implementing our plan of distribution, to the extent that there is any interest accrued in the trust account not required to pay taxes, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses. Additional interest may not be available, or if available, may not be sufficient to cover the costs of our dissolution and liquidation, and neither our initial stockholders, nor any other person or entity, has agreed to advance the funds necessary to complete our liquidation.

Because the founders’ shares and private placement shares will not participate in liquidation distributions by us, our officers and directors may have a conflict of interest in deciding if a particular target business is a good candidate for a business combination.

Our initial stockholders have waived their right to receive distributions with respect to the founders’ shares if we dissolve because we fail to complete an initial business combination and our founding stockholder has agreed to waive its rights to such participation with respect to the private placement shares. Those shares of common stock and all of the warrants owned by our initial stockholders, including those underlying the private placement units, which have a $5.0 million purchase price, will be worthless if we do not consummate our initial business combination. Thus, our initial stockholders, and Messrs. Dondero, Dougherty, McGovern and Okada who have an indirect ownership interest in our founding stockholder and consequently an indirect ownership interest in us, may have a conflict of interest in determining whether a particular target business is appropriate for us and our stockholders. These ownership interests may influence their motivation in identifying and selecting a target business and timely consummating an initial business combination. The exercise of discretion by our officers and directors in identifying and selecting one or more suitable target businesses may result in a conflict of interest when determining whether the terms, conditions and timing of a particular initial business combination are appropriate and in our stockholders’ best interest.

Our initial stockholders’, officers’ and directors’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for an initial business combination and in the public stockholders’ best interest.

Unless we consummate our initial business combination, our initial stockholders, officers and directors and the Highland Group and its employees will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account up to a maximum of $3.0 million, subject to adjustment, that may be released to us as working capital. These amounts are based on management’s estimates of the funds needed to finance our operations for the next 24 months (or 30 months if a definitive agreement with respect to a proposed initial business combination has been entered into within 24 months) and to pay expenses in identifying and consummating our initial business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with our initial business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an initial business combination that is not consummated. Our initial stockholders, officers and directors and the Highland Group may, as part of any business combination, negotiate the repayment of some or all of any such expenses. If the target business’s owners do not agree to such repayment, this could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our initial stockholders, officers, directors or the Highland Group or its affiliates could influence our officers’ and directors’ motivation in selecting a target business and therefore there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

We will probably complete only one business combination, if any, with the proceeds of this offering and the private placement units, meaning our operations would then depend on a single business.

The net proceeds from this offering and the sale of the private placement units will provide us with approximately $246,550,000 that we may use to consummate a business combination. Our initial business combination must involve a target business or businesses with a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $10.0 million, or approximately $11.5 million if the over-allotment option is exercised in full) at the time of such business combination. We may not be able to acquire more than one target business, if any, because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. Additionally, we may encounter numerous logistical issues if we pursue multiple target businesses, including the difficulty of coordinating the timing of negotiations, proxy statement disclosure and closings. We may also be exposed to the risk that our inability to satisfy conditions to closing with one or more target businesses would reduce the fair market value of the remaining target businesses in the combination below the required threshold of 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $10.0 million, or approximately $11.5 million if the over-allotment option is exercised in full). Due to these added risks, we are more likely to choose a single target business with which to pursue a business combination than multiple target businesses. Unless we combine with a target business in a transaction in which the purchase price consists substantially of common stock and/or preferred stock, it is likely we will complete only our initial business combination with the proceeds of this offering and the sale of the private placement units. Accordingly, the prospects for our success may depend solely on the performance of a single business. If this occurs, our operations will be highly concentrated and we will be exposed to higher risk than other entities that have the resources to complete several business combinations, or that operate in diversified industries or industry segments.

If we do not conduct an adequate due diligence investigation of a target business with which we combine, we may face increased risks of subsequent write-downs or write-offs, restructuring, and impairments or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

In order to meet our disclosure and financial reporting obligations under the federal securities laws, and in order to develop and seek to execute strategic plans for how we can increase the profitability of a target business, realize operating synergies or capitalize on market opportunities, we must conduct a due diligence investigation of one or more target businesses. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. We may have limited time to conduct such due diligence due to the requirement that we complete our initial business combination within 24 months (or 30 months if a definitive agreement with respect to a proposed initial business combination has been executed within 24 months) after the date of this prospectus. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target business may be reduced as we approach the deadline for the consummation of an initial business combination. Even if we conduct extensive due diligence on a target business with which we combine, this diligence may not uncover all material issues relating to a particular target business, and factors outside of the target business and outside of our control may later arise. If our diligence fails to identify issues specific to a target business or the environment in which the target business operates, we may be forced to write down or write off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, if we report charges of this nature, negative market perceptions about us or our common stock may arise. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

You will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock (assuming we allocate all of the unit purchase price to the common stock and none to the warrant underlying the unit) and the pro forma net tangible book value per share of our common stock after this offering, constitutes dilution to you and other investors in this offering. Our initial stockholders’ acquisition of the founders’ units at a significantly lower price than the price of the units being sold in this offering contributed to this dilution. Our initial stockholders acquired an aggregate of 7,187,500 founders’ units, each consisting of .45 of a share of common stock and one warrant, for an aggregate purchase price of $25,000, equivalent to a per-share price of approximately $0.004, assuming no value is ascribed to the founders’ warrants. Assuming this offering is completed and no value is attributed to the warrants underlying the units being sold to the public, you and the other new investors will incur an immediate and substantial dilution of approximately 20.0%, or $2.00 per share (the difference between the pro forma net tangible book value per share after this offering of $8.00, and the initial offering price of $10.00 per unit). Please see “Dilution” for additional information.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the fair market value. The “fair market value” means the average reported last sales price of our common stock for the 10 trading days ending on the third trading day prior to the date on which notice of redemption is sent to the holders of the warrants. If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have received if such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in us.

Our outstanding warrants may adversely affect the market price of our common stock and make it more difficult to effect our initial business combination.

The units being sold in this offering include warrants to purchase 25,000,000 shares of common stock (or 28,750,000 shares of common stock if the over-allotment option is exercised in full), and our initial stockholders hold founders’ warrants to purchase 6,250,000 shares of common stock (7,187,500 if the over-allotment option is exercised in full). We will also sell to our founding stockholder private placement units, which contain private placement warrants to purchase 500,000 shares of our common stock, simultaneously with the consummation of this offering. Such purchase will be a condition to the completion of this offering pursuant to the underwriting agreement to be entered into between the underwriters and us. If we issue common stock to complete our initial business combination, the potential issuance of additional shares of common stock on exercise of these warrants could make us a less attractive acquisition vehicle to some target businesses. This is because exercise of any warrants will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete our initial business combination. Our warrants may make it more difficult to complete our initial business combination or increase the purchase price sought by one or more target businesses. Additionally, the sale or possibility of the sale of the shares underlying the warrants could have an adverse effect on the market price for our common stock or our units, or on our ability to obtain other financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

The grant of registration rights to our initial stockholders may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our common stock.

If our initial stockholders exercise their registration rights with respect to the founders’ units and private placement units in full, there will be an additional 10,062,500 shares of common stock (11,421,875 if the over-allotment option is exercised in full), including 6,750,000 shares of common stock (7,687,500 if the over-allotment option is exercised in full) issuable on exercise of the founders’ warrants and private placement warrants’ eligible for trading in the public market. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our common stock that is expected when the securities owned by our initial stockholders are registered.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Investors therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential business combinations, the filing of periodic reports with the SEC, and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

If we are deemed to be an investment company, we must meet burdensome compliance requirements and restrictions on our activities, which would increase our operating expenses and may increase the difficulty of consummating a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940 (the “Investment Company Act”), the nature of our investments and the issuance of our securities may be subject to various restrictions. These restrictions may make it difficult for us to complete our initial business combination. In addition, we may be subject to burdensome compliance requirements and may have to:

•	register as an investment company;

•	adopt a specific form of corporate structure; and

•	report, maintain records and adhere to voting, proxy, disclosure and other requirements.

We do not believe that our planned principal activities will subject us to the Investment Company Act. In this regard, our agreement with the trustee states that proceeds in the trust account will be invested only in U.S. “government securities,” defined as any Treasury Bill issued by the United States having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act that only invest in government securities having a maturity of 180 days or less. This investment restriction is intended to facilitate our not being considered an investment company under the Investment Company Act. If we are deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would increase our operating expenses and could make our initial business combination more difficult to complete.

The loss of Mr. Dondero could adversely affect our ability to complete our initial business combination.

Our ability to consummate a business combination is dependent to a large degree upon Mr. Dondero. We believe that our success depends on his continued service to us, at least until we have consummated a business combination. As Managing Partner and President of Highland, Mr. Dondero has incentives to remain with us. Nevertheless, we do not have an employment agreement with him, or key-man insurance on his life. He may choose to devote his time to other affairs, or may become unavailable to us for reasons beyond his control, such as death or disability. The unexpected loss of his services for any reason could have a detrimental effect on our ability to consummate our initial business combination.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of common stock by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of common stock upon an exercise and the holder will be precluded from exercise of the warrant. At the time that the warrants become exercisable (following our consummation of an initial business combination), we expect to either continue to be listed on a national securities exchange, which would provide an exemption from registration in every state, or we would register the warrants in every state (or seek another exemption from registration in such states). Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the common stock issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants and they may expire worthless if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

The American Stock Exchange may not list our securities or may subsequently delist our securities, which could have adverse consequences for us and our stockholders.

We will seek to have our securities approved for listing on the American Stock Exchange upon consummation of this offering. We cannot assure you that our securities will be listed and, if listed, that our securities will continue to be listed on the American Stock Exchange. Additionally, it is likely that the American Stock Exchange would require us to file a new initial listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements, at the time of our initial business combination. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange does not list our securities, or subsequently delists our securities from trading on its exchanges, and we are unable to list our securities on another national securities exchange, we expect our securities could be quoted on the OTC Bulletin Board, or the “pink sheets.” As a result, we could face significant consequences, including:

•	an increase in the difficulty of consummating our initial business combination;

•	a limited availability for market quotations for our securities;

•	reduced liquidity with respect to our securities;

•	a determination that our common stock is a “penny stock,” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common stock;

•	limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

In addition, we would no longer be subject to American Stock Exchange rules, including rules requiring us to have a certain number of independent directors and to meet other corporate governance standards intended to protect our stockholders.

The determination of the offering price of our units is arbitrary.

Prior to this offering, there was no public market for any of our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in the trust account were the results of a negotiation between the underwriters and us.

The determination of our per-unit offering price and aggregate proceeds was more arbitrary than would typically be the case if we were an operating company. In addition, because we have not identified any potential target businesses, management’s assessment of the financial requirements necessary to complete our initial business combination may prove to be inaccurate, in which case we may not have sufficient funds to consummate our initial business combination and we would be forced to either find additional financing or liquidate, or we may have too great an amount in the trust account to identify a prospect having a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions) at the time of such initial business combination.

Because we must furnish our stockholders with target business financial statements prepared in accordance with and reconciled to U.S. generally accepted accounting principles, we will not be able to complete an initial business combination with prospective target businesses unless their financial statements are first prepared in accordance with or, reconciled to, U.S. generally accepted accounting principles.

The federal securities laws require that a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports and proxy materials submitted to stockholders. Our initial business combination must be with a target business that has a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $10.0 million or approximately $11.5 million if the over-allotment option is exercised in full) at the time of such initial business combination. We will be required to provide historical and/or pro forma financial information to our stockholders when seeking approval of a business combination with one or more target businesses. These financial statements must be prepared in accordance with, or be reconciled to, U.S. generally accepted accounting principles, or GAAP, and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (U.S.), or PCAOB. If a proposed target business, including one located outside of the U.S., does not have financial statements that have been prepared in accordance with, or that can be reconciled to, U.S. GAAP and audited in accordance with the standards of the PCAOB, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of the securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete our initial business combination;

•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•	officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•	potential ability to obtain additional financing to complete a business combination;

•	pool of prospective target businesses;

•	ability of our officers and directors to generate a number of potential investment opportunities;

•	potential change in control if we acquire one or more target businesses for stock;

•	public securities’ potential liquidity and trading;

•	listing or delisting of our securities from the American Stock Exchange or the ability to have our securities listed on the American Stock Exchange following our initial business combination;

•	use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

•	financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

The net proceeds of this offering, together with our founding stockholder’s $5.0 million investment in the private placement units that will be held in the trust account, will be used as set forth in the following table:

	Without	Over-Allotment
	Over-Allotment	Option
	Option	Exercised

Offering gross proceeds	$250,000,000	$287,500,000
Private placement units	5,000,000	5,000,000

Total gross proceeds	$255,000,000	$292,500,000

Offering expenses(1)
Underwriting discount (7.0% of offering gross proceeds)(2)	$17,500,000	$20,125,000
Legal fees and expenses	525,000	525,000
Printing and engraving expenses	90,000	90,000
Miscellaneous expenses(3)	26,924	26,924
Accounting fees and expenses	100,000	100,000
SEC registration fee	8,826	8,826
FINRA registration fee	29,250	29,250
American Stock Exchange fees	70,000	70,000

Total offering expenses	$18,350,000	$20,975,000

Proceeds after offering expenses	$236,650,000	$271,525,000

Net proceeds not held in trust account(4)	$100,000	$100,000
Net proceeds held in trust account	$236,550,000	$271,425,000
Deferred underwriting discounts and commissions held in trust account (4.0% of offering gross proceeds)(2)	$10,000,000	$11,500,000

Total held in trust account(2),(4)	$246,550,000	$282,925,000

% of offering gross proceeds	98.6%	98.4%

		Percent of Net
		Proceeds Not
		in Trust and
		Interest
		Income Earned
		on the Trust
	Amount	Account

Use of net proceeds not held in the trust account and up to $3.0 million of the interest income earned on the trust account that may be released to us to cover our working capital requirements(5)
Payment to Highland for office space, administrative and support services (approximately $10,000 per month for up to two years)(6)	$240,000	7.7%
Working capital to cover miscellaneous expenses (potentially including deposits, exclusivity or no-shop fees, or down payments for a proposed initial business combination, legal, accounting and other expenses, including due diligence expenses and reimbursement of out-of-pocket expenses incurred in connection with the investigation, structuring and negotiation of our initial business combination, director and officer liability insurance premiums and reserves, legal and accounting fees relating to SEC reporting obligations, brokers’ retainer fees, consulting fees and finder’s fees and repayment of the advance referred to in footnote (1) below)
	$2,860,000	92.3%

Total	$3,100,000	100.0%

(1)	A portion of the offering expenses have been paid from advances we received from Highland as described below. These advances will be repaid out of the proceeds of this offering not being placed in the trust account upon consummation of this offering.

(2)	The amount of underwriting discount held in the trust account, or $10.0 million (or approximately $11.5 million if the over-allotment option is exercised in full), will be paid to the underwriters upon consummation of the initial business combination and will not be available to us. This amount includes $4,000,000 of deferred underwriting discounts and commissions that the underwriters have waived in the event that 9,999,999 shares are converted. In the event that we do not consummate our initial business combination within the required time period, the underwriters will forfeit any right to that amount, which will be included in the liquidation distribution to our public stockholders.

(3)	This amount includes trustee’s fees, warrant agent fees and closing costs, transfer agent fees and road show expenses.

(4)	The amount of net proceeds from this offering not held in the trust account will remain constant at $100,000 even if the underwriters’ over-allotment is exercised.

(5)	$3.0 million of interest income earned on the amounts held in the trust account will be available to us to pay for our working capital requirements. If the size of this offering is increased or the underwriters elect to exercise the over-allotment option, the amount of interest income earned on the trust account that can be released to us to fund our working capital will be increased proportionately. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.

(6)	If a definitive agreement with respect to a proposed initial business combination has been executed within 24 months, we will have up to an additional six months to consummate our initial business combination and we would be required to pay up to an additional $60,000, or a total of $300,000 ($10,000 per month) to Highland for office space, administrative and support services for a total of 30 months.

A total of approximately $246,550,000 (or approximately $282,925,000 if the underwriters’ over-allotment option is exercised in full), including $236,550,000 of the net proceeds from this offering and the sale of the private placement units (or $271,425,000 if the underwriters’ over-allotment option is exercised in full) and $10.0 million (or $11.5 million if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions will be placed in a trust account at JPMorgan Chase Bank, N.A., with American Stock Transfer & Trust Company as trustee. Except for a portion of the interest income to be released to us, the proceeds held in trust will not be released from the trust account until the earlier of the completion of our initial business combination or our dissolution and liquidation. In the event that we consummate an initial business combination, all amounts held in the trust account (excluding deferred underwriting discounts and commissions of $10.0 million (or $11.5 million if the over-allotment option is exercised in full), which will be paid to the underwriters, reduced pro rata by the exercise of conversion rights described in this prospectus) that are not (i) paid to public stockholders exercising their conversion rights or (ii) previously released to us as described in this prospectus to pay taxes or as working capital, will be released to us upon the closing of our initial business combination. The funds released to us may be used to pay all or a portion of the purchase price of our initial business combination. We may apply any funds released to us from the trust account not used to pay the purchase price — for example, because we paid all or a portion of the purchase price for our initial business combination using stock or debt securities — for general corporate purposes, including for maintenance or expansion of operations of an acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies, or for working capital.

We have allocated $100,000 of the offering proceeds to fund a portion of our working capital. We intend to fund the majority of our working capital requirements from a portion of the interest earned on the proceeds being held in the trust account. Under the terms of the investment management trust agreement, up to $3.0 million of interest, subject to adjustment, may be released to us in such amounts and at such intervals as we request, subject to availability and to the maximum cap of $3.0 million, subject to adjustment. Although we do not know the rate of interest to be earned on the trust account and are unable to predict an exact amount of time it will take to complete an initial business combination, we believe that following the completion of this offering, it will take some time to find a prospective target and take all of the steps necessary to complete an initial business combination. We anticipate that, even at an interest rate of 3% per annum, the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. However, if interest payments are not sufficient to fund these requirements, or are not available to fund the expenses at the time we incur them, we may be required to seek loans or additional investments from our founding stockholder, officers or directors or from third parties. However, none of our founding stockholder, officers or directors or any third party is under any obligation to advance funds to us or to invest in us in such circumstances.

If the size of this offering is increased or the underwriters elect to exercise the over-allotment option, the amount of interest we may withdraw from the trust account to fund our working capital will be increased proportionately. If the underwriters exercise their over-allotment option in full, the amount per share held in trust reduces from $9.86 to $9.84. In addition, assuming a 20% increase in the size of this offering, the per-share conversion or liquidation distribution could decrease by as much as approximately $0.02.

We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors, and the Highland Group professionals, and also that it may include engaging market research firms or third-party consultants. No compensation of any kind (including finder’s and consulting fees) will be paid to any of our initial stockholders, officers or directors, the Highland Group or any of our or their affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination, including in connection with such due diligence activities. However, (i) our initial stockholders, officers and directors and the Highland Group and its employees will receive reimbursement for any out-of-pocket expenses (such as travel expenses) incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on a suitable initial business combination, (ii) the Highland Group will be entitled to receive customary fees in connection with any financing that the Highland Group may arrange or originate in connection with our initial business combination, provided that any such financing is on arm’s length terms and is described in the proxy materials we send to our stockholders in connection with our initial business combination, and (iii) Highland will be entitled to receive repayment of advances of $200,000 it made to us to cover offering-related and organizational expenses and (iv) Highland will be entitled to receive payments of an aggregate of $10,000 per month for office space, secretarial and administrative services. Our audit committee will review and approve all payments made to our initial stockholders, officers, directors, the Highland Group or our or their affiliates, other than the $200,000 of advances and the $10,000 per month payment described above, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

In addition, it is also possible that we could use a portion of the funds not in the trust account to pay finder’s fees, consulting fees or other similar compensation, or make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed initial business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), if the amount were large enough and we had already used up the other funds available to us, we could be left with insufficient funds to continue searching for other potential target businesses or otherwise fund our business. In such case, if we were unable to secure additional financing, we would most likely fail to consummate an initial business combination in the allotted time and be forced to liquidate.

We believe that amounts not held in trust as well as the interest income of up to $3.0 million, subject to adjustment, earned on the trust account balance that may be released to us will be sufficient to pay the costs and expenses for which such proceeds have been allocated. This belief is based on the fact that in-depth due diligence will most likely be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of our initial business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount of such costs, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. To the extent that such expenses exceed the amounts not held in the trust account and the interest income of up to $3.0 million, subject to adjustment, that may be released to us from the trust account, such out-of-pocket expenses could not be reimbursed by us unless we consummate an initial business combination. Since the role of present management after an initial business combination is uncertain, we have no current ability to determine what remuneration, if any, will be paid to present management after our initial business combination. Our officers and directors may, as part of any such combination, negotiate the repayment of some or all of the out-of-pocket expenses incurred by them that have not been reimbursed prior to the initial business combination’s closing. If the target business’s owners do not agree to such repayment, this could cause our officers and directors to view such potential initial business combination unfavorably and result in a conflict of interest.

As of March 31, 2008, Highland had advanced on our behalf a total of $200,000, which amount was used to pay a portion of the expenses of this offering referenced in the line items above including certain organizational expenses. This advance is non-interest bearing and unsecured and is due at the earlier of September 30, 2008, or the consummation of this offering. The advance will be repaid out of the proceeds of this offering not being placed in the trust account.

We have agreed to pay Highland a total of $10,000 per month for office space, administrative services and secretarial support. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person.

The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in U.S. “government securities,” defined as any Treasury Bill issued by the United States having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act that only invest in government securities having a maturity of 180 days or less so that we are not deemed to be an investment company under the Investment Company Act.

A public stockholder will be entitled to receive funds from the trust account only (i) in the event of our dissolution and liquidation if we fail to complete our initial business combination within the allotted time or (ii) in the event the public stockholder both votes against our initial business combination (assuming such initial business combination has been approved and consummated) and duly exercises his, her or its conversion rights as described in this prospectus. In no other circumstances will a public stockholder have any right or interest of any kind in or to funds in the trust account. The funds a public stockholder will be entitled to receive from the trust account would include interest earned on his, her or its portion of the trust account, net of taxes previously paid and payable, and less interest income released to us from the trust account in the manner described in this prospectus and, in the event of our dissolution and liquidation for failure to consummate an initial business combination within the allotted time, interest of up to $100,000 that may be released to us should we have no or insufficient working capital to fund the costs and expenses associated with obtaining stockholder approval of our dissolution and implementing our plan of distribution.

On completion of an initial business combination, the underwriters will receive the deferred underwriters’ discounts and commissions held in the trust account, reduced pro rata by the exercise of conversion rights described in this prospectus. If we do not complete an initial business combination and the trustee must therefore distribute the balance in the trust account on our dissolution and liquidation as described in this prospectus, the underwriters have agreed (i) to forfeit any rights or claims to the deferred underwriting discounts and commissions, together with any accrued interest thereon, in the trust account, and (ii) that the trustee is authorized to distribute the deferred underwriting discounts and commissions, together with any accrued interest thereon, net of taxes payable on such interest, on a pro rata basis to the public stockholders.

DIVIDEND POLICY

We have not paid any dividends on our common stock to date and will not pay cash dividends prior to the completion of our initial business combination. After we complete our initial business combination, the payment of dividends will depend on our revenues and earnings, if any, our capital requirements and our general financial condition. The payment of dividends after our initial business combination will be within the discretion of our board of directors at that time. Our board of directors currently intends to retain any earnings for use in our business operations and, accordingly, we do not anticipate that our board of directors will declare any dividends in the foreseeable future.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants underlying the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

On March 31, 2008, our net tangible book value was a deficiency of $(518,647), or approximately $(0.18) per share of common stock. After giving effect to the sale of 25,000,000 units we are offering by this prospectus (but excluding shares underlying the warrants included in the subunits), the deduction of underwriting discounts and estimated expenses of this offering, and the sale of 500,000 private placement units (but excluding shares underlying the warrants included in the subunits), our pro forma net tangible book value at March 31, 2008 would have been $142,042,306 or $8.00 per share (assuming the underwriters’ over-allotment option is not exercised and that consequently 937,500 founders’ units (representing 421,875 founders’ shares and 937,500 founders’ warrants) are forfeited by the initial stockholders), representing an immediate increase in net tangible book value of $8.18 per share to the initial stockholders and an immediate dilution of $2.00 per share or 20.0% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $98,599,990 less than it otherwise would have been because if we effect our initial business combination, the conversion rights of the public stockholders may result in the conversion into cash of not more than 40% of the shares (minus one share) underlying the units sold in this offering, or 9,999,999 shares, at a per-share conversion price equal to the amount in the trust account calculated as of two business days prior to the consummation of our initial business combination, before payment of deferred underwriting discounts and commissions and including accrued interest on the trust account, net of taxes previously paid and payable and net of up to $3.0 million in interest income, subject to adjustment, on the trust account balance previously released to us to fund our working capital requirements, divided by the number of shares underlying the units sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants underlying the units or subunits:

Public offering price		$10.00
Net tangible book value before this offering	$(0.18)
Increase attributable to new investors and the sale of private placement units	$8.18

Pro forma net tangible book value after this offering		$8.00

Dilution to new investors		$2.00

The following table sets forth information with respect to our initial stockholders, the founding stockholder and the new investors:

						Average
	Shares Purchased			Total Consideration		Price
	Number		Percentage	Amount	Percentage	per Share

Initial stockholders	2,812,500	(1)	9.9%	$25,000	0.0098%	$0.009
Founding stockholder	500,000		1.8%	$5,000,000	1.9606%	$10.00
New investors	25,000,000		88.3%	$250,000,000	98.0296%	$10.00

Total	28,312,500		100.0%	$255,025,000	100.0%

The pro forma net tangible book value per share after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering and sale of the private placement units	$(518,647)
Net proceeds from this offering and sale of the private placement units(2)	240,650,000
Offering costs and excluded from net tangible book value before this offering	510,943
Less: proceeds held in trust account subject to conversion to cash	$(98,599,990)

$142,042,306

Denominator:
Shares of common stock outstanding prior to the offering	2,812,500.00
Shares of common stock underlying the units offered in this offering and the private placement units	25,500,000.00
Less: shares subject to conversion	(9,999,999.00)
Less: shares included in the founders’ units subject to forfeiture in the event 9,999,999 shares are converted	(562,499.55)

17,750,001.45

(1)	Assumes the underwriters’ over-allotment option has not been exercised and an aggregate of 937,500 founders’ units representing 421,875 founders’ shares and 937,500 founders’ warrants have been forfeited by our initial stockholders as a result thereof.

(2)	Includes $4,000,000 of deferred underwriting discounts and commissions that the underwriters have agreed to waived in the event that 9,999,999 shares are converted.

CAPITALIZATION

The following table sets forth our capitalization at March 31, 2008 and as adjusted to give effect to the sale of our units in this offering and the private placement units and the application of the estimated net proceeds derived from the sale of such securities:

	March 31, 2008
	Actual	As Adjusted
	(unaudited)

Deferred underwriting discounts and commissions	$—	$10,000,000

Note payable to related party(1)	$200,000	$—

Common stock, -0- and 9,999,999 shares which are subject to possible conversion at conversion value(2)	$—	$98,599,990

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value, 1,000,000 shares authorized; none issued or outstanding	$—	$—

Common stock, $0.001 par value, 200,000,000 shares authorized; 7,187,500 shares issued and outstanding; 17,750,001.45 shares issued and outstanding (excluding 9,999,999 shares subject to possible conversion and 562,499.55 founders’ shares subject to forfeiture), as adjusted(2)(3)	$7,188	$17,750
Additional paid-in capital(4)	17,812	142,057,260
Accumulated deficit	(32,704)	(32,704)
Total stockholders’ equity (deficit)	$(7,704)	$142,042,306

Total capitalization	$192,296	$250,642,296

(1)	Note payable to related party is a promissory note issued in the amount of $200,000 to Highland. The note is non-interest bearing and is payable on the earlier of September 30, 2008 or the consummation of this offering.

(2)	If we consummate our initial business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of not more than 40% of the shares (minus one share) underlying the units sold in this offering at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially $9.86 per share (or approximately $9.84 per share if the over-allotment option is exercised in full, which includes $0.40 per share attributable to deferred underwriting discounts and commissions)), before payment of deferred underwriting discounts and commissions and including accrued interest on the trust account, net of taxes previously paid and payable and net of interest income previously released to us for working capital requirements, calculated as of two business days prior to the consummation of our initial business combination divided by the number of shares underlying the units sold in this offering.

(3)	In the event public stockholders convert more than 20%, but less than 40%, of the units sold in this offering, our initial stockholders have agreed to forfeit up to 1,249,999 founders’ units representing 562,499.55 founders’ shares and 1,249,999 founders’ warrants. The “as adjusted” number assumes the underwriters have not exercised the over-allotment option and that 937,500 founders’ units representing 421,875 founders’ shares and 937,500 founders’ warrants have been forfeited.

(4)	Adjusted to add back $4,000,000 of deferred underwriting discounts and commissions that the underwriters have agreed to waive in the event that 9,999,999 shares are converted.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a blank check company organized under the laws of the State of Delaware on September 24, 2007. We were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses or assets, which we refer to as our “initial business combination.” To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussion, formal or otherwise, with respect to such a transaction. Additionally, we have not sought, nor have we engaged or retained any agent or other representative, to identify or locate any suitable acquisition candidate, conduct any research or take any measures, directly or indirectly, to locate or contact a target business. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our current officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that require the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security were payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to do so.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering including organizing our company, receiving $25,000 in unit subscriptions from our founding stockholder and $200,000 in advances from Highland as more fully described in this prospectus, identifying an underwriter, and engaging a law firm and accountants in connection with this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination, at the earliest. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses as described in this prospectus in “— Liquidity and Capital Resources.”

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through the receipt of $25,000 in securities subscriptions from our founding stockholder and advances from Highland as described more fully below.

We estimate that the net proceeds from the sale of the units in this offering, after deducting offering expenses of approximately $850,000 and underwriting discounts and commissions of $17,500,000, or $20,125,000 if the underwriters’ over-allotment option is exercised in full, together with $5.0 million from our founding stockholder’s investment in the private placement units that will be held in the trust account, will be approximately $246,650,000 (or $283,025,000 if the underwriters’ over-allotment option is exercised in full). Of this amount, $246,550,000 (or $282,925,000 if the underwriters’ over-allotment option is exercised in full) will be held in the trust account and the remaining $100,000, in either case, will not be held in the trust. Of the amount held in the trust account, an amount equal to 4.0% of the gross proceeds of this offering, or $10.0 million (approximately $11.5 million, if the underwriters’ over-allotment option is exercised in full), reduced pro rata by the exercise of conversion rights described in this prospectus, will be used to pay the underwriters a deferred fee upon the consummation of our initial business combination, and will not be available for our use to effect our initial business combination. We expect that most of the proceeds held in the trust account will be used as consideration to pay the sellers of a target business or businesses with which we ultimately complete our initial business combination. We expect to use substantially all of the net proceeds of this offering not in the trust account to pay expenses in locating and acquiring a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating our initial business combination. We may apply any funds released to us from the trust account not used to pay the purchase price — for example, because we paid all or a portion of the purchase price for our initial business combination using stock or debt securities — for general corporate purposes, including for maintenance or expansion of operations of an acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies, or for working capital.

As of March 31, 2008, Highland had advanced on our behalf a total of $200,000, which amount was used to pay a portion of the expenses of this offering referenced in the line items above including certain organizational expenses. This advance is non-interest bearing and unsecured and is due at the earlier of September 30, 2008, or the consummation of this offering. The advance will be repaid out of the proceeds of this offering not being placed in the trust account.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account, together with interest income of up to $3.0 million, subject to adjustment, on the balance of the trust account which may be released to us for working capital requirements, will be sufficient to allow us to operate for at least the next 24 months (or 30 months if a definitive agreement with respect to a proposed initial business combination has been executed within 24 months), assuming that our initial business combination is not consummated during that time. This belief is based on the fact that in-depth due diligence will most likely be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of our initial business combination and that payment of finder’s fees is customarily tied to the completion of a transaction. Over this time period, we anticipate making the following expenditures:

•	approximately $240,000 of expenses relating to our office space and certain administrative and support services (or up to an additional $60,000, or a total of $300,000 if a definitive agreement with respect to a proposed initial business combination has been executed within 24 months and we have up to an additional six months to consummate our initial business combination);

•	approximately $1,500,000 of legal, accounting and other expenses in connection with any business combination, including due diligence expenses and reimbursement of out-of-pocket expenses incurred in connection with the investigation, structuring and negotiation of such business combination;

•	approximately $100,000 legal and accounting fees related to SEC reporting obligations;

•	approximately $400,000 for directors and officers liability insurance premiums and reserves; and

•	approximately $860,000 for general working capital to cover potential deposits, exclusivity or no-shop fees, or down payments, brokers’ retainer fees, consulting fees and finder’s fees in connection with a proposed initial business combination, expenses of this offering to the extent they exceed the estimates shown in “Use of Proceeds,” and other miscellaneous expenses not yet identified.

We do not believe we will need additional financing following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. However, we will rely on interest earned of up to $3.0 million, subject to adjustment, on the trust account to fund such expenditures and, to the extent that the interest earned is below our expectation, or our estimate of costs is less than the actual amount of such costs, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to convert into cash up to 40% of the shares (minus one share) underlying the units sold in this offering that are both voted against our initial business combination and duly elected to be converted as described in this prospectus, in which case we may issue additional securities or incur debt in connection with such business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act of 2002. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for a business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested only in U.S. “government securities,” defined as any Treasury Bill issued by the United States having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act that only invest in government securities having a maturity of 180 days or less. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

As of March 31, 2008, Highland had advanced on our behalf a total of $200,000 for the payment of offering-related and organizational expenses. These advances are non-interest bearing and unsecured and are due at the earlier of September 30, 2008 or the consummation of this offering. The advances will be repaid out of the proceeds of this offering not being placed in the trust account. See also “Certain Relationships and Related Transactions” for information on these advances.

We have agreed to pay Highland a monthly fee of $10,000 for general and administrative services, including office space and secretarial support. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party.

On October 4, 2007, our founding stockholder purchased 7,187,500 founders’ units for $25,000 in cash, at a purchase price of approximately $0.003 per unit. Subsequent to the purchase of these founders’ units, our founding stockholder transferred at cost an aggregate of 34,500 of these founders’ units to Timothy K. Hui, Scott F. Kavanaugh, James F. Leary and Bryan A. Ward, each of whom is a director. On May 22, 2008, our initial stockholders exchanged the 7,187,500 founders’ units consisting of one share of common stock and one warrant with an exercise price of $7.50 per share for 7,187,500 founders’ units consisting of .45 of a share of common stock and one warrant with an exercise price of $10.00 per share, and as a result 3,953,125 shares of our common stock were cancelled. This includes an aggregate of 937,500 founders’ units representing 421,875 founders’ shares and 937,500 founders’ warrants that are subject to forfeiture to the extent that the over-allotment option is not exercised in full by the underwriters. The number of founders’ units forfeited will equal the number necessary for the founders’ units to represent 20% of the sum of the number of units sold in this offering and the number of founders’ units outstanding after the consummation of this offering (excluding the private placement units described in this prospectus) and the expiration or exercise of the over-allotment option. Additionally, up to 1,249,999 founders’ units representing 562,499.55 founders’ shares and 1,249,999 founders’ warrants are subject to forfeiture if more than 20%, but less than 40%, of the shares underlying the units sold in this offering are converted by the public stockholders in connection with our initial business combination, as described in this prospectus.

On October 4, 2007, our founding stockholder agreed to purchase 5,000,000 warrants at a price of $1.00 per warrant from us using its own funds (without borrowing or otherwise financing this purchase) simultaneously with the consummation of this offering. On May 22, 2008, our founding stockholder agreed to amend the terms of such purchase to provide for the purchase of 500,000 units, each unit consisting of .8 of a share of common stock and one subunit consisting of .2 of a share of common stock and one warrant, at a price of $10.00 per unit instead of 5,000,000 warrants at a price of $1.00 per warrant.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of March 31, 2008, we did not have any off-balance sheet arrangements as defined in Item 303 (a) (4) (ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a blank check company organized under the laws of the State of Delaware on September 24, 2007. We were formed for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, one or more businesses or assets, which we refer to as our “initial business combination.” To date, our efforts have been limited to organizational activities as well as activities related to this offering, including organizing our company, receiving $25,000 in unit subscriptions from our founding stockholder and $200,000 in advances from Highland as more fully described in this prospectus, identifying an underwriter, engaging a law firm and accountants in connection with this offering, preparing and filing a listing application and related documents with the American Stock Exchange and preparing and filing this prospectus. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussion, formal or otherwise, with respect to such a transaction. Additionally, we have not sought, nor have we engaged or retained any agent or other representative, to identify or locate any suitable acquisition candidate, conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

Our efforts in identifying a prospective target business will not be limited to a particular industry. Instead, we will focus on industries and target businesses in the U.S. and Europe that may provide significant opportunity for growth. We do not currently have any specific initial business combination under consideration.

We will seek to capitalize on the significant investing experience and contacts of our Chairman and Chief Executive Officer, James D. Dondero, and our other executive officers. Mr. Dondero has over 20 years of experience investing in private equity, distressed debt and mezzanine lending. In addition, Mark Okada, our President, has more than 20 years of experience in sourcing, evaluating, structuring and negotiating control investments and in owning businesses. Mr. Dondero and Mr. Okada will have access to and be supported by the Highland Group’s investment team, comprised of over 125 professionals, in identifying a target business.

Mr. Dondero founded Highland Capital Management, L.P., which is the sole member of our founding stockholder, HCM Acquisition Holdings, LLC, in 1993 and serves as Highland’s President and Managing Partner. Highland is a manager of assets in niche markets and complex areas including distressed investing (including control-oriented), corporate credit, real estate and equities. The Highland Group has over 250 employees and operates through a number of business entities substantially owned by their management and employees. Highland is a registered investment advisor with approximately $38 billion of assets under management as of March 31, 2008. The Highland Group has its headquarters in Dallas, Texas and maintains offices in New York, New York and London, England. Highland’s partners, senior officers, including our executive officers, and advisors are in many cases long-time colleagues who have worked together extensively at Highland and at other institutions, including private equity, distressed debt and investment banking firms.

Highland manages assets invested in over 1,100 buyout, or acquisition related, debt offerings as of March 31, 2008. Since 1997, Highland has invested with approximately 400 financial sponsors and committed over $30 billion to financing private and public companies through:

•	hedge funds;

•	separate accounts;

•	structured investment vehicles including collateralized debt obligations or CDOs, and collateralized loan obligations or CLOs;

•	NYSE-listed closed-end funds; and

•	other structures, including but not limited to mutual funds.

Highland also manages European alternative investments through its wholly-owned subsidiary, Highland Capital Management Europe, Ltd. Additionally, as one of the largest providers of debt capital to the leveraged buyout sponsor community, the Highland Group is very active in private equity transactions.

The investment management team of the Highland Group is led by Messrs. Dondero and Okada, who have worked together for over 15 years and collectively have over 40 years of corporate finance experience. The Highland Group’s investment team consists of over 125 professionals, including:

•	61 analysts and portfolio managers aligned by industry, primarily focused on par and near-par investments in structured vehicles and closed end funds, which we refer to as the Industry Specialist Group;

•	34 professionals dedicated to distressed and private equity investments, which we refer to as the Distressed/Private Equity Group; and

•	a 10-person capital markets desk.

The Highland Group has a dedicated in-house Business Development Group, which focuses on sourcing, analyzing and executing acquisitions.

The Highland Group also has a staff of over 125 professionals in legal/compliance, information technology, accounting/finance, marketing, human resources and administration who provide significant support to its investment and business development groups.

The Highland Group has agreed to make its investments team and professionals available to us at no cost, to actively source and structure an acquisition. Through their various investment activities, the Highland Group’s professionals have an extensive network of lender, private equity sponsor and other institutional investor relationships, both in the U.S. and Europe, as a result of the Highland Group’s investments in leveraged buyouts involving leveraged loans, subordinated debt and equity investments. The Distressed/Private Equity Group works actively with the Industry Specialist Group to identify potential investments. We intend to utilize the Highland Group’s leading presence in the leveraged finance market, and its relationships with commercial banks, investment banks and broker/dealers to source acquisition opportunities.

The Highland Group has been investing in control or shared control situations since 2000. As such, we believe we will benefit from the substantial transaction experience of the Highland Group’s employees, which will help us analyze, evaluate, structure and execute an initial business combination. This experience includes active participation on boards of directors, particularly in the areas of financial management, management oversight and compensation, and acquisitions and dispositions. The Highland Group’s principals, including our executive officers, have extensive experience serving on the boards of directors of companies in which the Highland Group has had substantial equity positions. The Highland Group has a broad network of experienced operational executives and has developed a network of experts in diverse industries as well as those with varied functional knowledge. In functional areas, the Highland Group has retained professional services firms as well as executives with specific expertise to further support its portfolio companies. Additionally, the Highland Group maintains active relationships with its portfolio company management teams, which we believe can help provide additional insights on a wide variety of companies and industries.

Our investment philosophy will be based on the strategies employed by the Highland Group which reflect the private equity and control distressed investing experience of its senior management. While we do not intend to pursue an initial business combination with a distressed company, we believe that we can benefit from the Highland Group’s experience in control distressed investing, which involves buying controlling equity positions in companies through the purchase of distressed debt and the subsequent conversion of such interests to equity. We believe that the skills needed to make a successful control distressed debt investment — identification, due diligence and valuation of potential target businesses, structuring and negotiation of control investments in the target businesses, board participation, management assessment and oversight, financial monitoring, performance tracking and plan implementation with respect to the controlled target businesses — are skills that the Company will need in order to consummate and operate an initial business combination. Additionally, we will be able to utilize the significant resources of the 61 industry specialists in the Industry Specialist Group who follow over 30 industries (fewer than one per professional). We believe that having access to this level of specialization will assist us in tailoring our due diligence process for specific industries as well as identifying target businesses. Additionally, this team of industry specialists will be further enhanced by the 34 Distressed/Private Equity Group professionals who have experience ranging from target identification and due diligence to strategy development and implementation as well as day-to-day operations management. While none of the investment professionals of the Highland Group has prior experience with blank check companies, we believe that these teams, and their scale, are a key strength in our ability to identify and consummate an acquisition.

Although the Highland Group has agreed to make its investment professionals available to us, at no cost, to actively source and structure an acquisition, none of these professionals, other than those serving as our officers or directors, will owe us any fiduciary duty and none of them, including those serving as our officers or directors, are required to commit their full time to our affairs. We cannot assure you that they will commit any minimum amount of time to our affairs. Consequently, the departure of a significant number of these professionals or the failure by them to devote time to our affairs could have a material adverse effect on our ability to consummate an initial business combination.

We have identified certain criteria and guidelines that we believe are important in evaluating prospective target businesses. A company’s ability to demonstrate stable and predictable cash flow will be a fundamental investment criterion. The criteria and guidelines that we intend to use in evaluating initial business combination opportunities are as specified in this prospectus under the heading “Proposed Business — Selection of a target business and structuring of a business combination.” These criteria and guidelines are subject to the requirement that our initial business combination must occur with one or more target businesses that have an aggregate fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions) at the time of such initial business combination. However, we may decide to enter into an initial business combination with a target business or businesses that do not meet some of these criteria and guidelines.

We have entered into a business opportunity right of first review agreement with Highland, which provides that from the effective date of the registration statement of which this prospectus forms a part until the earlier of the filing by us of a current report on Form 8-K with the SEC announcing the execution of a definitive agreement for our initial business combination, and 24 months after the date of this prospectus, we will have a right of first review with respect to business combination opportunities of the Highland Group with a fair market value of $200 million or more that the Highland Group first becomes aware of after the effective date. The Highland Group will first offer any such business opportunity to us (subject to fiduciary obligations it has to its clients as a registered investment advisor) and will not, and will cause each other business entity within the Highland Group and each fund and other investment vehicle managed or advised by the Highland Group not to, pursue such business opportunity unless and until our board of directors has determined for any reason that we will not pursue such opportunity. Decisions by us to release the Highland Group to pursue any specific business opportunity will be made solely by a majority of our disinterested directors. This right of first review will not include:

•	any investment opportunities in respect of companies in bankruptcy, or financially or operationally distressed companies;

•	companies targeted for acquisition by any company in which an investment vehicle managed or advised by the Highland Group has an investment; and

•	any entity in which any of our initial stockholders, officers, directors or the Highland Group or its affiliates has a financial interest.

While we may seek to acquire or acquire control of more than one business or asset, which we refer to as our “target business” or “target businesses,” our initial business combination must involve one or more target businesses having a fair market value, individually or collectively, equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $10.0 million, or approximately $11.5 million if the underwriters’ over-allotment option is exercised in full) at the time of such initial business combination. In the event we structure our initial business combination to acquire less than 100% of the equity interests of a target business, we will only consummate a business combination in which we become the controlling stockholder of the target. The key factor that we will rely on in determining controlling stockholder status would be our acquisition of at least 50.1% of the voting equity interests of the target company. We will not consider acquiring the equity interests of a target business unless the transaction meets such criteria. In addition, we will not enter into our initial business combination with any entity in which any of our initial stockholders, officers, directors or the Highland Group or our or their affiliates has a financial interest.

If we are unable to consummate a business combination within the allotted time period set forth in this prospectus, we will seek stockholder approval for our dissolution and adopt a plan of distribution, which will include the distribution of the proceeds held in the trust account to our public stockholders in an amount we expect to be $9.86 per share of common stock held by them (or approximately $9.84 per share if the underwriters exercise their over-allotment option).

Highland

We expect to benefit from our access to the Highland Group’s investment team, which operates in four main groups or teams:

Industry Specialist Group

The Industry Specialist Group is comprised of 61 investment professionals who manage assets in approximately 30 industries across several types of funds, including mutual funds, hedge funds and CDO funds in both the U.S. and Europe. Professionals in this group focus their time on investments in one particular industry (fewer than one industry per professional). We believe that having a staff to support this level of specialization allows its professionals to optimize their knowledge of a specific industry or industry segment, and its participants, which allows the Highland Group to identify better risk return opportunities within each industry. The size of the team in this group is designed to allow the professional to dedicate more time on identifying and evaluating opportunities. In addition, this group conducts extensive analysis across a diverse range of industries, which we believe will assist us in evaluating the attractiveness of target businesses.

As a result of its size and specialization, the Industry Specialist Group has built and maintains significant relationships in both the U.S. and European financial sponsor communities, having made loans and other investments in support of hundreds of leveraged buyouts, recapitalizations, and growth financings.

Distressed/Private Equity Group

The Distressed/Private Equity Group is comprised of 34 investment professionals. The group’s distressed investment activities include the oversight of three control distressed investment funds, traditional trading strategies and the acquisition of control or shared-control equity positions in middle market companies by purchasing securities of companies that it believes are operationally sound, but are overburdened with high levels of debt. The group then seeks to restore the companies’ balance sheets to health through bankruptcy or consensual financial restructuring. The group’s private equity activities include sourcing investments, focusing on post-investment management of private equity investments and leveraging the backgrounds of its investment professionals in operations, law, mergers and acquisitions, turnarounds and consulting. The group’s private equity activities are divided into three main functions:

•	Operations. Responsible for improving operations of portfolio companies, including cost/workforce reductions, interim management, implementation of process improvement and variation reduction methodologies such as Lean and Six Sigma, and supply chain improvements. Members of the operations team typically have division or plant management experience in a corporate setting.

•	Synthetic CEO/Strategy. Responsible for serving as industry experts, serving as “synthetic CEOs” to portfolio companies, spearheading portfolio company due diligence, post-investment execution and implementation of strategy including acquisitions, spin-offs, and management and ownership transition, setting strategy, and participating on boards of directors.

•	Leadership Development. Responsible for human resource and recruiting functions related to portfolio companies, including executive management, plant personnel, management evaluations, and organizational structure.

Business Development Group

The Highland Group has a dedicated in-house Business Development Group, which focuses on sourcing, analyzing and executing acquisitions. Established in 2003, the group consists of a team of highly experienced investment bankers who have over 50 years of experience in mergers and acquisitions and leveraged finance. Since 2003, the Business Development Group has analyzed numerous complementary acquisition opportunities for the Highland Group.

The Business Development Group uses a multi-strategy approach to sourcing acquisition opportunities including relationships with leading merger and acquisition groups, industry specialized and regional merger and acquisition boutiques, direct dialogue with the private equity community regarding portfolio company sales, and direct company screening and solicitation.

The Business Development Group uses a consistently applied, rigorous process for the screening, due diligence and valuation of potential acquisitions. Members of the team have significant experience negotiating the structure, terms and documentation for acquisitions. Potential acquisitions are evaluated on both strategic and financial merits, and approved by Messrs. Dondero and Okada.

Industry overview

Since the start of 2003, and as of May 16, 2008, based upon publicly available information, approximately 157 blank check companies have completed initial public offerings. Of these companies, only 50 companies have consummated an initial business combination, while 20 companies have announced they have entered into a definitive agreement for an initial business combination, but have not consummated such business combination, and 17 companies have failed to complete business combinations and have dissolved and returned their trust account proceeds to their stockholders. Accordingly, there are approximately 70 blank check companies with more than $13.1 billion in gross proceeds that are seeking to carry out a business plan similar to our business plan. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings from the date of this prospectus and prior to our completion of our initial business combination. While some of those companies must complete an initial business combination in specific industries, a number of them may consummate an initial business combination in any industry they choose.

Strengths

We believe that we have the following strengths:

Experienced management.

We will seek to capitalize on the significant investing experience and contacts of our Chairman and Chief Executive Officer, James D. Dondero, and our other executive officers. Mr. Dondero has over 20 years of experience investing in private equity, distressed debt and mezzanine lending. In addition, Mark Okada, our President, has more than 20 years of experience in sourcing, evaluating, structuring and negotiating control investments and in owning businesses.

Access to the Highland Group’s investment platform.

The investment professionals of the Highland Group have extensive experience investing in par and distressed debt, high-yield bonds, mezzanine debt and public and private equity. Highland manages approximately $38 billion of assets as of March 31, 2008. We will have access to the broad capabilities of the Highland Group and its investments team.

Established deal sourcing network.

We expect to be well positioned to source an initial business combination as a result of our access to the Highland Group’s extensive infrastructure, which includes three offices in the U.S. and Europe and over 125 investment professionals, including 16 Partners. We intend to capitalize on the diverse deal-sourcing opportunities in both the U.S. and Europe that we believe the Highland Group will bring to us as a result of its investment experience, track record and network of contacts including financial sponsors, executives of public and private companies, merger and acquisition advisory firms, investment banks, capital markets desks, lenders and other financial intermediaries and sponsors. The Highland Group’s investment professionals will be available to assist us in connection with sourcing an acquisition.

Disciplined investment process.

In identifying potential target businesses, we will apply the Highland Group’s rigorous and consistent investment process. This includes analysis of: (i) the acquisition multiple; (ii) the fundamental soundness and viability of the business; (iii) historic and projected financials; (iv) the key drivers of revenues and cost components; (v) forecasted performance under sensitized assumptions; (vi) capital expenditures; (vii) working capital needs; (viii) the level of downside protection through asset values; (ix) micro and macroeconomic trends that impact the business and the industry; (x) the business’s products and sales channels; (xi) qualitative analysis of company management; (xii) the competitive dynamics of the industry and the target company’s position; (xiii) input from third-party advisors; and (xiv) other factors based on the specific opportunity.

Post-acquisition experience.

We may have access to the Highland Group’s professionals who have extensive experience serving on the boards of directors of companies in which the Highland Group has substantial equity positions or management oversight. To supplement the Highland Group’s “in-house” expertise, it has developed and maintained a network of experts in various industries that it utilizes on a case-by-case basis. Additionally, the Highland Group utilizes, and makes available to its affiliated companies, the opportunity to reduce overhead by grouping common expenses. Examples of such groups include, among others (i) general insurance; (ii) health benefits; (iii) direct and indirect materials (i.e. purchasing); (iv) 401k and pension plan administration; and (v) human resources management.

Experience with middle market companies.

We expect to benefit from the Highland Group’s experience, which has historically been focused on investments in private middle market companies. We will use the Highland Group’s network of relationships with investment professionals, bankers, private equity firms and others focused on private middle market companies to attract well-positioned prospective business combinations. The various groups within the Highland Group oversee a portfolio of investments in more than 1,500 companies, most of which are middle market, and maintain an extensive network of relationships.

Access to the Highland Group’s infrastructure.

The Highland Group has over 250 employees, including over 125 investment professionals, who will be available to support our operations. This includes access to the Highland Group’s “back-office” functions which address legal, compliance, and operational matters. We will also have the benefit of the experience of the Highland Group’s senior professionals and third party advisory relationships, many of whom have served on public and private company boards of directors and/or have served in other senior management roles.

Highland Senior Management

The following members of Highland senior management will be involved in helping us to source, analyze and execute a business combination; however, none of the following individuals, other than those serving as our officers or directors, will owe us any fiduciary duty and none of them, including our officers and directors, are required to commit their full time to our affairs. We cannot assure you that they will commit any minimum amount of time to our affairs.

James D. Dondero, Managing Partner, President — Mr. Dondero is a founder of Highland and has served as its President and Managing Partner since 1993. Prior to founding Highland, Mr. Dondero served as Chief Investment Officer of Protective Life Corporation’s Guaranteed Investment Contract, or GIC, subsidiary, an issuer of guaranteed investment contracts to private pension plans, where he helped grow the business from its inception in 1989 to over $2 billion of assets in 1993. His portfolio management experience includes mortgage-backed securities, investment grade corporate debt instruments, leveraged bank loans, emerging markets, derivatives, control distressed private equity, preferred stocks and common stocks. From 1985 to 1989, Mr. Dondero managed approximately $1 billion in fixed income funds for American Express, a diversified financial services company. Mr. Dondero is a Beta Gamma Sigma graduate of the University of Virginia with Bachelor of Science degrees in Accounting and Finance. He completed financial training at Morgan Guaranty Trust Company. Mr. Dondero is a Certified Public Accountant and a Certified Management Accountant. He has earned the right to use the Chartered Financial Analyst designation.

Mark Okada, Managing Partner, Chief Investment Officer — Mr. Okada is a founder of Highland and has served as its Chief Investment Officer and Managing Partner since 1993. Mr. Okada is responsible for overseeing the Highland Group’s investment activities for its various funds and managed accounts and has over 20 years of experience in the leveraged finance market. Prior to founding Highland, Mr. Okada served as Manager of Fixed Income for Protective Life Corporation’s GIC subsidiary, an issuer of guaranteed investment contracts to private pension plans, from 1990 to 1993. He was primarily responsible for the bank loan portfolio and other risk assets. Protective Life Corporation, an insurance company and issuer of guaranteed investment contracts to private pension plans, was one of the first non-bank entrants into the syndicated loan market. From 1986 to 1990, Mr. Okada served as Vice President for Hibernia National Bank, a banking institution, managing over $1 billion of high-yield bank loans. Mr. Okada is Chairman of the Board of Directors of Common Grace Ministries, Inc. Mr. Okada is an honors graduate of the University of California Los Angeles with degrees in Economics and Psychology. He completed his credit training at Mitsui and he has earned the right to use the Chartered Financial Analyst designation.

Patrick H. Daugherty, Partner, Head of Distressed and Co-Head of Private Equity — Mr. Daugherty is a Partner and the Head of Distressed and Co-Head of Private Equity at Highland. He formally served as General Counsel and Head of the Merchant Banking Group at Highland. Prior to joining Highland in April 1998, Mr. Daugherty served as Vice President in the Corporate Finance Group at Bank of America Capital Markets, Inc (formerly NationsBanc Capital Markets, Inc.) where he originated and structured leveraged transactions of mid-cap companies located in the Southwest. Prior to joining Bank of America, Mr. Daugherty was an Associate with the law firm Baker, Brown, Sharman and Parker in Houston, Texas, where he worked with banks and financial institutions in the liquidation of various RTC (Resolution Trust Corporation) assets. Mr. Daugherty has over 16 years of experience in distressed, high yield and corporate restructuring. He has been involved in over 100 restructurings and held steering committee positions in over 50 bankruptcies. Mr. Daugherty received a Juris Doctorate from The University of Houston Law School, and a BBA in Finance from The University of Texas at Austin. Mr. Daugherty is a member of the Texas Bar Association.

John Honis, Partner, Co-Head of Private Equity Group & Portfolio Company Management — Mr. Honis is Co-Head of the Private Equity Group at Highland. He has more than 25 years of business experience as chief executive officer, chief restructuring officer and board-level advisor to high-growth and distressed companies in a wide range of manufacturing, high-tech and service industries. Prior to joining Highland in 2006, Mr. Honis co-founded Barrier Advisors, L.P., or Barrier, a boutique financial advisory firm, in 2001. Barrier is a leading provider of strategic, operational and financial advice to portfolio companies owned by private equity, venture capital and money management institutions. Barrier’s specialties include advising on corporate restructurings and turnarounds for distressed middle market companies and their financial sponsors or owners. During his tenure at Barrier, Mr. Honis led many turnarounds and strategic growth initiatives; Barrier was sold to an affiliate of Highland in 2006. Prior to founding Barrier in 2001, Mr. Honis served as president, chief executive officer and chief restructuring officer of five telecommunications firms. His experiences in all aspects of growth management, strategic/operational turnarounds, financial restructuring, mergers and acquisitions and capital markets in high-tech industries were the foundational elements of Barrier’s charter. Mr. Honis’s career started at J.P. Morgan, a financial services firm in New York, where he was a member of the firm’s global consulting practice, specializing in the design and implementation of worldwide corporate finance processes and systems. Mr. Honis is a graduate of Syracuse University with degrees in Economics, Business Administration and Marketing.

Jack Yang, Partner, Head of Business Development Group — Mr. Yang has managed the Highland Group’s hedge fund business since May 2003, and is responsible for the Highland Group’s product development, fundraising, and investor relations activities. Mr. Yang has served as the head of the Highland Group’s New York office since 2003, and has been a member of the Board of Directors of Highland Capital Management Europe, Ltd since April 2006. Prior to joining Highland, Mr. Yang was Managing Director and Global Head of Leveraged Finance Products at Merrill Lynch, a wealth management, capital markets and advisory company. He joined Merrill Lynch in 1994 to establish the firm’s syndicated loan business and co-headed the firm’s Global Leveraged Finance Division from 1999 to 2001. In addition to heading the syndicated loan activities of the firm, while at Merrill Lynch he had significant responsibility for establishing and managing the $1.5 billion ML Bridge Loan Fund, the $1.1 billion ML Mezzanine Fund, and the European Leveraged Finance Group. He was a senior member of the firm’s Debt Markets Commitment Committee and Mezzanine Investment Committee. Prior to joining Merrill Lynch, Mr. Yang spent 11 years at Chemical Securities, Inc., a securities subsidiary of Chemical Banking Corporation, a bank holding company, and was a founding member of the Global Syndicated Finance Division. Mr. Yang is Vice Chairman of the Board of Directors of The Loan Syndications and Trading Association and is a member of the Finance Committee. He is a graduate of Cornell University and earned a Masters degree in Business Administration from Columbia Business School.

Joseph Dougherty, Partner, Head of Retail Products — Mr. Dougherty has been Head of Retail Products and a Senior Portfolio Manager at Highland since February 2004. Mr. Dougherty has served as Portfolio Manager, Senior Vice President and/or Director of Highland’s NYSE-listed funds and 1940 Act registered funds since 2000. He has also served as Portfolio Manager for the Highland Group’s sub-advised closed-end and retail funds since 2004. In this capacity, Mr. Dougherty oversees investment decisions and day-to-day operations for these funds. Mr. Dougherty served as Portfolio Analyst for Highland from 1998 to 1999. As a Portfolio Analyst, Mr. Dougherty helped follow companies within the chemical, retail, supermarket, wireless and restaurant sectors. Prior to joining the Highland Group in March 1998, Mr. Dougherty served as an Investment Analyst with Sandera Capital Management, a private investment firm, from 1997 to 1998. He was a Business Development Manager at Akzo Nobel, a company based in the Netherlands, from 1994 to 1996 and a Senior Accountant at Deloitte & Touche, LLP, from 1992 to 1994. He received a Masters degree in Business Administration from Southern Methodist University, and a Bachelor of Science degree in Accounting from Villanova University. Mr. Dougherty is a Certified Public Accountant, and has earned the right to use the Chartered Financial Analyst designation.

Eugene Miao, Managing Director, Business Development Group — Mr. Miao has managed the Highland Group’s relationships with the private equity community since April 2007. Mr. Miao has over 20 years of experience and broad relationships in financial sponsor coverage and leveraged finance. Prior to joining Highland, from 2005 to 2007, he was a Managing Director at CIBC World Markets, the investment banking subsidiary of Canadian Imperial Bank of Commerce Corp., in the Financial Sponsors/Acquisition Finance Group managing the firm’s relationships with private equity sponsors for a full range of investment banking products. Prior to joining CIBC, from 2003 to 2004, Mr. Miao was a Managing Director at CRT Capital Group, LLC, an institutional securities and investment firm. From 1998 to 2003, Mr. Miao was a Managing Director in the Financial Sponsor Coverage Group of Merrill Lynch, a wealth management, capital markets and advisory company, where he also was a member of the firm’s Debt Commitment Committee and Equity Commitment Committee. Prior to joining Merrill Lynch, Mr. Miao spent 10 years in the Sponsor Coverage, High Yield, and Corporate Finance Groups of Morgan Stanley, a financial services firm. Mr. Miao is an honors graduate of Harvard College and received his Masters in Business Administration from Harvard Business School.

Kenneth McGovern, Chief Financial Officer — Mr. McGovern has been the Chief Financial Officer of Highland since July 2007. From August 2005 to July 2007, Mr. McGovern was the Chief Investment Officer at Flagstone Reinsurance Holdings, a Bermuda-based reinsurance company. Prior to joining Flagstone, Mr. McGovern was Director of Capital Markets at Wal-Mart Stores, Inc., or Wal-Mart, where he started in 1992. Prior to his role in Corporate Finance at Wal-Mart, he spent eight years as an independent technology consultant. Mr. McGovern has a Master of Arts degree in Mathematical Finance from Columbia University, a Master of Science degree in Industrial Administration from Purdue University, and a Bachelor of Science degree from the University of Maryland.

Michael Colvin, General Counsel — Mr. Colvin has been General Counsel of Highland since June 2007. From January 2007 to June 2007, Mr. Colvin was a Shareholder in the Corporate and Securities Group at Greenberg Traurig, LLP. While at Greenberg Traurig, LLP, Mr. Colvin was responsible for corporate practices, emphasizing mergers and acquisitions, private equity investments, financings and restructurings, and corporate counseling. Prior to working at Greenberg Traurig, LLP, Mr. Colvin was a Partner in the Private Equity Practice Group at Weil, Gotshal & Manges, LLP, where he started in 1995. He received his Juris Doctor degree, with high distinction, from the University of Kentucky College of Law and his Bachelor of Science degree in Finance, summa cum laude, from Western Kentucky University. Mr. Colvin’s professional certifications include membership in the New York State and Texas Bar Associations.

Thomas J. Surgent, Assistant General Counsel — Mr. Surgent has been Assistant General Counsel of Highland since September 2007. From August 2004 to September 2007, Mr. Surgent practiced in the Corporate and Securities Group at Greenberg Traurig, LLP. Prior to working at Greenberg Traurig, from July 1999 to August 2004, Mr. Surgent practiced in the Corporate and Securities Group at Weil, Gotshal & Manges, LLP in London and Dallas, Texas. Mr. Surgent’s practice has consisted of advising funds, sponsors, underwriters, corporations and other issuers with respect to corporate finance, mergers and acquisitions, private equity, joint ventures, corporate governance and restructurings with respect to both domestic and cross-border transactions. Since 2005, Mr. Surgent has dedicated a significant portion of his practice to initial public offerings of “special purpose acquisition companies” and related business combinations issues. Mr. Surgent received his Juris Doctor degree, magna cum laude, from the Florida State University College of Law and a Bachelor of Science degree in Finance from Florida State University. Mr. Surgent’s professional certifications include membership in the Texas and Florida Bar Associations.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. While substantially all of the net proceeds of this offering are allocated to consummating an initial business combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, you will not be provided an opportunity to evaluate the specific merits or risks of one or more target businesses at the time of your investment. If we engage in an initial business combination with a target business using our capital stock or debt financing to fund the combination, proceeds from this offering and the sale of the private placement units will then be used to undertake additional acquisitions or to fund the operations of the target business on a post-combination basis. We may engage in an initial business combination with a company that does not require significant additional capital but is seeking a public trading market for its shares, and which wants to merge with an already public company to avoid the uncertainties associated with undertaking its own public offering. These uncertainties include time delays, compliance and governance issues, significant expense, a possible loss of voting control, and the risk that market conditions will not be favorable for an initial public offering at the time the offering is ready to be commenced. We may seek to effect a business combination with more than one target business, although our limited resources may serve as a practical limitation on our ability to do so.

We have not identified a target business

We do not have any specific initial business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not sought, nor have we have engaged or retained any agent or other representative, to identify or locate any suitable acquisition candidate, conduct any research or take any measures, directly or indirectly, to locate or contact a target business. In addition, because of the nature of the Highland Group’s business, executives associated with the Highland Group occasionally receive unsolicited inquiries that identify companies that are potentially for sale. Management has not and will not respond to any such inquiries, nor will it pursue any potential targets that such unsolicited inquiries have identified prior to the completion of this offering. Other than such inquiries, management has not received any inquiries regarding potential target businesses. Further, neither our management nor, to our knowledge, any other person working on our behalf, is aware of any potential targets they may direct to us and, in order to avoid the possibility of a claim that we had pre-identified a potential target business, we will not use any non-public information relating to specific target businesses that was known by the Highland Group’s investment professionals or any other affiliates prior to the completion of this offering. In assessing whether to investigate or pursue a target business opportunity that one of the Highland Group’s investment professionals or other affiliates brings to our attention after consummation of our offering, we will ascertain whether such person had any non-public information with respect to such business opportunity or had otherwise considered such business opportunity prior to the offering of our units, and if so, exclude such opportunity from our potential acquisition targets at that time. Consequently, we will not be presented with certain target businesses that would be appropriate for us, which will increase the difficulty of consummating an initial business combination.

There is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

Sources of target businesses

We expect that our principal means of identifying potential target businesses will be through the extensive contacts and relationships of the Highland Group, with which we have entered into a business opportunity right of first review agreement, and our officers and directors. However, in order to avoid the possibility of a claim that we had pre-identified a potential target business, we will not use any non-public information relating to specific target businesses that was known by the Highland Group’s investment professionals or any other affiliates prior to the completion of this offering. Consequently, we will not be presented with certain target businesses that would be appropriate for us, which will increase the difficulty of consummating an initial business combination. While our officers are not required to commit to our business on a full-time basis and our directors have no commitment to spend any time in identifying or performing due diligence on potential target businesses, our officers and directors believe that the relationships they have developed over their careers and their access to the Highland Group professionals will generate a number of potential business combination opportunities that will warrant further investigation. Various unaffiliated parties, such as investment banking firms, venture capital funds, private equity funds, leveraged buyout funds and similar sources, may also bring potential target businesses to our attention. We believe this based on our expectation that these unaffiliated sources will become aware of our search through our mutual professional relationships and as a result of any media coverage we may receive.

We may pay fees or compensation to third parties for their efforts in introducing us to potential target businesses that we have not previously identified. Such fees or compensation may be calculated as a percentage of the dollar value of the transaction and/or may involve monthly retainer payments. We will seek to negotiate the lowest reasonable percentage fee consistent with the attractiveness of the opportunity and the alternatives, if any, that are then available to us. Payment of finder’s fees is customarily tied to completion of a transaction. Although it is possible that we may pay finder’s fees in the case of an uncompleted transaction, we consider this possibility to be extremely remote. In no event will we pay any of our initial stockholders, officers, directors, the Highland Group or our or their affiliates, any finder’s fee, reimbursements, cash payments or other compensation for services rendered to us prior to or in connection with the consummation of an initial business combination, other than (i) repayment of advances of $200,000 made to us by Highland to cover offering-related and organizational expenses; (ii) payment of an aggregate of $10,000 per month to Highland for office space, secretarial and administrative services; (iii) payment of customary fees in connection with any financing that the Highland Group may arrange or originate in connection with our initial business combination, provided that any such financing is on arm’s length terms and is described in the proxy materials we send to our stockholders in connection with our initial business combination; and (iv) reimbursement for any out-of-pocket expenses related to this offering and identifying, investigating and consummating an initial business combination. In addition, none of our initial stockholders, officers or directors, the Highland Group or any of our or their affiliates will receive any finder’s fee, consulting fees or any similar fees from any person or entity in connection with any initial business combination involving us other than any compensation or fees that may be received for any services provided following such initial business combination or payment of customary fees in connection with any financing that the Highland Group may arrange or originate in connection with an initial business combination; provided that any such financing is on arm’s length terms, approved by our audit committee and is described in the proxy materials we send to our stockholders in connection with an initial business combination. Our audit committee will review and approve all payments made to our initial stockholders, officers, directors, the Highland Group or our or their affiliates, other than the repayment of advances of $200,000 and the $10,000 per month payment described above, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with a target business with a fair market value that is at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $10.0 million, or approximately $11.5 million if the over-allotment option is exercised in full) at the time of such initial business combination, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. In the event we structure our initial business combination to acquire less than 100% of the equity interests of a target business, we will only consummate a business combination in which we become the controlling stockholder of the target. The key factor that we will rely on in determining controlling stockholder status would be our acquisition of at least 50.1% of the voting equity interests of the target company. We will not consider acquiring the equity interests of a target business unless the transaction meets such criteria. In addition, we will not enter into our initial business combination with any entity in which any of our initial stockholders, officers, directors or the Highland Group or our or their affiliates has a financial interest.

We have identified certain criteria and guidelines that we believe are important in evaluating prospective target businesses. A company’s ability to demonstrate stable and predictable cash flow will be a fundamental investment criterion. Below are the criteria and guidelines that we intend to use in evaluating initial business combination opportunities. These criteria and guidelines are subject to the requirement that our initial business combination must occur with one or more target businesses that have an aggregate fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions) at the time of such initial business combination. However, because our efforts in identifying a prospective target business will not be limited to a particular industry, no additional criteria or guidelines have been identified by us and we may decide to enter into an initial business combination with a target business or businesses that do not meet some of these criteria and guidelines:

•	Established companies with positive cash flow. We will target established businesses with solid historical financial performance. We will focus on companies with a history of profitability on an operating cash flow basis. We do not intend to acquire start-up companies, companies with speculative business plans or companies that are excessively leveraged.

•	Potential for the Highland Group to add value. We will target businesses where we believe the Highland Group could add value by bringing resources to bear over and above a company’s existing capabilities, although the Highland Group is under no obligation to do so. Often middle market companies lack the depth of expertise across non-core functional areas.

•	Sound business fundamentals. We will target businesses with dominant market positions, unique franchises, secure market niches or distinctive products or services.

•	Experienced management team. We will target businesses that have experienced management teams with a proven track record for delivering top line growth and bottom line profits through strategic business management and effective team building.

•	Diversified customer and supplier base. We will target businesses that have a diversified customer and supplier base. Companies with a diversified customer and supplier base are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their customers, suppliers and competitors.

•	Forecast performance under sensitized assumptions. We will target businesses whose projected financial performance justifies its acquisition value under sensitized assumptions. Also, by introducing variables to a company’s financial projections, we may be able to determine their reasonableness, as well as gain comfort in the business’ ability to weather industry or economic downturns.

•	Downside protection through asset values. We will target businesses with assets that have historically held value in downturns, thereby providing protection to our stockholders. Companies with such assets tend to find a “floor” in value and may provide a more stable market valuation as a result.

•	Opportunity for “spin off” opportunities in target companies. We will target businesses that may present an opportunity to create value by selling or spinning-off business units which the market may not be fully valuing as a part of the larger entity. The value “created” as a result of the sale or spinoff can then be used for various initiatives that benefit our stockholders, including (i) stock repurchases, (ii) acquisitions, (iii) debt repayment and (iv) capital improvements.

•	Opportunity for future “bolt-on” acquisitions. We will target businesses that provide opportunities for future “bolt-on” acquisitions as a means to deliver enhanced value. Through the use of strategic bolt-on acquisitions, we believe we may be able to create value in several ways, including (i) reducing operating costs and driving operational efficiencies; (ii) improving economies of scale; (iii) increasing valuation of the aggregate enterprise; (iv) complementing capabilities and/or management; (v) filling strategic gaps and diversifying the business; (vi) complementing organic growth initiatives and/or reducing time constraints of growing organically; (vii) improving competitive position; and (viii) applying best practices across combined entities.

We do not intend to pursue an initial business combination with companies in bankruptcy, or financially or operationally distressed companies. These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete the initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. We expect that due diligence of prospective target businesses will be performed by some or all of our officers, directors and the Highland Group investment professionals. We may engage market research firms or third-party consultants to assist us with performing due diligence and valuations of the target company. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a potential or initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete an initial business combination.

Fair market value of target business or businesses and determination of offering amount

The initial target business or businesses with which we combine must have a collective fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $10.0 million, or approximately $11.5 million if the over-allotment option is exercised in full) at the time of such initial business combination. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of such initial business combination. We may seek to consummate our initial business combination with a target business or businesses with a collective fair market value in excess of the balance in the trust account. However, we would need to obtain additional financing to consummate such an initial business combination, and there is no assurance we would be able to obtain such financing.

In determining the size of this offering, our management concluded, based on their collective experience in financing, structuring and otherwise capitalizing target businesses, that an offering of this size, together with the proceeds of the private placement units, would provide us with sufficient equity capital to execute our business plan. We believe that this amount of equity capital, plus our ability to finance an acquisition using stock or debt in addition to the cash held in the trust account, will give us substantial flexibility in selecting an acquisition target and structuring our initial business combination. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more target businesses whose fair market value, collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $10.0 million or approximately $11.5 million if the over-allotment option is exercised in full) at the time of our initial business combination. In determining the size of this offering, our management also considered what size offering we believed would be successfully received given market conditions, our management, and the size of initial public offerings of other similarly structured blank check companies.

In contrast to many other blank check companies that must combine with one or more target businesses that have a fair market value equal to 80% or more of the acquiring company’s net assets, we will not combine with a target business or businesses unless the fair market value of such entity or entities meets a minimum valuation threshold of 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $10.0 million, or approximately $11.5 million if the over-allotment option is exercised in full) at the time of our initial business combination. We have used this criterion to provide investors and our officers and directors with greater certainty as to the fair market value that a target business or businesses must have in order to qualify for our initial business combination. The determination of net assets requires an acquiring company to have deducted all liabilities from total assets to arrive at the balance of net assets. Given the ongoing nature of legal, accounting, stockholder meeting and other expenses that will be incurred immediately before and at the time of an initial business combination, the balance of an acquiring company’s total liabilities may be difficult to ascertain at a particular point in time with a high degree of certainty. By using a minimum threshold valuation of 80% of the balance in the trust account, if we incur significant liabilities and expend most of the funds outside of the trust, the “balance in trust” calculation would result in a figure that is greater than the “net assets” calculation, with a result that the fair market value of a target business that we could acquire would have to be higher. Accordingly, we have determined to use the valuation threshold of 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $10.0 million or approximately $11.5 million if the over-allotment option is exercised in full) for the fair market value of the target business or businesses with which we combine so that our officers and directors will have greater certainty when selecting, and our investors will have greater certainty when voting to approve or disapprove, a proposed initial business combination with a target business or businesses that such target business or businesses will meet the minimum valuation criterion for our initial business combination.

In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business. Our board of directors will perform its own valuations and analyses in seeking to determine that the target has a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $10.0 million or approximately $11.5 million if the over-allotment option is exercised in full) at the time of our initial business combination. Whether or not the fair market value of a target business or businesses is in excess of 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $10.0 million or approximately $11.5 million if the over-allotment option is exercised in full) will be determined by our board of directors based upon standards generally accepted by the financial community as applicable and appropriate in the valuation of businesses in the industry of any target business considered by us, such as the following: comparative company analysis, including without limitation, earnings before interest, taxes, depreciation, and amortization, revenue, equity, and assets; industry analysis based upon then current trends, historical growth, and other relevant industry statistics; forecasted financial data, such as sales, earnings and cash flow; and other relevant indicia of value. The board of directors will make its valuation assessment based on all relevant information available at the time, and in accordance with its obligations under Delaware law, which may differ on a case-by-case basis depending on the specific nature of the target and the structure of the transaction, including the projected performance of the target based on its potential under our business plan (as determined based upon standards generally accepted by the financial community, as well as the criteria discussed under “Selection of a target business and structuring of a business combination” above). Accordingly, we cannot predict at this time the precise information that the board of directors intends to provide to stockholders regarding the valuation of a particular target, other than whether it meets the 80% threshold criterion.

If our board of directors is not able to determine independently that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion in that regard from an unaffiliated, independent investment banking firm which is a member of the Financial Industry Regulatory Authority, or FINRA. Furthermore, if we seek to merge with or acquire a registered broker-dealer, we will engage an independent investment bank that meets the requirements of a “qualified independent underwriter” under the NASD rules to render a fairness opinion. We expect that any such opinion would be included in our proxy soliciting materials furnished to our stockholders in connection with the stockholder vote required to approve our initial business combination, and that such independent investment banking firm will be a consenting expert. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the business if our board of directors independently determines that the target business or businesses has sufficient fair market value to meet the threshold criterion. In addition, if our board of directors has informed stockholders that it believes that a target business meets the 80% threshold criterion, our board of directors will not be otherwise required to provide stockholders with valuations and analyses or quantify the value of any target. Further, in the event that we issue shares in order to acquire a target and such issuance causes the investors in this offering to collectively become minority stockholders, we will not be required to obtain an opinion or independently opine on whether the transaction is fair to our stockholders. However, any such issuance shall not affect the requirement that a majority of the shares of common stock voted by our public stockholders must approve any initial business combination.

Competition

We believe that potential target businesses may favor us over some other potential purchasers of their businesses, which may include private equity funds, public and private operating businesses and other entities and individuals, both foreign and domestic, for the following reasons:

•	Because our capital structure does not require us to effect a liquidity event at any particular time, we believe that potential target businesses may favor us over certain other entities, such as venture capital funds, leveraged buyout funds and other private equity funds, that have finite lives, which generally require the funds to effect a liquidity event, such as a sale, refinancing or public offering, for portfolio companies in order to return capital to investors.

•	We will not integrate the operations of our initial business combination into an existing environment and corporate culture with pre-existing methods of doing business, as is common with acquisitions by operating companies (both public and private).

Nonetheless, in identifying, evaluating and pursuing potential target businesses, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these entities possess greater financial, marketing, technical, human and other resources than we. Our ability to compete in acquiring a target business will be limited by our available resources. Further:

•	our obligation to seek stockholder approval of our initial business combination may materially delay the consummation of a transaction;

•	our obligation to convert into cash up to 40% of the shares (minus one share) underlying the units sold in this offering in certain instances may materially reduce the resources available for a business combination; and

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these factors may place us at a competitive disadvantage in identifying and successfully negotiating our initial business combination, particularly against a competitor that does not need stockholder approval.

If we succeed in effecting our initial business combination, there will, in all likelihood, be intense competition from competitors of the initial target business and we may not have the resources to compete effectively.

Lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must involve one or more target businesses whose collective fair market value meets the criteria discussed above at the time of such initial business combination. Consequently, we expect to complete only a single initial business combination, although this may entail a simultaneous combination with several operating businesses. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including complex accounting or financial reporting issues. For example, we may need to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically.

A simultaneous combination with several target businesses also presents logistical issues, such as the need to coordinate the timing of negotiations, proxy statement disclosure and closings. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the businesses could fall below the required fair market value threshold described above.

Accordingly, while it is possible that our initial business combination may involve more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single target business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating our initial business combination with only a single entity, our lack of diversification may subject us to negative economic, competitive and regulatory developments, in the particular industry in which we operate after our initial business combination.

If we complete our initial business combination structured as a merger in which the consideration is our stock, we could have a significant amount of cash available to make subsequent add-on acquisitions.

Limited ability to evaluate the target business’s management

We will independently evaluate the quality and experience of the existing management of a target business and will make an assessment as to whether or not they should be replaced on a case-by-case basis. As an example, a company in weak financial condition may be experiencing difficulties because of its capitalization and not because of its operations, in which case operating management may not need to be replaced.

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting an initial business combination with that business, we cannot assure you that our assessment of the target business’s management will prove to be correct. In addition, we cannot assure you that management of the target business will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our officers and directors will remain associated in some capacity with us following our initial business combination, a final determination of their continued involvement with the business upon completion of an initial business combination will be made jointly with our board of directors and based on the facts and circumstances at the time. The goal of our board of directors will be to ensure that they select the best management team to pursue our business strategy. If they determine that the incumbent management of an acquired business should be replaced and that one or more of our officers and directors is the best available replacement, it is possible that some of our officers or directors will devote some or all of their efforts to our affairs subsequent to our initial business combination.

Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

Prior to the completion of our initial business combination, we will submit the proposed initial business combination to our stockholders for approval, even if the nature of the transaction is such as would not ordinarily require stockholder approval under the Delaware General Corporation Law. In addition, if within 90 days before the expiration of the 24- or 30-month period after the date of this prospectus, as the case may be, we seek approval from our stockholders to consummate an initial business combination, the proxy statement related to such initial business combination will also seek stockholder approval for our dissolution and our plan of distribution in the event neither such business combination nor any other business combination is consummated during such 24-month period (or in the event such business combination is not consummated during such 30-month period if a definitive agreement with respect to a proposed initial business combination has been executed within 24 months after the date of this prospectus). The quorum required to constitute this meeting, as for all meetings of our stockholders in accordance with our bylaws, is a majority of our issued and outstanding common stock (whether or not held by public stockholders). We will consummate our initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholder meeting are voted in favor of our initial business combination and (ii) not more than 40% of the shares (minus one share) underlying the units sold in this offering are both voted against our initial business combination and duly elected to be converted as described in this prospectus. This may have the effect of making it easier for us to have an initial business combination approved over stockholder dissent than most other blank check companies with a business purpose similar to ours. Similar blank check companies generally will not consummate an initial business combination if public stockholders holding more than 20% of their outstanding shares of common stock exercise their conversion rights. In addition, the requirement that the .2 of a share of common stock and the warrant underlying each subunit be traded only as a subunit until the open of trading on the first trading day after we consummate our initial business combination may provide an incentive for holders of subunits to vote in favor of an initial business combination because the warrants underlying the subunits are not entitled to participate in a liquidation distribution in the event of our dissolution and liquidation.

Under the terms of our amended and restated certificate of incorporation, this provision may not be amended without the unanimous consent of our stockholders prior to consummation of an initial business combination. However, these unanimous consent provisions may not be enforceable under Delaware law. Section 242(b) of the Delaware General Corporation Law provides in relevant part that permitted amendments to a company’s certificate of incorporation may be effected by the holders of a majority of the outstanding stock entitled to vote thereon. Even though the validity of unanimous consent provisions under Delaware law has not been settled, neither we nor our board of directors will propose any amendment to this 40% threshold, or support, endorse or recommend any proposal that stockholders amend this threshold (subject to any fiduciary obligations our management or board of directors may have). In addition, we believe we have an obligation in every case to structure our initial business combination so that not less than 40% of the shares (minus one share) underlying the units sold in this offering have the ability to be converted to cash by public stockholders duly exercising their conversion rights and the initial business combination will still go forward. Provided that a quorum is in attendance at the meeting, in person or by proxy, a failure to vote on the initial business combination at the stockholders’ meeting will have no outcome on the transaction. Voting against our initial business combination alone will not result in conversion of a public stockholder’s shares into a pro rata share of the trust account as described in this prospectus. In order to convert his, her or its shares in connection with the stockholder vote required to approve our initial business combination, a public stockholder must also duly exercise his, her or its conversion rights as described in this prospectus.

If a majority of the shares of common stock voted by the public stockholders are not voted in favor of a proposed initial business combination or more than 40% of the shares (minus one share) underlying the units sold in this offering are both voted against our initial business combination and duly elected to be converted, we may use any remaining portion of the 24-month period after the date of this prospectus, but would not be permitted to use any remaining portion of the additional six-month period, to continue to seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus. In connection with seeking stockholder approval of our initial business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the target business based on U.S. generally accepted accounting principles.

In connection with the stockholder vote required to approve our initial business combination, our initial stockholders have agreed to vote the founders’ shares, and our founding stockholder has agreed to vote the private placement shares in accordance with the majority of the shares of common stock voted by the public stockholders. Our initial stockholders, Highland and each of our officers and directors have also agreed that if it or he acquires shares of common stock in or following this offering, including shares of common stock acquired by our founding stockholder or Highland pursuant to the limit order described in this prospectus, it or he will vote all such acquired shares in favor of our initial business combination. As a result, our initial stockholders, Highland or any of our officers or directors may be able to influence the outcome of the vote on our initial business combination, but will not be able to exercise conversion rights with respect to any shares of our common stock purchased in this offering or the secondary market, including those purchased pursuant to the limit order However, it or he will participate in any liquidation distributions with respect to any such shares of common stock in the event we fail to consummate an initial business combination.

Conversion rights

Public stockholders voting against an initial business combination that is approved and consummated will be entitled to convert their shares of common stock into a pro rata share of the trust account. Only whole shares can be converted. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his, her or it or any other person with whom he, she or it is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities, will be restricted from seeking conversion rights with respect to more than 10% of the shares underlying the units sold in this offering. Such a public stockholder would still be entitled to vote against a proposed initial business combination with respect to all shares owned by him, her or it or his, her or its affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of stock before a vote held to approve a proposed initial business combination and attempt to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, for example, a public stockholder who owns more than 10% of the shares underlying the units sold in this offering could threaten to vote against a proposed initial business combination and seek conversion, regardless of the merits of the proposed initial business combination, if his, her or its shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him some of their shares). By limiting each stockholder’s ability to convert only up to 10% of the shares underlying the units sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block an initial business combination which is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction. The initial stockholders, Highland and our officers and directors will not be able to exercise conversion rights with respect to any of our shares that they may acquire prior to, simultaneously with, in or after this offering.

Public stockholders who convert their shares into a pro rata share of the trust account will be paid the conversion price on the closing date of our initial business combination and will continue to have the right to exercise any warrants they own, including the warrant contained in the subunits as to which they have both voted the underlying common stock against the business combination and duly elected to have such common stock converted. The initial per-share conversion price is expected to be approximately $9.86 per share (or approximately $9.84 per share if the over-allotment option is exercised in full). Since this amount is less than the $10.00 per unit offering price and may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise conversion rights. This conversion could have the effect of reducing the amount distributed to us from the trust account by up to approximately $98,599,990 (assuming conversion of the maximum of 9,999,999 shares of common stock), and would reduce the deferred underwriting discounts and commissions payable to the underwriters by approximately $4,000,000.

In addition, in connection with the stockholder vote on our initial business combination, if public stockholders convert more than 20%, but less than 40%, of the common stock underlying the units sold in this offering, our initial stockholders have agreed to forfeit the same percentage of founders’ units (up to 20% of the founders’ units (minus one unit), or a maximum of 1,249,999 founders’ units representing 562,499.55 founders’ shares and 1,249,999 founders’ warrants) as the percentage over 20% so converted. For example, if 30% of the shares underlying the units sold in the offering are converted by the public stockholders, the initial stockholders would forfeit 10%, or 625,000 of their founders’ units, representing 281,250 founders’ shares and 625,000 founders’ warrants.

The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account (before payment of deferred underwriting discounts and commissions and including accrued interest, net of taxes previously paid and payable and net of interest income on the trust account balance previously released to us to fund our working capital requirements) calculated as of two business days prior to the consummation of our initial business combination, divided by the number of shares underlying the units sold in this offering.

An eligible public stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed initial business combination. However, the conversion request will not be granted unless the public stockholder votes against our proposed initial business combination and it is approved and consummated. Following the approval of our initial business combination by our stockholders and until the consummation of our initial business combination or termination of the definitive agreement relating to the proposed initial business combination, any transfer of shares or subunits with such underlying shares owned by a public stockholder who has requested to exercise its conversion rights will be blocked. If a public stockholder votes against the initial business combination but fails to properly exercise his, her or its conversion rights, such public stockholder will not have his, her or its shares of common stock converted into such public stockholder’s pro rata share of the trust account as described in this prospectus. Any request for conversion, once made, may be withdrawn at any time up to the date of the stockholder meeting held for the purpose of approving the initial business combination.

We may require public stockholders to tender their certificates to our transfer agent prior to the meeting or to deliver their shares or subunits, as the case may be, to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. We will notify investors on a Current Report on Form 8-K and in our proxy statement related to the initial business combination if we impose this requirement. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a stockholder could simply vote against a proposed initial business combination and check a box on the proxy card indicating such stockholder was seeking to exercise its conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for him, her or it to deliver his, her or its certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he, she or it could monitor the price of the stock in the market. If the price rose above the conversion price, the stockholder could sell his, her or its shares in the open market before actually delivering his, her or its shares to the company for cancellation in consideration for the conversion price. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a “put” right surviving past the consummation of the business combination until the converting stockholder delivered his, her or its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting stockholder’s election to convert is irrevocable once the business combination is approved.

If we elect to require physical delivery of the certificates, we would expect that stockholders would have to comply with the following steps. If the shares are held in street name, stockholders must instruct their account executive at the stockholders’ bank or broker to withdraw the securities from the stockholders’ account and request that a physical certificate be issued in the stockholders’ name. Our transfer agent will be available to assist with the process. No later than the day prior to the stockholder meeting, the written instructions stating that the stockholder wishes to convert his or her shares into a pro rata share of the trust account as described in this prospectus and confirming that the stockholder has held the shares since the record date and will continue to hold them through the stockholder meeting and the closing of our business combination must be presented to our transfer agent. Certificates that have not been tendered in accordance with these procedures by the day prior to the stockholder meeting will not be converted into cash. In the event that a stockholder tenders his or her shares and decides prior to the stockholder meeting that he or she does not want to convert his or her shares, the stockholder may withdraw the tender. In the event that a stockholder tenders shares and our business combination is not consummated, these shares will not be converted into cash and the physical certificates representing these shares will be returned to the stockholder. If a holder of subunits that are trading separately from units elects to convert the .2 of a share underlying each subunit, the stockholder must (i) elect to convert his, her or its subunits in increments that will result in conversion of only whole shares, and (ii) deliver such subunits (including the underlying warrants) to our transfer agent. In the event our initial business combination is consummated, the warrants underlying such subunits would be returned to the stockholder along with the payment of the conversion price on the closing date of our initial business combination.

We will consummate our initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholder meeting are voted in favor of our initial business combination and (ii) not more that 40% of the shares (minus on share) underlying the units sold in this offering are both voted against our initial business combination and duly elected to be converted as described in this prospectus. This may have the effect of making it easier for us to have an initial business combination approved over stockholder dissent than other blank check companies with a business purpose similar to ours. Similar blank check companies generally will not consummate a business combination if public stockholders holding more than 20% of their outstanding shares of common stock exercise their conversion rights.

In connection with the stockholder vote required to approve our initial business combination, public stockholders may elect to vote a portion of the shares they hold for and a portion of the shares they hold against the initial business combination. If the initial business combination is approved and consummated, public stockholders who duly elected to convert a portion of the shares they voted against the initial business combination will receive the conversion price with respect to those shares and may retain any other shares they own.

If a majority of the shares of common stock voted by the public stockholders are not voted in favor of a proposed initial business combination or more than 40% of the shares (minus one share) underlying the units sold in this offering are both voted against our initial business combination and duly elected to be converted, we may continue to seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus until 24 months after the date of this prospectus. If an initial business combination is not approved or consummated for any reason, then public stockholders who both voted against the initial business combination and duly elected to exercise their conversion rights would not be entitled to convert their shares into a pro rata share of the trust account as described in this prospectus. Those public stockholders would be entitled to receive their pro rata share of the trust account as described in this prospectus only in the event that the initial business combination they voted against was duly approved and subsequently consummated, or in connection with our dissolution and liquidation.

Extension of time to complete an initial business combination to up to 30 months

We have a period of 24 months after the date of this prospectus within which to consummate our initial business combination. However, unlike most other blank check companies, if we have entered into a definitive agreement with respect to a proposed initial business combination within 24 months after the date of this prospectus, we will have up to an additional six months for purposes of consummating such initial business combination (thereby allowing us a total of up to 30 months after the date of this prospectus to consummate such initial business combination).

The extended time period is longer than the time period that most other blank check companies have to consummate an initial business combination. We believe this longer time period may enhance our ability to locate and negotiate an initial business combination on more favorable terms, given that we will not be under the same time constraints as most other blank check companies. In addition, the extension will provide us with more flexibility to effectuate the logistics necessary to consummate our initial business combination with the prospective target business with which we have entered into a definitive agreement. However, in the event that we are unable to consummate such initial business combination we would not be permitted to use any remaining portion of such additional six-month period to seek alternative initial business combination opportunities.

As a result of any such extension of our corporate existence, we may be able to hold the funds in the trust account for at least 30 months after the date of this prospectus. If at the end of such period we have not consummated our initial business combination, we will seek stockholder approval for our dissolution as described in this prospectus.

Dissolution and liquidation if no business combination

Our amended and restated certificate of incorporation, which we intend to adopt immediately prior to the closing of this offering, will provide that we will have 24 months (or 30 months if a definitive agreement with respect to a proposed initial business combination has been executed within 24 months) after the date of this prospectus to consummate our initial business combination. Pursuant to the terms of our amended and restated certificate of incorporation, our powers following the expiration of the permitted time periods for consummating our initial business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. If we have not consummated our initial business combination within the allotted time, we will call a stockholder meeting for the purpose of soliciting approval of our dissolution in accordance with Section 275 of the Delaware General Corporation Law and adopting a plan of distribution that makes reasonable provision for claims against us in accordance with Section 281(b) of the Delaware General Corporation Law. The quorum required to constitute this meeting, as for all meetings of our stockholders in accordance with our bylaws, is a majority of our issued and outstanding common stock (whether or not held by public stockholders). In connection with seeking stockholder approval for our dissolution and plan of distribution, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act. In the event we seek stockholder approval for our dissolution and plan of distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution.

In connection with the stockholder vote required to approve our dissolution and plan of distribution, if any, our initial stockholders, Highland and each of our officers and directors have agreed to vote any shares of our common stock they hold in favor of our dissolution and plan of distribution. As promptly as practicable upon the later to occur of (i) the approval by our stockholders of our dissolution and plan of distribution or (ii) the effective date of such approved plan of distribution, we will liquidate and distribute to our public stockholders, as part of our plan of distribution, our net assets, including the net proceeds of this offering and the sale of the private placement units held in the trust account as described in this prospectus.

If within 90 days before the expiration of the 24- or 30-month period after the date of this prospectus, as the case may be, we seek approval from our stockholders to consummate an initial business combination, the proxy statement related to such initial business combination will also seek stockholder approval for our dissolution and our plan of distribution in the event neither such business combination nor any other business combination is consummated during such 24-month period (or in the event such business combination is not consummated during such 30-month period if a definitive agreement with respect to a proposed initial business combination has been executed within 24 months after the date of this prospectus).

Section 278 provides that even after dissolution and distribution of the balance of the trust account to our public stockholders, our existence will continue for at least three years after our termination for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of consummating the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of cessation of our business activities. Under Section 281(b), the plan of distribution must provide for all such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. Under Delaware law, absent a valid and enforceable waiver or other special circumstances, creditors of a corporation have a superior right to stockholders in the distribution of assets upon liquidation. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders.

We expect that all costs and expenses associated with obtaining stockholder approval of our dissolution and implementing our plan of distribution, as well as payments to any creditors, will be funded from amounts remaining out of the $100,000 of proceeds held outside the trust account and from the $3.0 million, subject to adjustment, in interest income on the balance of the trust account that may be released to us to fund our working capital requirements. However, if those funds are not sufficient to cover the costs and expenses associated with obtaining stockholder approval of our dissolution and implementing our plan of distribution, to the extent that there is any interest accrued in the trust account not required to pay taxes, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses. Neither our initial stockholders, nor any other person or entity, has agreed to advance the funds necessary to complete our dissolution and liquidation.

Our founding stockholder, Timothy K. Hui, Scott F. Kavanaugh, James F. Leary and Bryan A. Ward, our initial stockholders, have waived their right to participate in any liquidation distribution with respect to the founders’ shares and our founding stockholder has agreed to waive its right to participate in any liquidation distribution with respect to the private placement shares in the event we fail to consummate an initial business combination, but not with respect to any shares of our common stock they may purchase in this offering or the secondary market, including pursuant to the limit order described in this prospectus. Additionally, if we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed to forfeit any rights or claims to their deferred underwriting discounts and commissions then in the trust account, and those funds will be included in the pro rata liquidation distribution to the public stockholders. There will be no distribution from the trust account with respect to any of our warrants, which will expire worthless if we are liquidated, and as a result purchasers of our units will have paid the full unit purchase price solely for the share of common stock underlying in each unit.

If we do not consummate an initial business combination and expend all of the net proceeds of this offering and the founding stockholder’s investment other than the proceeds deposited in the trust account, and without taking into account any interest earned on the trust account, the initial per-share liquidation distribution will be $9.86 (or approximately $9.84 per share if the over-allotment option is exercised in full), or approximately $0.14 less than the per-unit offering price of $10.00 (approximately $0.16 less if the over-allotment is exercised in full).

The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders, and we therefore cannot assure you that the actual per-share liquidation distribution will not be less than $9.86 (or approximately $9.84 per share if the over-allotment option is exercised in full). Although prior to completion of our initial business combination, we will seek to have all third parties (including any vendors, lenders or any other entities with which we enter into a contractual relationship following consummation of this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any assets held in the trust account, there is no guarantee that they will execute such agreements. It is also possible that such waiver agreements would be held unenforceable, and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for amounts owed them. If a target business or other third party were to refuse to enter into such a waiver, we would enter into discussions with such target business or engage such other third party only if our management determined that we could not obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to enter into such a waiver. In addition, there is no guarantee that these third parties will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Further, we could be subject to claims from parties not in contract with us who have not executed a waiver, such as a third party claiming wrongful interference with a business relationship as a result of our initial business combination.

Our founding stockholder and Highland have agreed that they will be liable to us, jointly and severally, if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation and the claims are made by a vendor for services rendered or products sold to us, by a third party, including any lender, with which we entered into a contractual relationship following consummation of this offering or by a prospective target business. We do not expect that our founding stockholder or Highland will be a party to our contracts with vendors or potential target businesses. As a result, to the extent a vendor or target business recovers claims against us that we pay with funds held in the trust account, we will have to enforce our rights under our indemnification agreements with our founding stockholder or Highland before we are able to pay over the amount of such claims to our public stockholders. A “vendor” refers to a third party that enters into an agreement with us to provide goods or services to us. However, the agreement entered into by our founding stockholder and Highland specifically provides for two exceptions to the indemnity given: there will be no liability (1) as to any claimed amounts owed to a third party who executed a valid and enforceable waiver, or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties other than vendors or target businesses that would not be covered by the indemnity from our founding stockholder and Highland, such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us. Based on the representation as to their status as accredited investors (as such term is defined in Regulation D under the Securities Act), we currently believe that our founding stockholder and Highland are capable of funding their indemnity obligations, even though we have not asked them to reserve for such an eventuality. We cannot assure you, however, that our founding stockholder and Highland would be able to satisfy those obligations.

Under Delaware law, absent a valid and enforceable waiver or other special circumstances, creditors of a corporation have a superior right to stockholders in the distribution of assets upon liquidation. Consequently, if the trust account is liquidated and paid out to our public stockholders prior to satisfaction of the claims of all of our creditors, it is possible that our stockholders may be held liable for third parties’ claims against us to the extent of the distributions received by them.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you that we will be able to return at least $9.86 per share (or approximately $9.84 per share if the over-allotment option is exercised in full) to our public stockholders.

A public stockholder will be entitled to receive funds from the trust account only (i) in the event of our dissolution if we fail to consummate our initial business combination within the allotted time or (ii) in the event the public stockholder both votes against an initial business combination (assuming such initial business combination has been approved and consummated) and duly exercises his, her or its conversion rights as described in this prospectus. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. Prior to our consummating an initial business combination or liquidating, we are permitted to have released from the trust account only (i) interest income earned on the trust account balance to pay our tax obligations and (ii) interest income earned of up to $3.0 million on the trust account balance, subject to adjustment, to fund our working capital requirements; provided, however, that we will not be allowed to withdraw interest income on the trust account for our working capital requirements unless there are sufficient funds available in the trust account to pay our tax obligations on such interest income. If the size of this offering is increased, the amount of interest income earned on the trust account that can be released to us to fund our working capital will be increased proportionately. In addition, the amount of such interest will be increased proportionately to the extent the over-allotment option is exercised.

Certificate of Incorporation

Our amended and restated certificate of incorporation will set forth certain provisions designed to provide certain rights and protections to our stockholders prior to the consummation of a our initial business combination, including that:

•	upon the consummation of this offering, $246,550,000, or $282,925,000 if the underwriters’ over-allotment option is exercised in full (comprising (i) $241,550,000 of the net proceeds of this offering, including $10.0 million of deferred underwriting discounts and commissions (or $277,925,000 if the underwriters’ over-allotment option is exercised in full, including approximately $11.5 million of deferred underwriting discounts and commissions) and (ii) $5.0 million of the proceeds from the sale of the private placement units) shall be placed into the trust account;

•	prior to the consummation of our initial business combination, we shall submit the initial business combination to our stockholders for approval;

•	we will consummate an initial business combination only if it has a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $10.0 million or approximately $11.5 million if the underwriters’ over-allotment option is exercised in full) at the time of such initial business combination;

•	we may consummate our initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholder meeting are voted in favor of our initial business combination and (ii) not more than 40% of the shares (minus one share) underlying the units sold in this offering are both voted against our initial business combination and duly elected to be converted as described in this prospectus;

•	if a proposed initial business combination is approved and consummated, public stockholders who both voted against the initial business combination and duly exercised their conversion rights may convert their shares of common stock into cash at the conversion price calculated as of two business days prior to the consummation of such initial business combination, provided that a public stockholder, together with any affiliate of his, her or it or any other person with whom he, she or it is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities, will be restricted from seeking conversion rights with respect to more than 10% of the shares underlying the units sold in this offering;

•	at the open of trading on the first trading day after we consummate our initial business combination, fractional shares held by a stockholder will automatically be aggregated into the largest number of whole shares they represent and any remaining fractional shares will represent the right to receive cash in exchange therefor in an amount equal to the fair market value of such fractional shares.

•	if our initial business combination is not consummated within 24 months (or 30 months if a definitive agreement with respect to a proposed initial business combination has been executed within 24 months) after the date of this prospectus, we will dissolve as promptly as practicable and liquidate and distribute to our public stockholders, as part of our plan of distribution, all amounts in the trust account (except for such amounts as are paid to creditors or reserved for payment to creditors in accordance with the Delaware General Corporation Law) and any net assets remaining outside the trust account on a pro rata basis to all of our public stockholders;

•	we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination;

•	prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock underlying the units sold in this offering on a business combination;

•	our audit committee shall monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering;

•	the audit committee shall review and approve all payments made to our initial stockholders, officers, directors, the Highland Group or our or their affiliates, other than the repayment of advances of $200,000 Highland made to us to cover offering-related and organizational expenses and the payment of an aggregate of $10,000 per month to Highland for office space, secretarial and administrative services, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval;

•	we will not enter into our initial business combination with any entity in which any of our initial stockholders, officers, directors or the Highland Group or our or their affiliates has a financial interest; and

•	we are prohibited from incurring debt for borrowed money prior to an initial business combination unless such debt does not require the payment of interest prior to an initial business combination and the lender waives any rights to amounts held in trust.

Our amended and restated certificate of incorporation will require that prior to the consummation of our initial business combination we obtain unanimous consent of our stockholders to amend these provisions. However, the validity of unanimous consent provisions under Delaware law has not been settled. Section 242(b) of the Delaware General Corporation Law provides in relevant part that permitted amendments to a company’s certificate of incorporation may be effected by the holders of a majority of the outstanding stock entitled to vote thereon. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ statutory rights to amend the corporate charter. In that case, these provisions could be amended without unanimous consent, and any such amendment could reduce or eliminate the protection these provisions afford to our stockholders. However, we view all of the foregoing provisions as obligations to our stockholders. Neither we nor our board of directors will propose any amendment to these provisions, or support, endorse or recommend any proposal that stockholders amend any of these provisions at any time prior to the consummation of our initial business combination (subject to any fiduciary obligations our management or board of directors may have). In addition, we believe we have an obligation in every case to structure our initial business combination so that not less than 40% of the shares (minus one share) underlying the units sold in this offering have the ability to be converted to cash by public stockholders exercising their conversion rights and the business combination will still go forward.

COMPARISON OF THIS OFFERING TO THOSE
OF BLANK CHECK COMPANIES SUBJECT TO RULE 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds	$246,550,000 of the proceeds of this offering and the private placement unit purchase including $10.0 million in deferred underwriting discounts and commissions, will be deposited into a trust account at JPMorgan Chase Bank, N.A., maintained by American Stock Transfer & Trust Company.	$215,325,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The $246,550,000 in trust will be invested only in Treasury Bills issued by the U.S. government having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act that only invest in government securities having a maturity of 180 days or less.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the U.S.
Receipt of interest on escrowed funds	Interest on proceeds from the trust account that may be paid to stockholders in connection with our initial business combination or our dissolution and liquidation is reduced by (i) interest income on the trust account balance to pay our tax obligations, (ii) up to $3.0 million, subject to adjustment, that can be used for working capital purposes, and (iii) in the event of our dissolution and liquidation for failure to consummate an initial business combination within the allotted time, interest of up to $100,000 that may be released to us should we have no or insufficient working capital to fund the costs and expenses associated with obtaining stockholder approval of our dissolution and implementing our plan of distribution.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with the consummation of our initial business combination.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Limitation on fair value or net assets of target business	The target business that we acquire in our initial business combination must have a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $10.0 million) at the time of such initial business combination. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described in this prospectus) at the time of such initial business combination.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represents at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Trading of securities issued	The units will begin trading on or promptly after the date of this prospectus and will continue to trade after the common stock and the subunits begin trading separately until the underlying warrants expire or are redeemed. The common stock and subunits comprising the units will begin to trade separately on the 35th day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the Form 8-K and having issued a press release announcing when such separate trading will begin, as described below. When the units begin separate trading, as discussed in this prospectus, a holder of units may elect to separate units in such numbers that will result in only whole shares and subunits. The .2 of a share of common stock and the warrant comprising each subunit will not be separable, and the subunit will trade only as a subunit, until the open of trading on the first trading day after we consummate our initial business combination. If we consummate our initial business combination, each subunit will automatically separate into .2 of a share of common stock and one warrant and the subunits will cease trading at the open of trading on the first trading day after we consummate our initial business combination. Consequently, at that time each unit will consist of one share of common stock and one warrant. Additionally, holders of subunits that are trading separately from units will receive (i) the number of whole shares underlying the aggregate number of subunits, (ii) the right to receive cash in exchange for any remaining fractional shares in an amount equal to the fair market value of such fractional shares, and (iii) the number of warrants underlying the aggregate number of such subunits. Our common stock will trade separately only in increments of whole shares. For more information, please see “Description of Securities — Units.”	No trading of the units, subunits or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Exercise of the warrants	The warrants cannot be exercised until the later of the automatic separation of the subunits at the open of trading on the first trading day after we consummate our initial business combination or one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor	We will give our stockholders the opportunity to vote on our initial business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A public stockholder following the procedures described in the proxy statement in connection with our initial business combination that is approved and consummated is entitled to convert his, her or its shares for such public stockholder’s pro rata share of the trust account as described in this prospectus, subject to the 10% limitation as described in this prospectus. If a holder of subunits that are trading separately from units elects to convert the .2 of a share underlying each subunit, the stockholder must (i) elect to convert his, her or its subunits in increments that will result in conversion of only whole shares, and (ii) deliver such subunits (including the underlying warrants) to our transfer agent. In the event our initial business combination is consummated, the warrants underlying such subunits would be returned to the stockholder along with the payment of the conversion price on the closing date of our initial business combination. However, a public stockholder who does not follow these procedures or does not take any action would not be entitled to receive a pro rata share of the trust account as described in this prospectus in connection with the stockholder vote required to approve our initial business combination.	A prospectus containing information required by the SEC would be filed as part of a post-effective amendment to the original registration statement filed in connection with the offering and would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a shareholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Business combination deadline	Pursuant to our amended and restated certificate of incorporation, which will be in effect upon consummation of this offering, we will have 24 months (or 30 months if a definitive agreement with respect to a proposed initial business combination has been executed within 24 months) after the date of this prospectus to consummate our initial business combination.	If an acquisition has not been consummated within 18 months after the effective date of the company’s initial registration statement, funds held in the trust or escrow account would be returned to investors.
If we are unable to complete our initial business combination within the allotted time, we will seek stockholder approval for our dissolution in accordance with Section 275 of the Delaware General Corporation Law and adopt a plan of distribution that makes reasonable provision for claims against us in accordance with Section 281(b) of the Delaware General Corporation Law. We will dissolve as promptly as practicable and liquidate and distribute to our public stockholders, as part of our plan of distribution, our net assets as described in this prospectus.
Release of funds	Except with respect to (i) interest income earned on the trust account balance to pay our tax obligations and (ii) interest income earned of up to $3.0 million on the trust account balance, subject to adjustment, on the balance in the trust account to be released to us to fund our working capital requirements, proceeds held in the trust account will not be released to us until the earlier of the completion of our initial business combination or our dissolution and liquidation upon our failure to effect our initial business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, as well as operating businesses seeking acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. While we believe there are numerous potential target businesses with which we could combine, our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore:

•	our obligation to seek stockholder approval of our initial business combination or obtain necessary financial information may delay the completion of a transaction;

•	our obligation to convert into cash shares of common stock held by our public stockholders who vote against the initial business combination and duly exercise their conversion rights may reduce the resources available to us for an initial business combination;

•	our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target businesses; and

•	the requirement to acquire an operating business that has a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $10.0 million (or approximately $11.5 million if the over-allotment option is exercised in full) at the time of our initial business combination could require us to acquire the assets of several operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

Facilities

Our executive offices are currently located at 13455 Noel Road, Suite 800, Dallas, Texas 75240. The cost for this space is included in the $10,000 per-month fee described in this prospectus that Highland, the sole member of our founding stockholder, charges us for general and administrative services. We believe, based on rents and fees for similar services in the Dallas area that the fee charged by Highland is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We currently have five officers. These individuals are not obligated to devote any specific number of hours to our business and intend to devote only as much time as they deem necessary to our business. We currently have no employees and do not expect to have any full-time employees prior to the consummation of a business combination. As a result, we will rely on Highland for all secretarial and administrative services prior to the consummation of our initial business combination.

Periodic Reporting and Financial Information

We have registered our securities under the Exchange Act and after this offering will have public reporting obligations, including the filing of annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accounting firm and our quarterly reports will contain financial statements reviewed by our independent registered public accounting firm.

We will not acquire a target business if we cannot obtain audited financial statements based on U.S. generally accepted accounting principles for such target business. We will provide these financial statements in the proxy solicitation materials sent to stockholders for the purpose of seeking stockholder approval of our initial business combination. Our management believes that the need for target businesses to have, or be able to obtain, audited financial statements may limit the pool of potential target businesses available for acquisition.

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no material litigation currently pending against us or any of our officers or directors in their capacity as such.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers as of the date of this prospectus are as follows:

Name	Age	Position

James D. Dondero	45	Chairman of the Board of Directors; Chief Executive Officer
Mark Okada	46	President
Kenneth McGovern	47	Chief Financial Officer
Joseph Dougherty	37	Director; Senior Vice President
Timothy K. Hui	59	Director
Scott F. Kavanaugh	47	Director
James F. Leary	78	Director
Bryan A. Ward	53	Director

James D. Dondero, Chairman of the Board of Directors and Chief Executive Officer — Mr. Dondero is a founder of Highland and has served as its President and Managing Partner since 1993. Prior to founding Highland, Mr. Dondero served as Chief Investment Officer of Protective Life Corporation’s Guaranteed Investment Contract, or GIC, subsidiary, an issuer of guaranteed investment contracts to private pension plans, where he helped grow the business from its inception in 1989 to over $2 billion in assets in 1993. From 1985 to 1989, Mr. Dondero managed approximately $1 billion in fixed income funds for American Express, a diversified financial services company. Mr. Dondero is a Beta Gamma Sigma graduate of the University of Virginia with Bachelor of Science degrees in Accounting and Finance. Mr. Dondero is a Certified Public Accountant and a Certified Management Accountant. He has earned the right to use the Chartered Financial Analyst designation. Mr. Dondero serves as Chairman of the Board of Directors of Highland Financial Partners, L.P., a holding company for structured finance subsidiaries and other assets, and is a director for Highland Capital Management Europe, Ltd., a United Kingdom based investment adviser, NexBank, a banking institution, and American Banknote, a holding company and the parent of the ABnote Group, which operates through its subsidiaries and is a supplier of secure documents, services and systems.

Mark Okada, President — Mr. Okada is a founder of Highland and has served as its Chief Investment Officer and Managing Partner since 1993. Mr. Okada is responsible for overseeing the Highland Group’s investment activities for its various funds and managed accounts. Mr. Okada served as Manager of Fixed Income for Protective Life Corporation’s GIC subsidiary, an issuer of guaranteed investment contracts to private pension plans, from 1990 to 1993. From 1986 to 1990, Mr. Okada served as Vice President for Hibernia National Bank, a banking institution, managing over $1 billion of high-yield bank loans. Mr. Okada is Chairman of the Board of Directors of Common Grace Ministries, Inc. Mr. Okada is an honors graduate of the University of California Los Angeles with degrees in Economics and Psychology. He has earned the right to use the Chartered Financial Analyst designation. Mr. Okada serves as a director for Highland Capital Management Europe, Ltd., a United Kingdom based investment adviser, Highland Financial Partners, L.P., a limited partnership, and NexBank, a banking institution.

Kenneth McGovern, Chief Financial Officer — Mr. McGovern has been the Chief Financial Officer of Highland since July 2007. From August 2005 to July 2007, Mr. McGovern was the Chief Investment Officer at Flagstone Reinsurance Holdings, a Bermuda-based reinsurance company. Prior to joining Flagstone, Mr. McGovern was Director of Capital Markets at Wal-Mart Stores, Inc., or Wal-Mart, where he started in 1992. Prior to his role in Corporate Finance at Wal-Mart, he spent eight years as an independent technology consultant. Mr. McGovern has a Master of Arts degree in Mathematical Finance from Columbia University, a Master of Science degree in Industrial Administration from Purdue University, and a Bachelor of Science degree from the University of Maryland.

Joseph Dougherty, Director and Senior Vice President — Mr. Dougherty has been Head of Retail Products and a Senior Portfolio Manager at Highland since February 2004. Mr. Dougherty has served as Portfolio Manager, Senior Vice President and/or Director of Highland’s NYSE-listed funds and 1940 Act registered funds since 2000. He has also served as Portfolio Manager for the Highland Group’s sub-advised closed-end funds since 2004. In this capacity, Mr. Dougherty oversees investment decisions for the Highland Group’s day-to-day operations. Prior to his current duties, Mr. Dougherty served as Portfolio Analyst for Highland from 1998 to 1999. As a Portfolio Analyst, Mr. Dougherty helped follow companies within the chemical, retail, supermarket, wireless and restaurant sectors. Prior to joining the Highland Group in March 1998, Mr. Dougherty served as an investment analyst with Sandera Capital Management, a private investment firm, from 1997 to 1998. He was a Business Development Manager at Akzo Nobel, a company based in the Netherlands, from 1994 to 1996 and a Senior Accountant at Deloitte & Touche, LLP, from 1992 to 1994. He received a Masters degree in Business Administration from Southern Methodist University, and a Bachelor of Science degree in Accounting from Villanova University. Mr. Dougherty is a Certified Public Accountant, and has earned the right to use the Chartered Financial Analyst designation. Mr. Dougherty serves as a director of 11 funds and one business development company associated with Highland Capital Management, L.P.

Timothy K. Hui, Director — Mr. Hui has been the Dean of Educational Resources at Philadelphia Biblical University since 2001. From July 2004 to June 2006 he was Assistant Provost for Graduate Education and from July 2003 to June 2004 he was the Assistant Provost for Educational Resources. Mr. Hui received a Bachelor of Science degree in Christian Education from Philadelphia Biblical University and received a Masters degree in Theology and a Doctorate degree in Theology from the Dallas Theological Seminary. He also received a Masters in Library Sciences from the University of North Texas, and his Juris Doctor degree from Southern Methodist University. Mr. Hui serves as a director of 11 funds and one business development company associated with Highland Capital Management, L.P.

Scott F. Kavanaugh, Director — Mr. Kavanaugh is the Chairman and Chief Executive Officer of First Foundation Bank. Prior to joining First Foundation Bank, he was an Independent Contractor from April 2006 to September 2007 and a Private Investor from July 2003 to April 2006. From January 2000 to February 2003 he was Executive Vice President, Director and Treasurer of Commercial Capital Bank, a banking institution, and was Managing Principal and Chief Operating Officer of Financial Institutional Partners Mortgage Company and the Managing Principal and President of Financial Institutional Partners, LLC, an investment banking firm, from April 1998 to February 2003. Mr. Kavanaugh received a BBA in Accounting from the University of Tennessee and received a Masters degree in Accounting from North Texas State University. Mr. Kavanaugh serves as a director of 11 funds, one business development company and one limited partnership associated with Highland Capital Management, L.P.

James F. Leary, Director — Mr. Leary has been a Managing Director of Benefit Capital Southwest, Inc., a financial consulting firm, since January 1999. Prior to joining Benefit Capital, Mr. Leary was Vice Chairman of Finance and Director for Search Financial Services, a financial services company, from 1995 to 1998, and was the Founder and President of Southwestern Management, Inc., a company which managed capital limited partnerships and their wholly-owned small business investment corporations, from 1983 to 1999. Mr. Leary received a Bachelor of Science degree in Finance, and received a Masters degree in Banking and Finance from New York University. Mr. Leary also attended the Advanced Management Program at Harvard University’s Graduate School of Business. Mr. Leary serves as a director of 11 funds and one business development company associated with Highland Capital Management, L.P., as well as Capstone Group, a series of open-end mutual funds, Pacesetter Capital Group, a private small business investment company, and the Homeowners of America Insurance Company, an insurance company.

Bryan A. Ward, Director — Mr. Ward is a Senior Manager at Accenture, LLP, a global management consulting, technology services and outsourcing company, and has been the Business Development Director of the North American Southwest Region since September 2002. He was the Special Projects Advisor at Accenture with focus on the oil and gas industry from September 1998 to December 2001. Mr. Ward is also a private investor and advisor to various technology, products, and oil and gas entities and serves on the Advisory Board for the University of Texas Dallas Center for Brain Health. Mr. Ward received a Bachelor of Science in Business Administration degree in Banking and Finance at the University of Arkansas and has studied Geology at Southern Methodist University and Petroleum Land Management at the University of Texas. Mr. Ward serves as a director of 11 funds and one business development company associated with Highland Capital Management, L.P.

Number and Terms of Office of Directors

Upon the consummation of this offering, our board of directors will be divided into three classes with only one class of directors being elected at each annual stockholder meeting and each class serving a three-year term. The term of office of the first class of directors, consisting of Messers. Leary and Hui, will expire at our first annual meeting of stockholders following consummation of this offering. The term of office of the second class of directors, consisting of Messers. Kavanaugh and Ward, will expire at the second annual meeting of stockholders following consummation of this offering. The term of office of the third class of directors, consisting of Messers. Dondero and Dougherty, will expire at the third annual meeting of stockholders following consummation of this offering.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating our initial business combination. However, none of these individuals has been a principal of or affiliated with a blank check company that executed a business plan similar to our business plan and none of these individuals is currently affiliated with any such entity. Nevertheless, we believe that the skills and expertise of these individuals, their collective access to potential target businesses, and their ideas, contacts, and acquisition expertise should enable them to successfully identify and assist us in consummating our initial business combination. However, there is no assurance such individuals will, in fact, be successful in doing so.

Although all members of the board of directors will be invited and encouraged to attend annual meetings of stockholders, we do not have a policy with respect to such attendance. We will seek to schedule our annual meeting of stockholders at a time and date to accommodate attendance by members of our board of directors.

Executive Officer and Director Compensation

None of our executive officers or directors has received any compensation for service rendered. After our initial business combination, our executive officers and directors who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely, however, that the amount of such compensation will be known at the time of a stockholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation.

Director Independence

The American Stock Exchange requires that a majority of our board of directors must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

We have agreed not to enter into our initial business combination with any entity in which any of our initial stockholders, officers, directors or the Highland Group or its affiliates has a financial interest.

Board Committees

Prior to the completion of this offering, our board of directors will form an audit committee and a governance and nominating committee to be effective upon completion of this offering. Each committee will be composed of three directors.

Audit Committee

Upon completion of this offering, our audit committee will consist of Messers. Hui, Kavanaugh, Leary and Ward, with Mr. Kavanaugh serving as chair. As required by the rules of the American Stock Exchange, each of the members of our audit committee will be able to read and understand fundamental financial statements, and we consider Mr. Kavanaugh to qualify as an “audit committee financial expert” and as “financially sophisticated” as defined under SEC and American Stock Exchange rules, respectively. The responsibilities of our audit committee will include:

•	meeting with our management periodically to consider the adequacy of our internal control over financial reporting and the objectivity of our financial reporting;

•	appointing the independent registered public accounting firm, determining the compensation of the independent registered public accounting firm and pre-approving the engagement of the independent registered public accounting firm for audit and non-audit services;

•	overseeing the independent registered public accounting firm, including reviewing independence and quality control procedures and experience and qualifications of audit personnel that are providing us audit services;

•	meeting with the independent registered public accounting firm and reviewing the scope and significant findings of the audits performed by them, and meeting with management and internal financial personnel regarding these matters;

•	reviewing our financing plans, the adequacy and sufficiency of our financial and accounting controls, practices and procedures, the activities and recommendations of the auditors and our reporting policies and practices, and reporting recommendations to our full board of directors for approval;

•	establishing procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;

•	following the completion of this offering, preparing the report required by the rules of the SEC to be included in our annual proxy statement;

•	monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and

•	reviewing and approving all payments made to our initial stockholders, officers, directors and affiliates, including the Highland Group, other than the repayment of advances of $200,000 Highland made to us to cover offering-related and organizational expenses and the payment of an aggregate of $10,000 per month to Highland for office space, secretarial and administrative services. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Governance and Nominating Committee

Upon completion of this offering, our governance and nominating committee will consist of Messers. Hui, Kavanaugh, Leary and Ward. The functions of our governance and nominating committee will include:

•	recommending qualified candidates for election to our board of directors;

•	evaluating and reviewing the performance of existing directors;

•	making recommendations to our board of directors regarding governance matters, including our certificate of incorporation, bylaws and charters of our committees; and

•	developing and recommending to our board of directors governance and nominating guidelines and principles applicable to us.

Compensation Committee

In light of the fact that no officers or directors will receive compensation prior to our initial business combination, our board of directors has concluded that a compensation committee is unnecessary.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Governance and Nominating Committee Charter, generally provide that each candidate will be considered and evaluated based upon an assessment of the following criteria:

•	Whether the candidate is independent pursuant to the requirements of the American Stock Exchange;

•	Whether the candidate is accomplished in his or her field and has a reputation, both personally and professionally, that is consistent with our image and reputation;

•	Whether the candidate has the ability to read and understand basic financial statements, and, if applicable, whether the candidate satisfies the criteria for being an “audit committee financial expert,” as defined by the Securities and Exchange Commission;

•	Whether the candidate has relevant experience and expertise and would be able to provide insights and practical wisdom based upon that experience and expertise;

•	Whether the candidate has knowledge of our company and issues affecting us;

•	Whether the candidate is committed to enhancing stockholder value;

•	Whether the candidate fully understands, or has the capacity to fully understand, the legal responsibilities of a director and the governance processes of a public company;

•	Whether the candidate is of high moral and ethical character and would be willing to apply sound, objective and independent business judgment, and to assume broad fiduciary responsibility;

•	Whether the candidate has, and would be willing to commit, the required hours necessary to discharge the duties of board of directors membership;

•	Whether the candidate has any prohibitive interlocking relationships or conflicts of interest;

•	Whether the candidate is able to develop a good working relationship with other board of directors’ members and contribute to our board of directors’ working relationship with our senior management; and

•	Whether the candidate is able to suggest business opportunities to us.

Code of Ethics and Committee Charters

As of the date of this prospectus, we have adopted a code of ethics that applies to our officers, directors and employees to be effective upon completion of this offering, and have filed copies of our code of ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a current report on Form 8-K.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers or directors is required to commit his full time to our affairs, and accordingly, may have conflicts of interest in allocating time among various business activities. We cannot assure you that they will commit any minimum amount of time to our affairs.

•	Our officers and directors may in the future become affiliated with entities, including other blank check companies (except for Mr. Dondero pursuant to his agreement with us not to become a sponsor, promoter, officer, director or stockholder of any other blank check company until certain events occur), public companies, private equity funds, hedge funds and other investment vehicles engaged in business activities similar to those we intend to conduct. For a description of our non-compete agreement with Mr. Dondero and Highland, see the section of this prospectus entitled “Certain Relationships and Related Transactions.”

•	Our officers and directors may become aware of business opportunities that may be appropriate for presentation to us as well as other entities with which they are affiliated. Accordingly, our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a description of our officers’ and directors’ other affiliations, see the previous section of this prospectus entitled “Directors and Executive Officers.”

•	Our officers and directors may have fiduciary obligations to present potential business opportunities to entities with which they are or may become affiliated other than us, which could cause conflicts of interest. For example, those of our officers and directors who also serve as officers or directors of, or are owners or members of, the Highland Group may become aware of business combination opportunities that they may be required to present to investment vehicles and accounts of the Highland Group. Specifically, the Investment Advisers Act of 1940, as amended, imposes on Highland, as an investment advisor, a fiduciary obligation with respect to dealings with its clients. This fiduciary obligation includes a duty to make suitable recommendations to its clients in light of their needs. Accordingly, a conflict of interest may arise if an initial business combination opportunity (whether or not within the right of first review granted to us by Highland) is determined by Highland to be suitable to us and one or more of its clients, either individually or as a group. For a description of our right of first review with Highland and Highland’s obligations under the Investment Advisers Act, see the discussion below in this section.

•	In the event that we dissolve because we fail to consummate an initial business combination, the founders’ units held by our independent directors and the founders’ units and private placement units, which private placement units have a $5.0 million purchase price, held by our founding stockholder, in which our officers and other directors have an indirect ownership interest, will be worthless, which could result in significant losses to them. Accordingly, the interest of our officers and directors in avoiding such securities becoming worthless upon failure to consummate an initial business combination may result in a conflict of interest when our officers and directors determine whether the terms and conditions of a particular initial business combination are appropriate and in our stockholders’ best interests.

•	Unless we consummate our initial business combination, our initial stockholders, officers and directors and the Highland Group and its employees will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account that may be released to us to fund our working capital requirements. Our officers and directors may, as part of any business combination, negotiate the repayment of some or all of any such expenses. Accordingly, the interest of our initial stockholders, officers, directors or the Highland Group or its affiliates in obtaining reimbursement for any such out-of-pocket expenses incurred by them may result in a conflict of interest when our officers and directors determine whether the terms and conditions of a particular initial business combination are appropriate and in our stockholders’ best interest.

•	Our officers and directors may have a conflict of interest with respect to evaluating a particular initial business combination if the retention or resignation of any such officers and directors were included by a target business as a condition to any agreement with respect to an initial business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board of directors evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above-mentioned conflicts will be resolved in our favor.

We have entered into a business opportunity right of first review agreement with Highland, which provides that from the effective date of the registration statement which includes this prospectus until the earlier of the filing by us of a current report on Form 8-K with the SEC announcing the execution of a definitive agreement for our initial business combination, and 24 months after the date of this prospectus, we will have a right of first review (subject to fiduciary obligations Highland has to its clients as a registered investment advisor) with respect to business combination opportunities of the Highland Group with a fair market value of $200 million or more that the Highland Group first becomes aware of after the effective date (other than any business combination opportunities in respect of companies in bankruptcy, or financially or operationally distressed companies; companies targeted for acquisition by any company in which an investment vehicle managed by the Highland Group has an investment; and any entity in which any of our initial stockholders, officers, directors or the Highland Group or its affiliates has a financial interest). As a result of Highland’s fiduciary obligations as a registered investment advisor, including the obligation to make suitable recommendations to its clients in light of their needs and investment criteria, if Highland determines that a business combination opportunity is suitable for us as well as one or more of its clients, either individually or as a group, Highland would not be obligated to present the business combination opportunity to us under the right of first review. However, we do not believe that these investment advisory fiduciary obligations would impede the right of first review described in this prospectus as we believe that it is unlikely that any business combination opportunity that falls within the scope of the right of first review would be a suitable investment opportunity for any of Highland’s clients because Highland has informed us that it believes the threshold fair market value of a business opportunity pursuant to the right of first review is generally too high to be a suitable investment opportunity for its clients, other than with respect to distressed acquisitions, which are specifically excluded from the right of first review.

In order to minimize potential conflicts of interest that may arise from multiple business affiliations, our board of directors has resolved, in accordance with Delaware law, that we will not have any interest in or expectancy to be presented any business combination opportunity that comes to the attention of any of our officers or directors that involves a (i) business combination opportunity with one or more target businesses (or the portion or portions thereof to be acquired) having an aggregate fair market value of less than 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions) at the time of such initial business combination or (ii) business combination opportunity that was presented by a third party to any of our officers or directors in their capacity as an officer, director, controlling stockholder or member of another entity unless the other entity declines to accept such opportunity or clearly could not financially undertake it. For a description of our directors’ and officers’ other affiliations, see the previous section entitled “Directors and Executive Officers.”

To further minimize potential other conflicts of interest, we have agreed not to enter into our initial business combination with any entity in which any of our initial stockholders, officers, directors or the Highland Group or its affiliates has a financial interest.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the direct and indirect beneficial ownership of our common stock as of May 23, 2008, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering), by:

•	each beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our executive officers and directors; and

•	all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table and related notes do not reflect record or beneficial ownership of the founders’ warrants or the private placement warrants, as these warrants are not exercisable within 60 days of the date of this prospectus.

			Approximate Percentage
	Amount and Nature of		of Outstanding
	Beneficial Ownership		Common Stock
		After		After
		Offering		Offering
		and		and
	Before	Private	Before	Private
Name and Address of Beneficial Owner(1)	Offering	Placement(2)	Offering	Placement(2)

HCM Acquisition Holdings, LLC(3)	2,799,000	3,299,000	99.5%	11.7%
James D. Dondero(3)	2,799,000	3,299,000	99.5%	11.7%
Joseph Dougherty	—	—	—	—
Kenneth McGovern	—	—	—	—
Mark Okada	—	—	—	—
Timothy K. Hui	3,375	3,375	0.1%		*
Scott F. Kavanaugh	3,375	3,375	0.1%		*
James F. Leary	3,375	3,375	0.1%		*
Bryan A. Ward	3,375	3,375	0.1%		*
All executive officers and directors as a group (8 individuals)	2,812,500	3,312,500	100.0%	11.7%

*	Less than 0.1%

(1)	Unless otherwise indicated, the business address of each of the individuals is 13455 Noel Road, Suite 800, Dallas, Texas 75240.

(2)	Assumes (i) the sale of 25,000,000 units in this offering, but not the exercise of any of the warrants included in the public units or exercise of the underwriters’ over-allotment option and (ii) the purchase of 500,000 private placement units (but not the exercise of any private placement warrants) by our founding stockholder in a private placement that will occur simultaneously with the consummation of this offering.

(3)	These shares of common stock are deemed to be beneficially owned by our Chairman and Chief Executive Officer, James D. Dondero, who is the president of the general partner of Highland Capital Management, L.P., the sole member of HCM Acquisition Holdings, LLC, our founding stockholder.

On October 4, 2007, our founding stockholder agreed to purchase 5,000,000 warrants at a price of $1.00 per warrant from us using its own funds (without borrowing or otherwise financing this purchase) simultaneously with the consummation of this offering. On May 22, 2008, our founding stockholder agreed to amend the terms of such purchase to provide for the purchase of 500,000 units, each unit consisting of .8 of a share of common stock and one subunit consisting of .2 of a share of common stock and one warrant, at a price of $10.00 per unit instead of 5,000,000 warrants at a price of $1.00 per warrant. The $5.0 million of proceeds from this investment will be added to the proceeds of this offering and will be held in the trust account pending our completion of an initial business combination on the terms described in this prospectus. If we do not consummate an initial business combination that meets the criteria described in this prospectus, then (i) the $5.0 million purchase price of the private placement units will become part of the liquidation distribution to purchasers in this offering or in the secondary market, including Highland, and any of our initial stockholders, officers or directors and their affiliates to the extent they purchase or acquire securities in this offering or in the secondary market, whom we refer to collectively as our public stockholders, (ii) the private placement shares will not participate in any liquidation distribution, and (iii) the private placement warrants will expire worthless.

Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option) and the private placement, our initial stockholders will beneficially own 11.7% of the then issued and outstanding shares of our common stock. Because of this ownership block, they may be able to influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

To the extent the underwriters do not exercise the over-allotment option, an aggregate of 937,500 founders’ units representing 421,875 founders’ shares and 937,500 founders’ warrants will be subject to forfeiture. The number of founders’ units forfeited will equal the number necessary for the founders’ units to represent 20% of the sum of the number of units sold in this offering and the number of founders’ units outstanding after the consummation of this offering (excluding the private placement units described in this prospectus) and the expiration or exercise of the over-allotment option. Additionally, up to 1,249,999 founders’ units representing 562,499.55 founders’ shares and 1,249,999 founders’ warrants are subject to forfeiture if more than 20%, but less than 40%, of the shares underlying the units sold in this offering are converted by the public stockholders in connection with our initial business combination.

If the number of units we offer to the public is increased or decreased from the number shown in this prospectus prior to the conclusion of the offering, then the founders’ units, including the number of founders’ units subject to forfeiture, will be adjusted in the same proportion as the increase or decrease in the units offered hereby. We will not make or receive any cash payment in respect of any such adjustment.

Our founding stockholder intends to enter into an agreement with Citigroup Global Markets Inc. or another broker-dealer mutually agreed upon by Citigroup Global Markets Inc. and our founding stockholder in accordance with the guidelines of Rule 10b5-1 of the Exchange Act, pursuant to which it will place limit orders for up to $25.0 million of our common stock, commencing on the later of the day after we file a preliminary proxy statement relating to our initial business combination and 60 days after termination of the “restricted period” in connection with this offering under Regulation M of the Exchange Act and ending on the business day immediately preceding the record date for the meeting of stockholders at which our initial business combination is to be approved, or earlier in certain circumstances. The limit order will require our founding stockholder to purchase any of our shares of common stock offered for sale (and not purchased by another investor) at or below a price equal to the per share amount held in our trust account as reported in such initial preliminary proxy statement, until the earlier of the expiration of the buyback period or until such purchases reach $25.0 million in total. Highland has agreed to purchase such securities in the event that our founding stockholder is unable to satisfy its obligations under this agreement. Neither our founding stockholder nor Highland will have any discretion or influence with respect to such purchases. The purchase of shares will be made by Citigroup Global Markets Inc. or another broker-dealer mutually agreed upon by Citigroup Global Markets Inc. and our founding stockholder. It is intended that purchases pursuant to the limit order will satisfy the conditions of Rule 10b-18(b) under the Exchange Act, and the broker’s purchase obligation will otherwise be subject to applicable law including Regulation M under the Exchange Act, which may prohibit purchases pursuant to the limit order agreement under certain circumstances. Our initial stockholders, Highland and each of our officers and directors have also agreed that if it or he acquires shares of common stock in or following this offering, including shares of common stock acquired by our founding stockholder or Highland pursuant to the limit order, it or he will vote all such acquired shares of common stock in favor of our initial business combination. Assuming that the limit order is completed in full at a purchase price equal to $9.86 per share (the amount per share to be placed in the trust account upon the consummation of this offering) and that no other shares of our common stock are purchased by our initial stockholders, officers or directors or Highland, at the time the limit order is completed, our initial stockholders, officers and directors and Highland will hold approximately 20.7% of our issued and outstanding shares of common stock (assuming no exercise of the over-allotment option) prior to the stockholder vote relating to an initial business combination. Consequently, our initial stockholders may exert substantial influence in connection with the votes relating to our initial business combination. Although our founding stockholder will not be able to exercise conversion rights with respect to any shares of our common stock purchased in this offering or the secondary market, including those purchased pursuant to the limit order, it will participate in any liquidation distributions with respect to any such shares of common stock in the event we fail to complete an initial business combination. Our founding stockholder has agreed that it will not sell or transfer any shares of common stock purchased by it pursuant to the limit order until 180 days after we have consummated our initial business combination. Shares purchased pursuant to the limit order will be entitled to registration rights as described under “Description of Securities.”

Transfer Restrictions

Our initial stockholders have agreed not to sell or transfer the founders’ units, founders’ shares and founders’ warrants (and the underlying shares) until one year after the consummation of our initial business combination and our founding stockholder has agreed not to sell or transfer the private placement units, private placement subunits, private placement shares and private placement warrants (and the underlying shares) until after we consummate our initial business combination, except in each case to permitted transferees. Permitted transferees must agree to be bound by the same transfer restrictions and voting, waiver and forfeiture provisions applicable to such securities. Each of our founding stockholder and Highland has agreed that it will not sell or transfer any shares of common stock purchased by it pursuant to the limit order until 180 days after we have consummated our initial business combination. All of the founders’ units, founders’ common stock and founders’ warrants and underlying shares will cease to be subject to the transfer restrictions if, subsequent to our initial business combination, (i) the last sales price of our common stock equals or exceeds $13.00 per share for any 20 trading days within any 30-trading day period beginning 90 days after our initial business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. We refer to these agreements as “lock-up agreements.” While the securities held by our initial stockholders from time to time, including the founders’ warrants and private placement warrants (and underlying shares), are subject to registration rights, permitted transfers are not required to be registered to the extent such transfers are pursuant to a registration exemption provided by applicable securities laws and regulations.

For purposes of the transfer restrictions described in this prospectus, permitted transferee means (i) our officers, directors and employees, and other persons or entities associated or affiliated with the Highland Group, (ii) in the case of an initial stockholder, a member of the initial stockholder’s immediate family or a trust, the beneficiary of which is a member of the initial stockholder’s immediate family, an affiliate of the initial stockholder or a charitable organization, (iii) in the case of an initial stockholder, a transferee by virtue of the laws of descent and distribution upon death of the initial stockholder, (iv) with respect to our founding stockholder, a transferee by virtue of the laws of the state of Delaware or our founding stockholder’s organizational documents upon dissolution of the founding stockholder, or (v) in the case of an initial stockholder, a transferee pursuant to a qualified domestic relations order, provided, however, that these permitted transferees must enter into a written agreement agreeing to be bound by the same transfer restrictions, voting, waiver and forfeiture provisions applicable to the securities being transferred.

During the lock-up period, our initial stockholders and any permitted transferees to whom they transfer shares of common stock will retain all other rights of holders of our common stock, including, without limitation, the right to vote their shares of common stock (except that in connection with the stockholder vote required to approve our initial business combination, (i) our initial stockholders have agreed to vote the founders’ shares and our founding stockholder has agreed to vote the private placement shares in accordance with the majority of the shares of common stock voted by the public stockholders with respect to such initial business combination and (ii) our initial stockholders, officers and directors and Highland have agreed to vote any shares of common stock acquired in or after this offering, including shares of common stock acquired by our founding stockholder or Highland pursuant to the limit order described in this prospectus, in favor of such initial business combination) and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be subject to the lock-up agreement. If we are unable to effect our initial business combination and liquidate, our initial stockholders have waived their rights to participate in any liquidation distribution with respect to the founders’ shares and our founding stockholder has agreed to waive its rights to such participation with respect to the private placement shares. Any permitted transferees to whom the founders’ shares are transferred will also agree to waive that right.

We consider James D. Dondero and HCM Acquisition Holdings LLC to be our “promoters,” as this term is defined under U.S. federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 4, 2007, our founding stockholder purchased 7,187,500 founders’ units for $25,000 in cash, at a purchase price of approximately $0.003 per unit. Our determination of the purchase price of the founders’ units was based on the terms of such units, including their illiquidity and forfeiture of conversion rights, and the fact that prior to the sale of such securities, we had no assets or operating history. In addition, we looked at the price of the founders’ units of other similarly structured blank check companies in making such determination. Subsequent to the purchase of these founders’ units, our founding stockholder transferred at cost an aggregate of 34,500 of these founders’ units to Timothy K. Hui, Scott F. Kavanaugh, James F. Leary and Bryan A. Ward, each of whom is a director. On May 22, 2008, our initial stockholders exchanged the 7,187,500 founders’ units consisting of one share of common stock and one warrant with an exercise price of $7.50 per share for 7,187,500 founders’ units consisting of .45 of a share of common stock and one warrant with an exercise price of $10.00 per share, and as a result, 3,953,125 shares of our common stock were cancelled. This includes an aggregate of 937,500 units representing 421,875 founders’ shares and 937,500 founders’ warrants that are subject to forfeiture to the extent that the over-allotment option is not exercised in full by the underwriters. The number of founders’ units forfeited will equal the number necessary for the founders’ units to represent 20% of the sum of the number of units sold in this offering and the number of founders’ units outstanding after the consummation of this offering (excluding the private placement units described in this prospectus) and the expiration or exercise of the over-allotment option. Additionally, up to 1,249,999 founders’ units representing 562,499.55 founders’ shares and 1,249,999 founders’ warrants are subject to forfeiture if more than 20%, but less than 40%, of the shares underlying the units sold in this offering are converted by the public stockholders in connection with our initial business combination, as described in this prospectus.

The founders’ shares are identical to the shares of common stock underlying the units being sold in this offering, except that:

•	the founders’ shares are subject to the transfer restrictions described in this prospectus;

•	the founders’ shares are subject to the voting agreement described in this prospectus; and

•	our initial stockholders have agreed to waive their rights to participate in any liquidation distribution with respect to the founders’ shares if we fail to consummate an initial business combination.

In addition, our initial stockholders, Highland and each of our officers and directors have agreed that if it, he or she acquires shares of common stock in or following this offering, including shares of common stock acquired by our founding stockholder or Highland pursuant to the limit order described in this prospectus, it or he will vote all such acquired shares in favor of our initial business combination. (Any such purchases of stock following this offering are expected to be effected through open market purchases, pursuant to the limit order described in this prospectus, or in privately negotiated transactions.) As a result, none of our initial stockholders, officers or directors or Highland will be able to exercise the conversion rights with respect to any of our shares that it or he may acquire prior to, simultaneously with, in or after this offering.

The founders’ warrants are identical to those underlying the units being sold in this offering, except that:

•	the founders’ warrants, including the common stock issuable upon exercise of these warrants, are subject to the transfer restrictions described in this prospectus;

•	the exercise price of the founders’ warrants is $10.00;

•	the founders’ warrants will not be redeemable by us so long as they are held by the initial stockholders or their permitted transferees; and

•	the founders’ warrants may be exercised by our initial stockholders or their permitted transferees on a cashless basis.

On October 4, 2007, our founding stockholder agreed to purchase 5,000,000 warrants at a price of $1.00 per warrant from us using its own funds (without borrowing or otherwise financing this purchase) simultaneously with the consummation of this offering. On May 22, 2008, our founding stockholder agreed to amend the terms of such purchase to provide for the purchase of 500,000 units, each unit consisting of .8 of a share of common stock and one subunit consisting of .2 of a share of common stock and one warrant, at a price of $10.00 per unit instead of 5,000,000 warrants at a price of $1.00 per warrant. The purchase price of the private placement units will be added to the proceeds from this offering to be held in the trust account at JPMorgan Chase Bank, N.A., to be maintained by American Stock Transfer & Trust Company pending our consummation of an initial business combination. If we do not consummate an initial business combination that meets the criteria described in this prospectus, then (i) the $5.0 million purchase price of the private placement units will become part of the liquidation distribution to purchasers in this offering or in the secondary market, including Highland, and any of our initial stockholders, officers or directors and their affiliates to the extent they purchase or acquire securities in this offering or in the secondary market, (ii) the private placement shares will not participate in any liquidation distribution, and (iii) the private placement warrants will expire worthless.

The private placement units are identical to those being sold in this offering, except that:

•	the private placement units, private placement shares, private placement subunits and private placement warrants, including the common stock issuable upon exercise of the private placement warrants, are subject to the transfer restrictions described in this prospectus;

•	the private placement shares are subject to the voting agreement described in this prospectus;

•	our founding stockholder has agreed to waive its rights to participate in any liquidation distribution with respect to the private placement shares if we fail to consummate an initial business combination;

•	the private placement warrants will not be redeemable by us so long as they are held by our founding stockholder or its permitted transferees; and

•	the private placement warrants may be exercised by our founding stockholder or its permitted transferees on a cashless basis.

The holders of the warrants purchased in this offering will not be able to exercise those warrants unless we have an effective registration statement covering the shares issuable upon their exercise and a related current prospectus available. Although the shares of common stock issuable pursuant to the founders’ warrants and private placement warrants will not be issued pursuant to a registration statement so long as they are held by our initial stockholders or their permitted transferees, the warrant agreement provides that the founders’ warrants and private placement warrants may not be exercised unless a registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering is effective and a related current prospectus is available.

Our initial stockholders have agreed not to sell or transfer the founders’ units, founders’ shares or founders’ warrants, including the common stock issuable upon exercise of the founders’ warrants, until one year after the consummation of our initial business combination except to certain permitted transferees as described in this prospectus under the heading “Principal Stockholders — Transfer Restrictions,” who must agree to be bound by the same transfer restrictions and voting, waiver and forfeiture provisions. All of the founders’ units, founders’ common stock and founders’ warrants and shares issuable upon exercise of the founders’ warrants will cease to be subject to the transfer restrictions if, subsequent to our initial business combination, (i) the last sales price of our common stock equals or exceeds $13.00 per share for any 20 trading days within any 30-trading day period beginning 90 days after our initial business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Our founding stockholder has agreed not to sell or transfer the private placement units, private placement subunits, private placement shares or private placement warrants until after we consummate our initial business combination except to certain permitted transferees as described in this prospectus under the heading “Principal Stockholders — Transfer Restrictions,” who must agree to be bound by the same transfer restrictions and voting and waiver provisions. Each of our founding stockholder and Highland has agreed that it will not sell or transfer any shares of common stock purchased by it pursuant to the limit order until 180 days after we have consummated our initial business combination.

Our founding stockholder intends to enter into an agreement with Citigroup Global Markets Inc. or another broker-dealer mutually agreed upon by Citigroup Global Markets Inc. and our founding stockholder in accordance with the guidelines of Rule 10b5-1 of the Exchange Act, pursuant to which it will place limit orders for up to $25.0 million of our common stock, commencing on the later of the day after we file a preliminary proxy statement relating to our initial business combination and 60 days after termination of the “restricted period” in connection with this offering under Regulation M of the Exchange Act and ending on the business day immediately preceding the record date for the meeting of stockholders at which our initial business combination is to be approved, or earlier in certain circumstances. The limit order will require our founding stockholder to purchase any of our shares of common stock offered for sale (and not purchased by another investor) at or below a price equal to the per share amount held in our trust account as reported in such initial preliminary proxy statement, until the earlier of the expiration of the buyback period or until such purchases reach $25.0 million in total. Highland has agreed to purchase such securities in the event that our founding stockholder is unable to satisfy its obligations under this agreement. Neither our founding stock-holder nor Highland will have any discretion or influence with respect to such purchases. The purchase of shares will be made by Citigroup Global Markets Inc. or another broker-dealer mutually agreed upon by Citigroup Global Markets Inc. and our founding stockholder. It is intended that purchases pursuant to the limit order will satisfy the conditions of Rule 10b-18(b) under the Exchange Act, and the broker’s purchase obligation will otherwise be subject to applicable law including Regulation M under the Exchange Act, which may prohibit purchases pursuant to the limit order agreement under certain circumstances. Our initial stockholders, Highland and each of our officers and directors have also agreed that if it or he acquires shares of common stock in or following this offering, including shares of common stock acquired by our founding stockholder or Highland pursuant to the limit order, it or he will vote all such acquired shares of common stock in favor of our initial business combination. Assuming that the limit order is completed in full at a purchase price equal to $9.86 per share (the amount per share to be placed in the trust account upon the consummation of this offering) and that no other shares of our common stock are purchased by our initial stockholders, officers or directors or Highland, at the time the limit order is completed, our initial stockholders, officers and directors and Highland will hold approximately 20.7% of our issued and outstanding shares of common stock (assuming no exercise of the over-allotment option) prior to the stockholder vote relating to our initial business combination. Consequently, our initial stockholders may exert substantial influence in connection with the vote relating to our initial business combination. Although our founding stockholder will not be able to exercise conversion rights with respect to any shares of our common stock purchased in this offering or the secondary market, including those purchased pursuant to the limit order, it will participate in any liquidation distributions with respect to any such shares of common stock in the event we fail to complete an initial business combination. Our founding stockholder has agreed that it will not sell or transfer any shares of common stock purchased by it pursuant to the limit order until 180 days after we have consummated our initial business combination.

Concurrently with the issuance and sale of the securities in this offering, we will enter into an agreement with our initial stockholders, our founding stockholder and Highland with respect to securities held by them from time to time, including (i) the founders’ units, founders’ shares and founders’ warrants, including the common stock issuable upon exercise of the founders’ warrants, (ii) the private placement units, private placement subunits, private placement shares, and private placement warrants, including the common stock issuable upon exercise of the private placement warrants, and (iii) any shares purchased pursuant to the limit order described in this prospectus, granting them and their permitted transferees the right to demand that we register the resale of any of our securities held by them on a registration statement filed under the Securities Act. The registration rights will be exercisable with respect to the securities at any time commencing 30 days after the consummation of our initial business combination, provided that such registration statement would not become effective until after the lock-up period applicable to the securities being registered and with respect to all of the warrants and the underlying shares of common stock, after the relevant warrants become exercisable by their terms. We will bear the expenses incurred in connection with the filing of any such registration statements. Please see “Description of Securities — Securities Eligible for Future Sale — Registration rights” for more information.

As of March 31, 2008, Highland had advanced on our behalf a total of $200,000, which amount was used to pay a portion of the expenses of this offering and our organization. These advances are non-interest bearing and unsecured and are due at the earlier of September 30, 2008, or the consummation of this offering. The advances will be repaid out of the proceeds of this offering not being placed in trust.

On completion of this offering, we have agreed to pay Highland, a monthly fee of $10,000 for office space and administrative services, including secretarial support. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party.

We will reimburse our initial stockholders, officers, directors and the Highland Group and its employees, for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. Subject to availability of proceeds not placed in the trust account and interest income earned of up to $3.0 million on the trust account balance, subject to adjustment, to fund our working capital requirements, there is no limit on the amount of out-of-pocket expenses that could be incurred. Our audit committee will review and approve all payments made by us to our initial stockholders, officers, directors, the Highland Group or our or their affiliates, other than repayment of advances of $200,000 Highland made to us to cover offering-related and organizational expenses and payment of an aggregate of $10,000 per month to Highland for office space, secretarial and administrative services, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income earned of up to $3.0 million on the trust account balance, subject to adjustment, to fund our working capital requirements, such out-of-pocket expenses would not be reimbursed by us unless we consummate an initial business combination.

Highland and Mr. Dondero, our Chairman and Chief Executive Officer, have entered into non-compete agreements with us providing that until the earlier of the filing by us of a current report on Form 8-K with the SEC announcing the execution of a definitive agreement for our initial business combination, and 24 months after the date of this prospectus, neither the Highland Group nor Mr. Dondero will become a sponsor, promoter, officer, director or stockholder of any other blank check company. We have also entered into a business opportunity right of first review agreement with Highland, which provides that from the effective date of the registration statement which includes this prospectus until the earlier of the filing by us of a current report on Form 8-K with the SEC announcing the execution of a definitive agreement for our initial business combination, and 24 months after the date of this prospectus, we will have a right of first review (subject to fiduciary obligations it has to its clients as a registered investment advisor) with respect to business combination opportunities of the Highland Group with a fair market value of $200 million or more that the Highland Group first becomes aware of after the effective date (other than any investment opportunities in respect of companies in bankruptcy, or financially or operationally distressed companies; companies targeted for acquisition by any company in which an investment vehicle managed by the Highland Group has an investment; and any entity in which any of our initial stockholders, officers, directors or the Highland Group or its affiliates has a financial interest).

Other than (i) reimbursable out-of-pocket expenses payable to our initial stockholders, officers, directors and our and their affiliates, including the Highland Group and its employees, (ii) payment of customary fees in connection with any financing that the Highland Group may arrange or originate in connection with our initial business combination, provided that any such financing is on arm’s length terms, is described in the proxy materials we send to our stockholders in connection with our initial business combination and approved by our audit committee, (iii) repayment of advances of $200,000 Highland made to us to cover offering-related and organizational expenses and (iv) an aggregate of $10,000 per month paid to Highland for office space, secretarial and administrative services, no compensation or fees of any kind, including finder’s and consulting fees, will be paid by us to any of our initial stockholders, officers or directors, the Highland Group or our or their affiliates.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 200,000,000 shares of common stock, $0.001 par value, of which 28,312,500 shares will be outstanding after this offering (assuming no exercise of the underwriters’ over-allotment option) and the private placement, and 1,000,000 shares of undesignated preferred stock, $0.001 par value, of which no shares will then be outstanding. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the Delaware General Corporation Law.

Units

Public Stockholder Units

Each unit consists of .8 of a share of our common stock and one subunit. Each subunit consists of .2 of a share of our common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as described in this prospectus. Except as described below with respect to redemption of the warrants, holders of the warrants must pay the exercise price in full upon exercise of the warrants. Holders will not be entitled to receive a net cash settlement upon exercise of the warrants. The units will begin trading on or promptly after the date of this prospectus and will continue to trade after the common stock and the subunits begin trading separately until the underlying warrants expire or are redeemed. The common stock and subunits comprising the units will begin to trade separately on the 35th day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the Form 8-K and having issued a press release announcing when such separate trading will begin, as described below. When the units begin separate trading, as discussed in this prospectus, a holder of units may elect to separate units in such numbers that will result in only whole shares and subunits. The .2 of a share of common stock and the warrant comprising each subunit will not be separable, and the subunit will trade only as a subunit, until the open of trading on the first trading day after we consummate our initial business combination. If we consummate our initial business combination, each subunit will automatically separate into .2 of a share of common stock and one warrant and the subunits will cease trading at the open of trading on the first trading day after we consummate our initial business combination. Consequently, at that time each unit will consist of one share of common stock and one warrant. Additionally, holders of subunits that are trading separately from units will receive (i) the number of whole shares underlying the aggregate number of subunits, (ii) the right to receive cash in exchange for any remaining fractional shares in an amount equal to the fair market value of such fractional shares, and (iii) the number of warrants underlying the aggregate number of such subunits. Our common stock will trade separately only in increments of whole shares.

In no event will the common stock and subunits comprising the units be traded separately until we have filed a current report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issued a press release announcing when such separate trading will begin. We will file the Form 8-K promptly after the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, we will file a second or amended Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if Citigroup Global Markets Inc. has allowed separate trading of the common stock and warrants prior to the 35th day after the date of this prospectus and will issue a press release announcing when such separate trading will begin.

Founders’ Units and Private Placement Units

Our initial stockholders hold an aggregate of 7,187,500 founders’ units, for which they paid an aggregate price of $25,000, or approximately $0.003 per unit. Each founders’ unit consists of .45 of a share of common stock and one warrant. Each founders’ warrant entitles the holder to purchase one share of common stock at a price of $7.50 per share, subject to adjustment as described in this prospectus. This includes 937,500 founders’ units representing 421,875 founders’ shares and 937,500 founders’ warrants that are subject to forfeiture to the extent that the over-allotment option is not exercised in full by the underwriters. The number of founders’ units forfeited will equal the number necessary for the founders’ units to represent 20% of the sum of the number of units sold in this offering and the number of founders’ units outstanding after the consummation of this offering (excluding the private placement units described in this prospectus) and the expiration or exercise of the over-allotment option. Additionally, up to 1,249,999 founders’ units representing 562,499.55 founders’ shares and 1,249,999 founders’ warrants are subject to forfeiture if more than 20%, but less than 40%, of the shares underlying the units sold in this offering are converted by the public stockholders in connection with our initial business combination, as described in this prospectus. Furthermore, if the number of units we offer to the public is increased or decreased from the number shown in this prospectus prior to the conclusion of the offering, then the founders’ units, including the number of founders’ units subject to forfeiture, will be adjusted in the same proportion as the increase or decrease in the units offered hereby. We will not make or receive any cash payment in respect of any such adjustments. Our initial stockholders have agreed not to sell or transfer the founders’ units, founders’ shares or founders’ warrants, including the common stock issuable upon exercise of the founders’ warrants, until one year after the consummation of our initial business combination except to certain permitted transferees as described in this prospectus under the heading “Principal Stockholders — Transfer Restrictions,” who must agree to be bound by the same transfer restrictions and voting, waiver and forfeiture provisions described in this prospectus.

Our founding stockholder has agreed to purchase 500,000 units at a price of $10.00 per unit using its own funds (without borrowing or otherwise financing this purchase) in a private placement that will occur simultaneously with the consummation of this offering. The purchase price of the private placement units will be added to the proceeds from this offering to be held in the trust account. If we do not consummate an initial business combination that meets the criteria described in this prospectus, then (i) the $5.0 million purchase price of the private placement units will become part of the liquidation distribution to purchasers in this offering or in the secondary market, including Highland, and any of our initial stockholders, officers or directors and their affiliates to the extent they purchase or acquire securities in this offering or in the secondary market, whom we refer to collectively as our public stockholders, (ii) the private placement shares will not participate in any liquidation distribution, and (iii) the private placement warrants will expire worthless. The private placement units are identical to the units being sold in this offering, except (i) as described below under the “Founders’ Shares and Private Placement Shares,” “Private Placement Subunits” and “Founders’ Warrants and Private Placement Warrants” with respect to the private placement shares, private placement subunits and private placement warrants underlying the private placement units and (ii) our founding stockholder has agreed not to sell or transfer the private placement units, including the private placement subunits, private placement shares or private placement warrants, including the common stock issuable upon exercise of the private placement warrants, until after we consummate our initial business combination except to certain permitted transferees as described in this prospectus under the heading “Principal Stockholders — Transfer Restrictions,” who must agree to be bound by the same transfer restrictions and voting and waiver provisions.

Common Stock

General

As of the date of this prospectus, there were 3,234,375 shares of our common stock outstanding, held by our initial stockholders. See “Founders’ Shares and Private Placement Shares” below. This includes 421,875 founders’ shares that are subject to forfeiture to the extent that the over-allotment option is not exercised in full by the underwriters. After this offering (assuming no exercise of the underwriters’ over-allotment option) and the private placement, 28,312,500 shares of our common stock will be outstanding.

Holders of common stock will have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of common stock will be entitled to one vote per share on matters to be voted on by stockholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. After our initial business combination is concluded, if ever, and upon a subsequent liquidation or dissolution, the holders of common stock will be entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding.

Section 155 of the Delaware General Corporation Law provides that a holder of fractional shares is entitled to (i) combine fractional shares into whole shares (whether the shares are certificated or uncertificated), (ii) exercise voting rights, (iii) receive dividends and (iv) participate in the assets of a corporation in the event of liquidation. Consequently, a holder of a fractional share, including the .8 of a share underlying each unit and the .2 of a share underlying each subunit, is entitled to vote such fractional shares on all matters on which our stockholders are entitled to vote, including our initial business combination. Although a holder of a fractional share is entitled to vote such fractional share, it, he or she can only convert whole shares when voting against an initial business combination. In addition, a stockholder will be entitled to receive a liquidating distribution connection with our dissolution and plan of distribution.

Upon consummation of this offering, our board of directors will be divided into three classes, each of which will generally serve for a term of three years, with only one class of directors being elected at each annual stockholder meeting. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

In connection with the stockholder vote required for our initial business combination, a majority of our issued and outstanding common stock (whether or not held by public stockholders), present in person or by proxy, will constitute a quorum. If a quorum is not present, our bylaws permit a majority in voting power of the stockholders present in person or by proxy and entitled to vote at the meeting to adjourn the meeting for 30 days or less from time to time, without notice other than announcement of the date, time and place of the adjourned meeting at the meeting, until the requisite amount of stock entitled to vote shall be present or represented. If the adjournment is for more than 30 days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be presented to each stockholder entitled to vote at the meeting. If our stockholders vote on any other matters at an annual or special meeting, our founding stockholder and our officers and directors may vote all of their shares, whenever acquired, as they see fit.

We will proceed with an initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholder meeting are voted in favor of our initial business combination and (ii) not more than 40% of the shares (minus one share) underlying the units sold in this offering are both voted against our initial business combination and duly elected to be converted as described in this prospectus. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account as described in this prospectus. In order to convert his, her or its shares in connection with the stockholder vote required to approve our initial business combination, a public stockholder must also duly exercise his, her or its conversion rights as described in this prospectus.

If we are forced to liquidate prior to our initial business combination, our public stockholders shares are entitled to share ratably in the balance of the trust account, including interest earned on the trust account not previously released to us to fund working capital requirements and the costs and expenses of liquidation as described in this prospectus and net of any taxes previously paid and payable, and any assets remaining available for distribution to them after payment of or provision for liabilities. We expect that all costs and expenses associated with obtaining stockholder approval of our dissolution and implementing our plan of distribution, as well as payments to any creditors, will be funded from amounts remaining out of the $100,000 of proceeds held outside the trust account and from the $3.0 million, subject to adjustment, in interest income on the balance of the trust account that may be released to us to fund our working capital requirements. However, if those funds are not sufficient to cover the costs and expenses associated with obtaining stockholder approval of our dissolution and implementing our plan of distribution, to the extent that there is any interest accrued in the trust account not required to pay tax obligations, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses. Neither our initial stockholders, nor any other person or entity, has agreed to advance the funds necessary to complete the liquidation.

If we do not complete an initial business combination and the trustee must distribute the balance of the trust account as described in this prospectus, the underwriters have agreed : (i) to forfeit any rights or claims to the deferred underwriting discounts and commissions, together with any accrued interest thereon, in the trust account, and (ii) the trustee is authorized to distribute the deferred underwriters’ discounts and commission, together with any accrued interest thereon, net of taxes payable on such interest, on a pro rata basis among the public stockholders. There will be no distribution from the trust account with respect to any of our warrants, which will expire worthless if we are liquidated, and as a result purchasers of our units will have paid the full unit purchase price solely for the share of common stock underlying each unit.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted into their pro rata share of the trust account as described in this prospectus if they both (i) vote against our initial business combination and our initial business combination is approved and consummated and (ii) duly exercise their conversion rights. Public stockholders who convert their common stock into their pro rata share of the trust account as described in this prospectus will retain the right to exercise any warrants they own.

The payment of dividends, if ever, on the common stock will be subject to the prior payment of dividends on any outstanding preferred stock, of which there is currently none.

Founders’ Shares and Private Placement Shares

The founders’ shares are identical to the shares of common stock underlying the units being sold in this offering, except that:

•	our initial stockholders have agreed to the transfer restrictions described above under “Founders’ Units and Private Placement Units” with respect to the founders’ shares;

•	in connection with the stockholder vote required to approve our initial business combination, our initial stockholders have agreed to vote the founders’ shares in accordance with the majority of the shares of common stock voted by the public stockholders;

•	our initial stockholders have agreed to waive their rights to participate in any liquidation distribution with respect to the founders’ shares if we fail to consummate an initial business combination; and

•	our initial stockholders have agreed to the forfeiture provisions described above under “Founders’ Units and Private Placement Units” with respect to the founders’ shares.

The private placement shares are identical to the shares of common stock underlying the units being sold in this offering, except that:

•	our founding stockholder has agreed to the transfer restrictions described above under “Founders’ Units and Private Placement Units” with respect to the private placement shares;

•	in connection with the stockholder vote required to approve our initial business combination, our founding stockholder has agreed to vote the private placement shares in accordance with the majority of the shares of common stock voted by the public stockholders; and

•	our founding stockholder has agreed to waive its rights to participate in any liquidation distribution with respect to the private placement shares if we fail to consummate an initial business combination.

The founders’ shares and the private placement shares will be entitled to registration rights commencing on the date on which they become transferable under a registration rights agreement to be signed on or before the closing of this offering. See “Securities Eligible for Future Sale — Registration Rights” below.

Preferred Stock

Our amended and restated certificate of incorporation will provide that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Our amended and restated certificate of incorporation will prohibit us, prior to our initial business combination, from issuing preferred stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock on our initial business combination. We may issue some or all of the preferred stock to effect our initial business combination. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

Subunits

Public Stockholder Subunits

Each subunit consists of:

•	.2 of a share of common stock; and

•	one warrant.

The .2 of a share of common stock and the warrant comprising each subunit will not be separable, and the subunit will trade only as a subunit, until the open of trading on the first trading day after we consummate our initial business combination. If we consummate our initial business combination, each subunit will automatically separate into .2 of a share of common stock and one warrant and the subunits will cease trading at the open of trading on the first trading day after we consummate our initial business combination. Consequently, at that time each unit will consist of one share of common stock and one warrant. Additionally, holders of subunits that are trading separately from units will receive (i) the number of whole shares underlying the aggregate number of subunits, (ii) the right to receive cash in exchange for any remaining fractional shares in an amount equal to the fair market value of such fractional shares, and (iii) the number of warrants underlying the aggregate number of such subunits.

Private Placement Subunits

The private placement subunits are identical to the subunits included in the units being sold in this offering, except (i) as described below under the “Founders’ Shares and Private Placement Shares” and “Founders’ Warrants and Private Placement Warrants” with respect to the private placement shares and private placement warrants underlying the private placement units and (ii) our founding stockholder has agreed to the transfer restrictions described above under “Founders’ Units and Private Placement Units” with respect to the private placement subunits.

The private placement subunits will be entitled to registration rights commencing on the date on which they become transferable under a registration rights agreement to be signed on or before the closing of this offering. See “Securities Eligible for Future Sale — Registration Rights” below.

Warrants

Public Stockholder Warrants

Each warrant included in the subunit underlying the units being sold in this offering entitles the registered holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below. The warrants included in the subunits underlying the units sold in this offering will become exercisable on the later of:

•	the automatic separation of the subunits at the open of trading on the first trading day after we consummate our initial business combination; or

•	one year from the date of this prospectus,

provided in each case that we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.

We have agreed to use our best efforts to have an effective registration statement covering shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to that common stock until the warrants expire or are redeemed. The warrants will expire at 5:00 p.m., New York time, on the date that is six years from the date of this prospectus or earlier upon redemption or liquidation of the trust account. Any warrant not exercised or redeemed shall become void and all rights thereunder shall cease as of such time.

Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part; at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•	if, and only if, the reported last sale price of the common stock equals or exceeds $13.00 per share for any 20 trading days within a 30-trading day period ending three business days before we send to the notice of redemption to the warrant holders, provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $13.00 redemption trigger price as well as the $7.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after a business combination. If we call our warrants for redemption and our management does not take advantage of this option, our initial stockholders and their respective transferees would still be entitled to exercise their founders’ warrants and private placement warrants, as applicable, for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, stock split, extraordinary dividend, or our recapitalization, reorganization, merger or consolidation.

The warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Founders’ Warrants and Private Placement Warrants

The founders’ warrants are identical to the warrants included in the subunits underlying the units being sold in this offering, except that:

•	our initial stockholders have agreed to the transfer restrictions described above under “Founders Units’ and Private Placement Units” with respect to the founders’ warrants, including the common stock issuable upon exercise of the Founders’ warrants;

•	the exercise price of the founders’ warrants is $10.00;

•	the founders’ warrants are not redeemable by us so long as they are held by our initial stockholders or their permitted transferees; and

•	the founders’ warrants may be exercised by our initial stockholders or their permitted transferees on a cashless basis.

If the founders’ warrants are held by holders other than the initial stockholders or their permitted transferees, the founders’ warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants underlying the units being sold in this offering.

The private placement warrants are identical to the warrants included in the subunits underlying in the units being sold in this offering, except that:

•	our founding stockholder has agreed to the transfer restrictions described above under “Founders’ Units and Private Placement Units” with respect to the private placement warrants, including the common stock issuable upon exercise of the private placement warrants;

•	the private placement warrants will not be redeemable by us so long as they are held by our founding stockholder or its permitted transferees; and

•	the private placement warrants may be exercised by our founding stockholder or its permitted transferees on a cashless basis.

If the private placement warrants are held by holders other than the founding stockholder or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants underlying the units being sold in this offering. Although the shares of common stock issuable pursuant to the founders’ warrants and the private placement warrants will not be issued pursuant to a registration statement so long as they are held by our initial stockholders and founding stockholder, respectively, or their respective permitted transferees, the warrant agreement provides that these warrants may not be exercised unless a registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering is effective and a related current prospectus is available.

If holders of the founders’ warrants or the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the warrant exercise notice is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our initial stockholders, the founding stockholder or their affiliates and permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

In addition, our initial stockholders and our founding stockholder are entitled to registration rights with respect to the private placement warrants, including the common stock issuable upon exercise of the private placement warrants, and the founders’ warrants, including the common stock issuable upon exercise of the founders’ warrants, respectively, under a registration rights agreement to be signed on or before the closing of this offering. See “Securities Eligible for Future Sale — Registration Rights” below.

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of our initial business combination. The payment of dividends in the future will depend on our revenues and earnings, if any, capital requirements and general financial condition after our initial business combination is completed. The payment of any dividends subsequent to a business combination will be within the discretion of our then-board of directors. It is the present intention of our board of directors to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board of directors declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company.

Certain Anti-Takeover Provisions of Delaware Law and our Certificate of Incorporation and Bylaws

Staggered Board of Directors

Our amended and restated certificate of incorporation will provide that our board of directors will be classified into three classes of directors of approximately equal size upon the consummation of this offering. As a result, in most circumstances, a person can gain control of our board of directors only by successfully engaging in a proxy contest at two or more annual meetings.

Special Meeting of Stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our chief executive officer or by our chairman.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered or mailed to and received at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the first annual meeting of stockholders after the closing of this offering, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our bylaws also specify certain requirements as to the form and content of a stockholders’ notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but unissued shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation will provide that our directors and officers will be indemnified by us to the fullest extent authorized by the Delaware General Corporation Law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation will provide that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We have entered into agreements with our directors to provide contractual indemnification in addition to the indemnification provided in our amended and restated certificate of incorporation. We believe that these provisions and agreements are necessary to attract qualified directors. Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether the Delaware General Corporation Law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Securities Eligible for Future Sale

Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), we will have 28,312,500 shares of common stock outstanding. Of these shares, the 25,000,000 shares underlying the units sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 3,312,500 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. Our initial stockholders and our founding stockholder have agreed to the transfer restrictions described under the heading “Principal Stockholders — Transfer Restrictions”.

Rule 144

The SEC has recently adopted amendments to Rule 144 became effective on February 15, 2008 and apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months is entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, are subject to additional restrictions, by which such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of securities of the same class then outstanding, which will equal 283,125 shares and 317,500 warrants immediately after this offering; or

•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales must also comply with the manner of sale and notice provisions of Rule 144.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies like us, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. The SEC has codified and expanded this position in the amendments discussed in this prospectus by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial stockholders will be able to sell the founders’ units, founders’ common stock, private placement units, private placement subunits and private placement shares pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration rights

Concurrently with the issuance and sale of the securities in this offering, we will enter into an agreement with our initial stockholders, our founding stockholder and Highland with respect to securities held by them from time to time, including (i) the founders’ units, founders’ shares and founders’ warrants, including the common stock issuable upon exercise of the founders’ warrants, (ii) the private placement units, private placement subunits, private placement shares and private placement warrants, including the common stock issuable upon exercise of the private placement warrants, and (iii) any shares purchased pursuant to the limit order described in this prospectus, granting them and their permitted transferees the right to demand that we register the resale of any of our securities held by them on a registration statement filed under the Securities Act. The registration rights will be exercisable with respect to the securities at any time commencing 30 days after the consummation of our initial business combination, provided that such registration statement would not become effective until after the lock-up period applicable to the securities being registered and, with respect to founders’ warrants, including the underlying shares of common stock, and private placement warrants, including the underlying shares of common stock, after these warrants become exercisable by their terms. In addition, our initial stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which the lock-up period applicable to the founders’ units, including the underlying securities, private placement units, including the underlying securities and the shares purchased pursuant to the limit order, as the case may be. Permitted transferees will be entitled to the registration rights described in this prospectus. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing

We have applied (i) to have the units listed on the American Stock Exchange under the symbol “HQA.U” on or promptly after the date of this prospectus, (ii) to have our common stock and subunits listed on the American Stock Exchange under the symbols “HQA” and “HQA.U.S,” respectively, once the common stock and subunits underlying the units begin separate trading, and (iii) to have our warrants listed on the American Stock Exchange under the symbol “HQA.WS” once the warrants underlying the subunits automatically begin to trade separately on the opening of trading on the first trading day after we consummate our initial business combination. The shares of common stock will trade separately only in increments of whole shares. We cannot assure you that our securities will be listed, and, if listed, that our securities will continue to be listed on the American Stock Exchange.

Based upon the proposed terms of this offering, after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Section 101 (c) of the American Stock Exchange Company Guide, which consist of the following:

•	stockholders equity of at least $4.0 million;

•	total market capitalization of at least $50.0 million;

•	aggregate market value of publicly held shares of at least $15.0 million;

•	minimum public distribution of at least 1,000,000 units with a minimum of 400 public holders; and

•	a minimum market price of $2.00 per unit.

UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income and estate tax consequences to an investor of the acquisition, ownership and disposition of our units, including the underlying subunits, common stock and warrants, which we refer to collectively as our securities, purchased pursuant to this offering. This discussion assumes that holders of our securities will hold our securities as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not address all aspects of U.S. federal taxation that may be relevant to a holder of our securities in light of that holder’s particular circumstances. In addition, this discussion does not address (a) U.S. estate or gift tax laws except to the limited extent set forth below, (b) state, local or foreign tax consequences, or (c) the special tax rules that may apply to certain investors, including without limitation banks, insurance companies, financial institutions, broker-dealers, taxpayers that have elected mark-to-market accounting, taxpayers subject to the alternative minimum tax provisions of the Code, tax-exempt entities, governments or agencies or instrumentalities thereof, regulated investment companies, real estate investment trusts, S corporations, taxpayers whose functional currency is not the U.S. dollar, U.S. expatriates or former long-term residents of the U.S., or investors that acquire, hold, or dispose of our securities as part of a straddle, hedge, wash sale (except to the limited extent described below), constructive sale, conversion transaction or other integrated transaction. Additionally, the discussion does not consider the tax treatment of entities treated as partnerships for U.S. federal tax purposes or other pass-through entities or persons who hold our securities through such entities. The tax treatment of a partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner. Thus, partnerships, other pass-through entities and persons holding our securities through such entities should consult their own tax advisors.

This discussion is based on current provisions of the Code, U.S. Treasury regulations promulgated under the Code, judicial opinions, and published rulings and procedures of the U.S. Internal Revenue Service (“IRS”), all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed below, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

As used in this prospectus, the term “U.S. person” means a person that is, for U.S. federal income tax purposes (i) an individual citizen or resident of the U.S., (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of any State thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (A) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person. As used in this discussion, the term “U.S. holder” means a beneficial owner of our securities that is a U.S. person and the term “non-U.S. holder” means a beneficial owner of our securities (other than an entity that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes) that is not a U.S. person.

This discussion is only a summary of certain material U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of our securities. Each prospective investor in our securities is urged to consult its own tax advisors with respect to the particular tax consequences to it of the acquisition, ownership and disposition of our securities, including the effect of any federal tax laws other than income and estate tax laws, any state, local, or foreign tax laws, and any applicable tax treaty.

General

There is no authority addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units and subunits, and, therefore, that treatment is not entirely clear. Each unit, including the subunit contained in that unit, should be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each holder of a unit must allocate the purchase price paid by such holder for a unit between the share of common stock and the warrant underlying that unit based on their respective relative fair market values. A holder’s initial tax basis in the common stock and the warrant underlying each unit should equal the portion of the purchase price of the unit allocated thereto. It is not clear whether allocation of basis to the 0.2 of a share of common stock and the warrant that compose each subunit occurs and is based on their relative fair market value at the time of issuance or when they become separately traded.

The foregoing treatment of our securities and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the U.S. federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussions are based on the assumption that the characterization of the units and the allocation described above are accepted for U.S. federal tax purposes.

U.S. Holders

Taxation of Distributions

If we pay cash distributions to U.S. holders of shares of our common stock, the distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Any dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends-received deduction if the applicable holding period requirements are satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of the limitation on the deduction of investment interest), if the applicable holding period requirements are satisfied, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains for tax years beginning on or before December 31, 2010, after which the tax rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income. There is substantial uncertainty as to whether the conversion rights with respect to the common stock, described in this prospectus under “Proposed Business — Effecting a Business Combination — Conversion rights,” may suspend the running of the applicable holding period with respect to the dividends received deduction or the capital gains tax rate on qualified dividends, as the case may be.

Possible Constructive Dividends

If an adjustment is made to the number of shares of common stock for which a warrant may be exercised or to the exercise price of a warrant, the adjustment may, under certain circumstances, result in a constructive distribution that could be taxable as a dividend to the U.S. holder of the warrant. Conversely, the absence of an appropriate anti-dilution adjustment may result in a constructive distribution that could be taxable as a dividend to the U.S. holders of shares of our common stock.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

In general, a U.S. holder must treat any gain or loss recognized upon a sale, taxable exchange, or other taxable disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. There is substantial uncertainty, however, as to whether the conversion rights with respect to the common stock may suspend the running of the applicable holding period for this purpose. In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock is held as part of a unit or subunit at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market values of the common stock or fractional share thereof and the warrant underlying or included in the unit or subunit) and (ii) the U.S. holder’s adjusted tax basis in the common stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to that common stock) less any prior return of capital. Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a maximum tax rate of 15% for tax years beginning on or before December 31, 2010, after which the maximum long-term capital gains tax rate is scheduled to increase to 20%. The deduction of capital losses is subject to limitations, as is the deduction for losses realized upon a taxable disposition by a U.S. holder of our common stock (whether or not held as part of a unit or subunit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

Conversion of Common Stock

In the event that a U.S. holder converts our common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If that redemption qualifies as a sale of common stock by the U.S. holder for federal income tax purposes, the U.S. holder will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” above. If that redemption does not qualify as a sale of common stock for federal income tax purposes, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether that redemption qualifies for sale treatment will depend largely on the percentage of our stock treated as held by the U.S. holder (including any stock constructively owned by the U.S. holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is “substantially disproportionate” with respect to the U.S. holder, (2) results in a “complete termination” of the U.S. holder’s interest in us or (3) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also shares of our stock that are constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which would generally include the common stock issuable upon exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the conversion of common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the conversion. There will be a complete termination of a U.S. holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the

U.S. holder are converted or (2) all of the shares of our stock actually owned by the U.S. holder are converted and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other stock. The conversion of the common stock will not be essentially equivalent to a dividend if a U.S. holder’s conversion results in a “meaningful reduction” of the U.S. holder’s proportionate interest in us. Whether the conversion will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests are satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described under “U.S. Holders — Taxation of Distributions,” above. After the application of those rules, any remaining tax basis of the U.S. holder in the converted common stock will be added to the U.S. holder’s adjusted tax basis in its remaining stock, or, if it has none, to the U.S. holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

Persons who actually or constructively own 5% (or, if our stock is not then publicly traded, 1%) or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a conversion of common stock, and such persons should consult with their own tax advisors in that regard. A U.S. holder should consult with its own tax advisors as to the tax consequences to it of an exercise of the conversion right.

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder will not be required to recognize taxable gain or loss by reason of its exercise of a warrant. The U.S. holder’s tax basis in the share of our common stock it receives upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant (i.e., the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under “— General”) and the exercise price (i.e., initially $7.50 per share of our common stock). The U.S. holder’s holding period for the share of our common stock received upon exercise of the warrant will begin on the date following the date of exercise (or possibly on the date of exercise) of the warrant and will not include the period during which the U.S. holder held the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the common stock received would equal the holder’s basis in the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrant. If the cashless exercise were otherwise treated as not being a gain realization event, a U.S. holder’s holding period in the common stock would likely be treated as commencing on the date following the date of exercise (or possibly on the date of exercise) of the warrant.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered warrants equal to the number of common shares having a value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the common stock received would equal the sum of the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants exercised. A U.S. holder’s holding period for the common stock would commence on the date following the date of exercise (or possibly on the date of exercise) of the warrant. Other alternative characterizations and treatments are also possible, which could affect the amount of a U.S. holder’s taxable gain or loss and tax basis in the common stock received upon a cashless exercise.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Sale, Taxable Exchange, Redemption or Expiration of a Warrant

Upon a sale, taxable exchange (other than by exercise), or redemption of a warrant, a U.S. holder will recognize taxable gain or loss in an amount equal to the difference between (i) the amount realized upon such disposition (or, if the warrant is held as part of a unit or subunit at the time of the disposition of the unit, the portion of the amount realized on such disposition that is allocated to the warrant based on the then fair market values of the warrant and the common stock or fractional share thereof underlying the unit or included in the subunit) and (ii) the U.S. holder’s tax basis in the warrant (that is, as discussed above, the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under “— General”). Upon expiration of a warrant (whether or not held as part of a unit or subunit at the time of expiration), a U.S. holder will recognize a loss in an amount equal to the U.S. holder’s tax basis in the warrant (determined as described in the preceding sentence). Any such gain or loss would generally be treated as capital gain or loss and will be long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year at the time of such disposition or expiration. As discussed above, the deductibility of capital losses is subject to certain limitations, as is the deduction for losses upon a taxable disposition by a U.S. holder of a warrant (whether or not held as part of a unit or subunit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical securities.

Non-U.S. Holders

Taxation of Distributions

In general, any distributions we make to a non-U.S. holder of our common stock (including any constructive distributions treated as dividends on the warrants as described in “— U.S. Holders — Possible Constructive Dividends,” above), to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), generally will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the U.S., generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividend, unless such non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “U.S. real property holding corporation” (see “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below), we will withhold 10% of any distribution that exceeds our current and accumulated earnings and profits, which withheld amount may be claimed by the non-U.S. holder as a credit against the non-U.S. holder’s federal income tax liability.

Dividends we pay to a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the U.S. (and, if certain income tax treaties apply, are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder) generally will not be subject to U.S. withholding tax, provided such non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate tax rates applicable to U.S. persons. If the non-U.S. holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of a Warrant

The U.S. federal income tax treatment of a non-U.S. holder’s exercise of a warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a warrant by a U.S. holder, as described under “U.S. Holders — Exercise of a Warrant” above.

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants

A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, exchange or other disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) or warrants (including an expiration or redemption of our warrants), in each case without regard to whether those securities were held as part of a unit or subunit, unless:

•	the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the U.S. (and, under certain income tax treaties, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the non-U.S. holder’s holding period for the security disposed of, and, generally, in the case where shares of our common stock are regularly traded on an established securities market, the non-U.S. holder has owned, directly or indirectly, more than 5% of our common stock or warrants, as applicable, at any time during the shorter of the five-year period ending on the date of disposition or the non-U.S. holder’s holding period for the security disposed of. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable tax treaty provides otherwise, gain described in the first and third bullet points above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate. Gain described in the second bullet point above (which may be offset by U.S. source capital losses) will be subject to a flat 30% U.S. federal income tax. The gross proceeds from transactions that generate gains described in the third bullet point above will generally be subject to a 10% withholding tax, which may be claimed by the non-U.S. holder as a credit against the non-U.S. holder’s federal income tax liability. Non-U.S. holders should consult any income tax treaties applicable to them, as those treaties may provide for different rules.

Although we currently are not a U.S. real property holding corporation, we cannot determine whether we will be a U.S. real property holding corporation in the future until we consummate an initial business combination. Very generally, we will be classified as a U.S. real property holding corporation if the fair market value of our “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for federal income tax purposes.

Conversion of Common Stock

The characterization for U.S. federal income tax purposes of a non-U.S. holder’s conversion of our common stock into a right to receive cash pursuant to an exercise of a conversion right generally will correspond to the U.S. federal income tax characterization of the exercise of such a conversion right by a U.S. holder, as described under “U.S. Holders — Conversion of Common Stock” above, and the consequences of the conversion to the non-U.S. holder will be as described above under “Non-U.S. Holders — Taxation of Distributions” and “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants,” as applicable.

Federal Estate Tax

Shares of our common stock or warrants owned or treated as owned by an individual who is not a U.S. citizen or a resident of the U.S. (as specifically defined for U.S. federal estate tax purposes) at the time of his or her death will be included in the individual’s gross estate for U.S. federal estate tax purposes unless an applicable estate tax or other treaty provides otherwise, and therefore may be subject to U.S. federal estate tax.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each holder the amount of dividends or other distributions we pay to such holder on our shares of common stock and the amount of tax withheld with respect to those distributions, regardless of whether withholding is required. In the case of a non-U.S. holder, the IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which the non-U.S. holder resides pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

The gross amount of dividends and proceeds from the disposition of our securities paid to a holder that fails to provide the appropriate certification in accordance with applicable U.S. Treasury regulations generally will be subject to backup withholding at the applicable rate (currently 28%).

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale by a non-U.S. holder of common stock or warrants outside the U.S. through a foreign office of a foreign broker that does not have certain specified connections to the U.S. However, if a non-U.S. holder sells common stock or warrants through a U.S. broker or the U.S. office of a foreign broker, the broker will be required to report to the IRS the amount of proceeds paid to such holder, unless the non-U.S. holder provides appropriate certification (usually on an IRS Form W-8BEN) to the broker of its status as a non-U.S. holder or such non-U.S. holder is an exempt recipient. Information reporting (but not backup withholding) also would apply if a non-U.S. holder sells common stock or warrants through a foreign broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the U.S., unless in any such case the broker has documentary evidence that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts we withhold under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability, if any, if the required information is furnished to the IRS in a timely manner.

UNDERWRITING

Citigroup Global Markets Inc. is acting as sole bookrunning manager of the offering and as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, each underwriter named below has agreed to purchase and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter’s name.

Underwriters	Number of Units

Citigroup Global Markets Inc.
I-Bankers Securities, Inc.
Ladenburg Thalmann & Co. Inc.
Maxim Group LLC

Total	25,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units.

The underwriters propose to offer some of the units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the units to dealers at the public offering price less a concession not to exceed $      per unit. The underwriters may allow, and dealers may reallow, a concession not to exceed $      per unit on sales to other dealers. If all of the units are not sold to the public at the initial offering price, the representative may change the public offering price and the other selling terms. Citigroup Global Markets Inc. has advised us that the underwriters do not intend sales to discretionary accounts to exceed five percent of the total number of units offered by them.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 3,750,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriter’s initial purchase commitment.

We and our officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, transfer, pledge, dispose of or hedge, directly or indirectly, any of our units, warrants, shares or other securities convertible into or exchangeable for our common stock. Citigroup Global Markets Inc. in its sole discretion may release any of the securities subject to this lock-up agreement at any time without notice.

The 180-day lock-up period described in the preceding paragraph will be automatically extended if (i) during the last 17 days of the 180-day period we issue an earnings release or announce material news or a material event, or (ii) prior to the expiration of the 180-day period, we announce that we will release earnings results during the 16-day period following the last day of the 180-day period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or event.

In addition, (i) our initial stockholders have agreed, subject to certain limited exceptions, not to sell or transfer any of the founders’ units, founders’ shares or founders’ warrants (including the underlying shares) until one year after the date on which we complete our initial business combination, (ii) our founding stockholder has agreed, subject to certain limited exceptions, not to sell or transfer any of the private placement units, private placement subunits, private placement shares or private placement warrants (including the underlying shares) until after we consummate our initial business combination and (iii) our founding stockholder and Highland have agreed not to sell or transfer any shares of common stock purchased by them pursuant to the limit order until 180 days after we have consummated our initial business combination.

Because we have not selected a particular industry or any target business with which to complete our initial business combination and, as such, our initial business combination could include the acquisition of a broker-dealer, we have been advised by the staff of the Financial Industry Regulatory Authority, or FINRA, that NASD Rule 2720 may apply to this offering. In this regard, we have an audit committee, a public director as defined by such rule, and the underwriters have represented that no sale of securities in this offering will be executed by a FINRA member in a discretionary account without the prior written approval of the client.

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of our units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to our units which has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; or

•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of our units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1) (e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer of units to the public” in relation to any units in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that relevant member state by any measure implementing the Prospectus Directive in that relevant member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

The sellers of the units have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of the sellers or the underwriters.

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1) (e) of the Prospectus Directive (“Qualified Investors”) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2) (a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be

•	released, issued, distributed or caused to be released, issued or distributed to the public in France or

•	used in connection with any offer for subscription or sale of the units to the public in France.

Such offers, sales and distributions will be made in France only

•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier or

•	to investment services providers authorized to engage in portfolio management on behalf of third parties or

•	in a transaction that, in accordance with article L.411-2-II-1° -or- 2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations among us and the representative. The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. We cannot assure you that the prices at which the units will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, common stock or warrants will develop and continue after this offering.

We have applied (i) to have the units listed on the American Stock Exchange under the symbol “HQA.U” on or promptly after the date of this prospectus, (ii) to have our common stock and subunits listed on the American Stock Exchange under the symbols “HQA” and “HQA.U.S,” respectively, once the common stock and subunits underlying the units begin separate trading, and (iii) to have our warrants listed on the American Stock Exchange under the symbol “HQA.WS” once the warrants underlying the subunits automatically begin to trade separately on the opening of trading on the first trading day after we consummate our initial business combination. The shares of common stock will trade separately only in increments of whole shares. We cannot assure you that our securities will be listed, and, if listed, that our securities will continue to be listed on the American Stock Exchange.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional units.

	Paid by
	HCM Acquisition Company
	No Exercise	Full Exercise

Per Unit	$0.70	$0.70
Total	$17,500,000	$20,125,000

The amounts paid by us in the table above include $10.0 million in deferred underwriting discounts and commissions (or approximately $11.5 million if the over-allotment option is exercised in full), an amount equal to 4.0% of the gross proceeds of this offering, which will be placed in the trust account until our completion of an initial business combination as described in this prospectus. At that time, the deferred underwriting discounts and commissions will be released to the underwriters out of the balance held in the trust account. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that (i) on our liquidation they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters’ discounts and commission will be distributed on a pro rata basis, together with any accrued interest thereon, net of taxes payable on such interest, to the public stockholders.

Pursuant to Regulation M promulgated under the Exchange Act, the distribution will end and this offering will be completed when all of the units, including any over-allotted units, have been distributed. Accordingly, the distribution of the units in this offering will be completed once all the units have been sold, there are no more selling efforts, all stabilizing transactions have been completed and all penalty bids have either been reclaimed or withdrawn. Rules of the SEC may limit the ability of the underwriters to bid for or purchase units before the distribution of the units is completed. Because the underwriters have agreed that they may only exercise the over-allotment option to cover any short position that the underwriters may have, the exercise of the over-allotment option by the underwriters will not affect the completion of the distribution.

In connection with the offering, Citigroup Global Markets Inc., on behalf of the underwriters, may purchase and sell units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of units in excess of the number of units to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of units made in an amount up to the number of units represented by the underwriters’ over-allotment option. In determining the source of units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of the units in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of units in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of units in the open market while the offering is in progress.

The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Citigroup Global Markets Inc. repurchases units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the American Stock Exchange or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our portion of the total expenses of this offering payable by us will be $850,000, exclusive of underwriting discounts and commissions.

The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business. In addition, Citigroup Global Markets Inc. has an investment of approximately $25.0 million in an affiliate of Highland Capital Management, L.P.

A prospectus in electronic format may be made available by one or more of the underwriters on a website maintained by one or more of the underwriters. Citigroup Global Markets Inc. may agree to allocate a number of units to underwriters for sale to their online brokerage account holders. Citigroup

Global Markets Inc. will allocate units to underwriters that may make Internet distributions on the same basis as other allocations. In addition, units may be sold by the underwriters to securities dealers who resell units to online brokerage account holders.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Bingham McCutchen, LLP, New York, New York. In connection with this offering, Davis Polk & Wardwell, New York, New York is acting as counsel to the underwriters.

EXPERTS

The financial statements as of December 31, 2007 and for the period from September 24, 2007 (inception) to December 31, 2007 included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to our ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

INDEX TO FINANCIAL STATEMENTS

HCM ACQUISITION COMPANY
(a Development Stage Company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of HCM Acquisition Company:

In our opinion, the accompanying balance sheet and the related statements of operations, stockholders’ equity, and cash flows present fairly, in all material respects, the financial position of HCM Acquisition Company (a development stage company) (the “Company”) as of December 31, 2007, and the results of its operations and its cash flows for the period from September 24, 2007 (inception) through December 31, 2007 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has generated a net loss, has a working capital deficiency and has no operations. This raises substantial doubt about the Company’s ability to continue as a going concern. As discussed in Note 1, the Company is in the process of raising capital through a proposed offering of equity securities. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
May 23, 2008

HCM ACQUISITION COMPANY
(a Development Stage Company)

BALANCE SHEET
December 31, 2007

ASSETS
Current assets:
Cash	$183,799
Noncurrent asset:
Deferred offering costs	394,070

Total assets	$577,869

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$371,957
Note payable — related party	200,000

Total current liabilities	571,957
Commitments and contingencies
Stockholders’ equity:
Common stock, $0,001 par value; 50,000,000 shares authorized; 7,187,500 shares issued and outstanding at December 31, 2007	7,188
Additional paid-in capital	17,812
Deficit accumulated during the development stage	(19,088)

Total stockholders’ equity	5,912

Total liabilities and stockholders’ equity	$577,869

See accompanying notes to financial statements.

HCM ACQUISITION COMPANY
(a Development Stage Company)

STATEMENT OF OPERATIONS
Period from September 24, 2007 (inception) to December 31, 2007

INCOME:
Interest income	$1,876

Total income	$1,876
EXPENSES:
Formation and operating costs	$(20,964)

Total Expenses	$(20,964)

NET LOSS	$(19,088)

Loss per common share:
Basic and diluted	$—

Average common shares outstanding(l):
Basic and diluted	7,187,500

(1)	Average common shares outstanding is calculated based on the date of the initial issuance of shares and commencement of operations of the Company on October 4, 2007.

See accompanying notes to financial statements.

HCM ACQUISITION COMPANY
(a Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY
Period from September 24, 2007 (inception) to December 31, 2007

				Deficit
				Accumulated
				During the	Total
	Common Stock		Additional	Development	Stockholders’
	Shares	Amount	Paid-in Capital	Stage	Equity

Initial capital from founding stockholder for cash, October 4,2007	7,187,500	$7,188	$17,812	$—	$25,000
Net loss	—	—	—	(19,088)	(19,088)

Balance at December 31,2007	7,187,500	$7,188	$17,812	$(19,088)	$5,912

See accompanying notes to financial statements.

HCM ACQUISITION COMPANY
(a Development Stage Company)

STATEMENT OF CASH FLOWS
Period from September 24, 2007 (inception) to December 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(19,088)
Change in operating assets and liabilities:
Accrued expenses	20,964

Net cash provided by operating activities	1,876
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable-related party	200,000
Proceeds from sale of units	25,000
Payment of deferred offering costs	(43,077)

Net cash provided by financing activities	181,923

Increase in cash	183,799
Cash at beginning of period	—
Cash at end of period	$183,799

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES:
Deferred offering costs included in accrued expenses	$350,993

See accompanying notes to financial statements.

HCM ACQUISITION COMPANY
(a Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 —	ORGANIZATION AND NATURE OF BUSINESS OPERATIONS; GOING CONCERN CONSIDERATION

HCM Acquisition Company (the “Company”) is a newly organized blank check, development stage company formed on September 24, 2007 under the General Corporation Law of the State of Delaware for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination one or more businesses or assets.

At December 31, 2007, the Company had not commenced any operations. All activity through December 31, 2007 relates to the Company’s formation or the proposed offering described below. The Company has selected December 31 as its fiscal year end.

The Company’s ability to realize its acquisition strategy is contingent upon obtaining adequate financial resources through a proposed offering, which is discussed in Note 3. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the proposed offering, although substantially all of the net proceeds of the proposed offering are intended to be generally applied toward consummating one or more business combinations with an operating company. The initial business combination must occur with one or more target businesses that collectively have a fair market value of at least 80% of the amount held in the trust account (excluding the amount held in the trust account representing the underwriters’ deferred discounts and commissions) at the time of such initial business combination. If the Company acquires less than 100% of one or more target businesses, the aggregate fair market value of the portion or portions the Company acquires must equal at least 80% of the balance in the trust account (excluding the amount held in the trust account representing the underwriters’ deferred discounts and commissions) at the time of the initial business combination. In the event the Company structures its initial business combination to acquire less than 100% of the equity interests of the target business, the Company will not acquire less than a controlling interest of a target business (that is, no less than 50.1% of the voting securities of the target business).

The Company’s efforts in identifying prospective target businesses will not be limited to a particular industry. Instead, the Company intends to focus on various industries and target businesses in the United States and Europe that may provide significant opportunities for growth.

The Company revised the deal terms that were originally contemplated at December 31, 2007; accordingly, the terms in the footnotes are reflective of the prospectus as of May 23, 2008.

Net proceeds from the proposed offering, together with the proceeds from the simultaneous private placement of $5.0 million of the Company’s units (the “private placement units”) to the Company’s founding stockholder (as defined in Note 4), will be held in a trust account and will only be released upon the earlier of: (i) the consummation of an initial business combination; or (ii) the Company’s liquidation. The proceeds in the trust account are expected to include the underwriters’ deferred discounts and commissions. Upon consummation of an initial business combination, $10.0 million (subject to proportional increase in the event the underwriters’ overallotment option is exercised in full or in part and subject to adjustment based on the exercise of conversion rights as described in the prospectus), which constitutes the underwriters’ deferred discounts and commissions, will be paid to the underwriters from the funds held in the trust account. The proceeds outside of the trust account as well as the interest income of up to $3.0 million, subject to adjustment, earned on the trust account balance that may be released to the Company (as discussed in Note 3) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses; provided, however, that after such release there remains in the trust account a sufficient amount of interest income previously earned on the trust account balance to pay any taxes on such $3.0 million of interest income.

HCM ACQUISITION COMPANY
(a Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

The Company will seek stockholder approval before it will effect an initial business combination, even if the business combination would not ordinarily require stockholder approval under the Delaware General Corporation Law. In connection with the stockholder vote required to approve an initial business combination, the Company’s initial stockholders (the founding stockholder and directors to whom founders’ units are transferred) have agreed to vote the founders’ shares (as defined in Note 5 below) owned by them immediately before this offering, and the founding stockholder has agreed to vote the private placement shares (as defined in Note 4 below) in accordance with the majority of the shares of common stock voted by the public stockholders. “Public stockholders” is defined as the holders of common stock sold as part of the units in the proposed offering (as discussed in Note 3) or in the secondary market.

The Company will proceed with an initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the proposed initial business combination and (ii) not more than 40% of the shares (minus one share) sold in the offering are both voted against an initial business combination and duly elected to be converted. If a majority of the shares of common stock voted by the public stockholders are not voted in favor of a proposed initial business combination or more than 40% of the shares (minus one share) are both voted against the initial business combination and duly elected to be converted, the Company may continue to seek other target businesses with which to effect its initial business combination that meet the criteria set forth in this prospectus until 24 months after the date of this prospectus.

If the initial business combination is approved and consummated, each public stockholder both voting against such initial business combination and duly electing to convert his, her or its shares of common stock will be entitled to convert his, her or its shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account (before payment of deferred underwriters’ discounts and commissions and including interest earned on their pro rata portion of the trust account, net of taxes previously paid and payable on such interest and net of interest income of up to $3.0 million, subject to adjustment, on the trust account previously released to fund the Company’s working capital requirements); provided that a public stockholder, together with any affiliate thereof or any other person with whom the public stockholder is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of the Company’s securities, will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in the proposed offering. Public stockholders who convert their shares of common stock into their share of the trust account will continue to have the right to exercise any warrants they may hold.

If the Company fails to consummate an initial business combination within 24 months after the date of the prospectus (or 30 months if a definitive agreement with respect to a proposed initial business combination has been executed within 24 months), the Company will seek stockholder approval for its dissolution and adopt a plan of distribution. In such event, as promptly as practicable after the later to occur of (i) the approval by its stockholders or its dissolution and plan of distribution or (ii) the effective date of such approved plan of distribution, the Company will liquidate and promptly distribute only to the public stockholders the amount then on deposit in the trust account, less any taxes previously paid and payable on interest income and any interest income of up to $3.0 million, subject to adjustment, on the balance of the trust account previously released to the Company to fund its working capital requirements and less interest income of up to $100,000 that may be released to the Company to fund the costs and expenses of liquidation, plus any remaining net assets after payment, or provision therefor, of liabilities. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per share in the proposed offering (assuming no value is attributed to the warrants contained in the units to be offered in the proposed offering discussed in Note 3).

HCM ACQUISITION COMPANY
(a Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

With respect to an initial business combination that is approved and consummated, any public stockholder who voted against the initial business combination may contemporaneously with or prior to such vote exercise his, her or its conversion rights and his, her or its shares would be cancelled and returned to the status of authorized but unissued shares. The per share conversion price will equal the amount in the trust account calculated as of two business days prior to the consummation of the initial business combination, divided by the number of shares of common stock held by the public stockholders at the closing of the proposed offering. Accordingly, public stockholders holding fewer than 40% of the aggregate number of shares owned by all public stockholders may seek conversion of their shares in the event of an initial business combination. Such public stockholders are entitled to receive their per share interest in the trust account computed without regard to the founders’ shares (but not the shares acquired in the proposed offering or in the secondary market) held by initial stockholders.

The financial statements have been prepared assuming the Company will continue as a going concern. The Company has generated a net loss, has a working capital deficiency and has no operations. This raises substantial doubt about the Company’s ability to continue as a going concern.

NOTE 2 —	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[a] Cash and cash equivalents:

The Company considers all highly liquid investments with remaining maturities of three months or less at time of purchase to be cash equivalents.

[b] Loss per common share:

Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

[c] Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

[d] Income taxes:

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating approximately $6,681. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at December 31, 2007.

The effective tax rate differs from the statutory rate of 35% due to the increase in the valuation allowance.

HCM ACQUISITION COMPANY
(a Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

[e] Deferred offering costs:

Deferred offering costs consist principally of legal and underwriting fees incurred through the balance sheet date that are related to the proposed offering and that will be charged to capital upon the receipt of the capital raised.

[f] Classification of warrants:

The founders’ warrants (as defined in Note 5) have been classified by the Company as equity in accordance with EITF 00-19: “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.”

[g] Interest income:

Interest income is calculated and recorded on the effective interest method.

NOTE 3 —	PROPOSED PUBLIC OFFERING

As of May 23, 2008, the proposed offering calls for the Company to offer for sale 25,000,000 units at a price of $10.00 per unit. Each unit consists of .8 of a share of the Company’s common stock, $0.001 par value, and one subunit, which consists of .2 of a share of common stock and one warrant. Each warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 per share commencing on later of: (i) the automatic separation of the subunits at the open of trading on the first trading day after the Company’s completion of the initial business combination, or (ii) 12 months after the date of the final prospectus for the offering. The warrants expire six years from the date of the final prospectus for the offering or earlier upon redemption or liquidation of the trust account. The warrants will be redeemable at any time the warrants are exercisable in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days’ prior written notice, only in the event that the last sale price of the common stock equals or exceeds $13.00 per share for any 20 trading days within a 30-trading day period ending three business days before the redemption notice is sent. The terms of the warrants include, among other things, that (i) in no event will a warrant holder be entitled to receive a net cash settlement of the warrant, and (ii) the warrants may not be exercised, and may expire unexercised and worthless, if a prospectus relating to the common stock to be issued upon the exercise of the warrants is not current and an applicable registration statement is not effective prior to the expiration date of the warrant, and as a result purchasers of the Company’s units will have paid the full unit purchase price solely for the share of common stock underlying each unit.

NOTE 4 —	NOTE PAYABLE TO AFFILIATE AND RELATED PARTY TRANSACTIONS

The Company issued an aggregate of $200,000 in an uncollateralized promissory note to HCM Acquisition Holdings, LLC, on October 4, 2007. The note is non-interest bearing and is payable on the earlier of September 30, 2008 or the consummation of the proposed offering by the Company. Due to the short-term nature of the note, the fair value of the note approximated the carrying amount.

The Company has agreed to pay up to $10,000 a month in total for office space and secretarial and administrative services to Highland Capital Management, L.P. (“Highland”), an affiliate of the Company’s chairman, Mr. James Dondero. Services will commence promptly after the effective date of the offering and will terminate upon the earlier of: (i) the consummation of an initial business combination; or (ii) the liquidation of the Company.

HCM Acquisition Holdings, LLC, a Delaware limited liability company, the founding stockholder, has agreed to use its own funds to purchase 500,000 units (the “private placement units”) for $10.00 per unit

HCM ACQUISITION COMPANY
(a Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

($5.0 million in the aggregate) from the Company, in a private placement that will occur simultaneously with the closing of the proposed offering. Each private placement unit consists of .8 of a share of the Company’s common stock (“private placement shares”) and one subunit, which consists of .2 of a share of common stock and one warrant at an exercise price of $7.50 per share (“private placement warrant”). Highland is the sole member of the founding stockholder. The founding stockholder has agreed not to transfer, assign or sell any of the private placement units, private placement subunits, private placement shares or private placement warrants until after the Company consummates an initial business combination except to permitted transferees. The transferees receiving such securities will be subject to the same transfer restrictions with respect to such securities as the founding stockholder. The private placement warrants will be non-redeemable so long as they are held by the founding stockholder or its permitted transferees. If the private placement warrants are held by holders other than the founding stockholder or its permitted transferees, the private placement warrants will be redeemable by the Company and exercisable by the holders on the same basis as the warrants underlying the units being sold in the proposed offering. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in the proposed offering, except that such private placement warrants may be exercised by the founding stockholder or its permitted transferees on a cashless basis.

NOTE 5 —	FOUNDERS’ UNITS

On October 4, 2007, the founding stockholder purchased 7,187,500 units (the “founders’ units”) for $25,000 in cash, at a purchase price of approximately $0.003 per unit. Each founders’ unit consists of one share of the Company’s common stock (a “founders’ share”), and one warrant to purchase one share of the Company’s common stock at an exercise price of $7.50 per share (a “founders’ warrant”).

On May 22, 2008, our initial stockholders exchanged the 7,187,500 founders’ units consisting of one share of common stock and one warrant with an exercise price of $7.50 per share for 7,187,500 founders’ units consisting of .45 of a share of common stock and one warrant with an exercise price of $10.00 per share, and as a result 3,953,125 shares of our common stock were cancelled. This number includes 937,500 founders’ units representing 421,875 founders’ shares and 937,500 founders’ warrants that are subject to forfeiture to the extent that the over-allotment option is not exercised in full by the underwriters. Additionally, up to 1,249,999 founders’ units representing 562,499.55 founders’ shares and 1,249,999 founders’ warrants are subject to forfeiture if more than 20% but less than 40% if the shares underlying the units sold in the offering are converted by the public stockholders in connection with the initial business combination. There was no incremental change in the original fair value of the founders’ units as compared to fair value at the exchange date.

The founders’ shares are identical to the shares of common stock underlying the units being sold in the proposed offering, except that the initial stockholders have agreed:

•	that the founders’ shares are subject to the transfer restrictions described below;

•	to vote the founders’ shares in the same manner as the majority of shares cast by public stockholders in connection with the vote required to approve the initial business combination; and

•	to waive their rights to participate in any liquidation distribution with respect to the founders’ shares if the Company fails to consummate an initial business combination.

The founders’ warrants are identical to those underlying the units being sold in the proposed offering, except that:

•	the founders’ warrants, including the common stock issuable upon exercise of these warrants, are subject to the transfer restrictions described below;

HCM ACQUISITION COMPANY
(a Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

•	the exercise price of the founders’ warrants is $10.00;

•	the founders’ warrants will not be redeemable by us so long as they are held by the initial stockholders or their permitted transferees; and

•	the founders’ warrants may be exercised by the initial stockholders or their permitted transferees on a cashless basis.

The initial stockholders have agreed not to sell or transfer the founders’ units, founders’ shares or founders’ warrants, including the common stock issuable upon exercise of these warrants, until one year after the consummation of the initial business combination. However, the initial stockholders will be permitted to transfer the founders’ units, founders’ shares and founders’ warrants (i) to the Company’s officers, directors and employees, and other persons or entities associated or affiliated with Highland or its affiliates, (ii) in the case of an initial stockholder to a member of the initial stockholders’ immediate family or a trust, the beneficiary of which is a member of the initial stockholders’ immediate family, an affiliate of the initial stockholder or to a charitable organization, (iii) in the case of an initial stockholder, to a transferee by virtue of the laws or descent and distribution upon death of the initial stockholder, (iv) with respect to the founding stockholder, to a transferee by virtue of the laws of the state of Delaware or the founding stockholders’ organizational documents upon dissolution of the founding stockholder, or (v) in the case of an initial stockholder, to a transferee pursuant to a qualified domestic relations order, provided, however, that these permitted transferees must enter into a written agreement agreeing to be bound by the same transfer restrictions, and voting, waiver and forfeiture provisions applicable to the securities being transferred.

NOTE 6 —	STOCKHOLDERS’ EQUITY

Common Stock

The authorized common stock of the Company includes up to 50,000,000 shares. The holders of common stock will be entitled to one vote per share on matters to be voted on by stockholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by the Company’s board of directors in its discretion out of funds legally available therefor.

HCM ACQUISITION COMPANY
(a Development Stage Company)

BALANCE SHEET

	As of	As of
	March 31, 2008	December 31, 2007
	(unaudited)

ASSETS
Current assets:
Cash	$185,183	$183,799
Noncurrent asset:
Deferred offering costs	510,943	394,070

Total assets	$696,126	$577,869

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$503,830	$371,957
Note payable — related party	200,000	200,000

Total current liabilities	703,830	571,957
Commitments and contingencies
Stockholders’ equity (deficit):
Common stock, $0.001 par value; 50,000,000 shares authorized; 7,187,500 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively	7,188	7,188
Additional paid-in capital	17,812	17,812
Deficit accumulated during the development stage	(32,704)	(19,088)

Total stockholders’ equity (deficit)	(7,704)	5,912

Total liabilities and stockholders’ equity	$696,126	$577,869

See accompanying notes to financial statements.

HCM ACQUISITION COMPANY
(a Development Stage Company)

STATEMENT OF OPERATIONS
For the Three Months ended March 31, 2008
(unaudited)

INCOME:
Interest income	$1,384

Total income	$1,384

EXPENSES:
Formation and operating costs	$15,000

Total expenses	$15,000

NET LOSS	$(13,616)

Loss per common share:
Basic and diluted	$—

Average common shares outstanding:
Basic and diluted	7,187,500

See accompanying notes to financial statements.

HCM ACQUISITION COMPANY
(a Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)
For the Three Months ended March 31, 2008
(unaudited)

				Deficit
				Accumulated
				During the	Total
	Common Stock		Additional	Development	Stockholders’
	Shares	Amount	Paid-in Capital	Stage	Equity (Deficit)

Balance at December 31, 2007	7,187,500	$7,188	$17,812	$(19,088)	$5,912
Net loss	—	—	—	(13,616)	(13,616)

Balance at March 31, 2008	7,187,500	$7,188	$17,812	$(32,704)	$(7,704)

See accompanying notes to financial statements.

HCM ACQUISITION COMPANY
(a Development Stage Company)

STATEMENT OF CASH FLOWS
For the Three Months ended March 31, 2008
(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(13,616)
Change in operating assets and liabilities:
Accrued expenses	15,000

Net cash provided by operating activities	$1,384

Increase in cash	$1,384
Cash at beginning of period	183,799

Cash at end of period	$185,183

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES:
Deferred offering costs incurred and included in accrued expenses	$116,873

See accompanying notes to financial statements.

HCM ACQUISITION COMPANY
(a Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS (unaudited)

NOTE 1 —	ORGANIZATION AND NATURE OF BUSINESS OPERATIONS; GOING CONCERN CONSIDERATION

HCM Acquisition Company (the “Company”) is a newly organized blank check, development stage company formed on September 24, 2007 under the General Corporation Law of the State of Delaware for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination one or more businesses or assets.

At March 31, 2008, the Company had not commenced any operations. All activity through March 31, 2008 relates to the Company’s formation or the proposed offering described below. The Company has selected December 31 as its fiscal year end.

The Company’s ability to realize its acquisition strategy is contingent upon obtaining adequate financial resources through a proposed offering, which is discussed in Note 3. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the proposed offering, although substantially all of the net proceeds of the proposed offering are intended to be generally applied toward consummating one or more business combinations with an operating company. The initial business combination must occur with one or more target businesses that collectively have a fair market value of at least 80% of the amount held in the trust account (excluding the amount held in the trust account representing the underwriters’ deferred discounts and commissions) at the time of such initial business combination. If the Company acquires less than 100% of one or more target businesses, the aggregate fair market value of the portion or portions the Company acquires must equal at least 80% of the balance in the trust account (excluding the amount held in the trust account representing the underwriters’ deferred discounts and commissions) at the time of the initial business combination. In the event the Company structures its initial business combination to acquire less than 100% of the equity interests of the target business, the Company will not acquire less than a controlling interest of a target business (that is, no less than 50.1% of the voting securities of the target business).

The Company’s efforts in identifying prospective target businesses will not be limited to a particular industry. Instead, the Company intends to focus on various industries and target businesses in the United States and Europe that may provide significant opportunities for growth.

The Company revised the deal terms that were originally contemplated at December 31, 2007; accordingly, the terms in the footnotes are reflective of the prospectus as of May 23, 2008.

Net proceeds from the proposed offering, together with the proceeds from the simultaneous private placement of $5.0 million of the Company’s units (the “private placement units”) to the Company’s founding stockholder (as defined in Note 4), will be held in a trust account and will only be released upon the earlier of: (i) the consummation of an initial business combination; or (ii) the Company’s liquidation. The proceeds in the trust account are expected to include the underwriters’ deferred discounts and commissions. Upon consummation of an initial business combination, $10.0 million (subject to proportional increase in the event the underwriters’ overallotment option is exercised in full or in part and subject to adjustment based on the exercise of conversion rights as described in this prospectus), which constitutes the underwriters’ deferred discounts and commissions, will be paid to the underwriters from the funds held in the trust account. The proceeds outside of the trust account as well as the interest income of up to $3.0 million, subject to adjustment, earned on the trust account balance that may be released to the Company (as discussed in Note 3) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses; provided, however, that after such release there remains in the trust account a sufficient amount of interest income previously earned on the trust account balance to pay any income taxes on such $3.0 million of interest income.

HCM ACQUISITION COMPANY
(a Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS — (unaudited) (Continued)

The Company will seek stockholder approval before it will effect an initial business combination, even if the business combination would not ordinarily require stockholder approval under the Delaware General Corporation Law. In connection with the stockholder vote required to approve an initial business combination, the Company’s initial stockholders (the founding stockholder and directors to whom founders’ units are transferred) have agreed to vote the founders’ shares (as defined in Note 5 below) owned by them immediately before this offering, and the founding stockholder has agreed to vote the private placement shares (as defined in Note 4 below) in accordance with the majority of the shares of common stock voted by the public stockholders. “Public stockholders” is defined as the holders of common stock sold as part of the units in the proposed offering (as discussed in Note 3) or in the secondary market.

The Company will proceed with an initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the proposed initial business combination and (ii) not more than 40% of the shares (minus one share) sold in the offering are both voted against an initial business combination and duly elected to be converted. If a majority of the shares of common stock voted by the public stockholders are not voted in favor of a proposed initial business combination or more than 40% of the shares (minus one share) are both voted against the initial business combination and duly elected to be converted, the Company may continue to seek other target businesses with which to effect its initial business combination that meet the criteria set forth in this prospectus until 24 months after the date of this prospectus.

If the initial business combination is approved and consummated, each public stockholder both voting against such initial business combination and duly electing to convert his, her or its shares of common stock will be entitled to convert his, her or its shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account (before payment of deferred underwriters’ discounts and commissions and including interest earned on their pro rata portion of the trust account, net of taxes previously paid and payable on such interest and net of interest income of up to $3.0 million, subject to adjustment, on the trust account previously released to fund the Company’s working capital requirements); provided that a public stockholder, together with any affiliate thereof or any other person with whom the public stockholder is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of the Company’s securities, will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in the proposed offering. Public stockholders who convert their shares of common stock into their share of the trust account will continue to have the right to exercise any warrants they may hold.

If the Company fails to consummate an initial business combination within 24 months after the date of the prospectus (or 30 months if a definitive agreement with respect to a proposed initial business combination has been executed within 24 months), the Company will seek stockholder approval for its dissolution and adopt a plan of distribution. In such event, as promptly as practicable after the later to occur of (i) the approval by its stockholders or its dissolution and plan of distribution or (ii) the effective date of such approved plan of distribution, the Company will liquidate and promptly distribute only to the public stockholders the amount then on deposit in the trust account, less any taxes previously paid and payable on interest income and any interest income of up to $3.0 million, subject to adjustment, on the balance of the trust account previously released to the Company to fund its working capital requirements and less interest income of up to $100,000 that may be released to the Company to fund the costs and expenses of liquidation, plus any remaining net assets after payment, or provision therefor, of liabilities. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per share in the proposed offering (assuming no value is attributed to the warrants contained in the units to be offered in the proposed offering discussed in Note 3).

HCM ACQUISITION COMPANY
(a Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS — (unaudited) (Continued)

With respect to an initial business combination that is approved and consummated, any public stockholder who voted against the initial business combination may contemporaneously with or prior to such vote exercise his, her or its conversion rights and his, her or its shares would be cancelled and returned to the status of authorized but unissued shares. The per share conversion price will equal the amount in the trust account calculated as of two business days prior to the consummation of the initial business combination, divided by the number of shares of common stock held by the public stockholders at the closing of the proposed offering. Accordingly, public stockholders holding fewer than 40% of the aggregate number of shares owned by all public stockholders may seek conversion of their shares in the event of an initial business combination. Such public stockholders are entitled to receive their per share interest in the trust account computed without regard to the founders’ shares (but not the shares acquired in the proposed offering or in the secondary market) held by initial stockholders.

The financial statements have been prepared assuming the Company will continue as a going concern. The Company has generated a net loss, has a working capital deficiency and has no operations. This raises substantial doubt about the Company’s ability to continue as a going concern.

NOTE 2 —	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[a] Cash and cash equivalents:

The Company considers all highly liquid investments with remaining maturities of three months or less at time of purchase to be cash equivalents.

[b] Loss per common share:

Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

[c] Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

[d] Income taxes:

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating approximately $11,446. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at March 31, 2008.

The effective tax rate differs from the statutory rate of 35% due to the increase in the valuation allowance.

HCM ACQUISITION COMPANY
(a Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS — (unaudited) (Continued)

[e] Deferred offering costs:

Deferred offering costs consist principally of legal and underwriting fees incurred through the balance sheet date that are related to the proposed offering and that will be charged to capital upon the receipt of the capital raised.

[f] Classification of warrants:

The founders’ warrants (as defined in Note 5) have been classified by the Company as equity in accordance with EITF 00-19: “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.”

[g] Interest income:

Interest income is calculated and recorded on the effective interest method.

[h] Recently Issued Accounting Standards and Interpretations:

Statement of Financial Accounting Standards (“SFAS”) 157. Effective January 1, 2008, the Company adopted SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Under SFAS 157, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal (or most advantageous) market for the asset or liability in an orderly transaction between market participants at the measurement date. SFAS 157 applies whenever other accounting pronouncements require or permit fair value measurements. The adoption of SFAS 157 has not had any effect on the Company’s results of operations or financial condition.

NOTE 3 —	PROPOSED PUBLIC OFFERING

As of May 23, 2008, the proposed offering calls for the Company to offer for sale 25,000,000 units at a price of $10.00 per unit. Each unit consists of .8 of a share of the Company’s common stock, $0.001 par value, and subunit, which consists of .2 of a share of common stock and one warrant. Each warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 per share commencing on later of: (i) the automatic separation of the subunits at the open of trading on the first trading day after the Company’s completion of the initial business combination, or (ii) 12 months after the date of the final prospectus for the offering. The warrants expire six years from the date of the final prospectus for the offering or earlier upon redemption or liquidation of the trust account. The warrants will be redeemable at any time the warrants are exercisable in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days’ prior written notice, only in the event that the last sale price of the common stock equals or exceeds $13.00 per share for any 20 trading days within a 30-trading day period ending three business days before the redemption notice is sent. The terms of the warrants include, among other things, that (i) in no event will a warrant holder be entitled to receive a net cash settlement of the warrant, and (ii) the warrants may not be exercised, and may expire unexercised and worthless, if a prospectus relating to the common stock to be issued upon the exercise of the warrants is not current and an applicable registration statement is not effective prior to the expiration date of the warrant, and as a result purchasers of the Company’s units will have paid the full unit purchase price solely for the share of common stock underlying each unit.

HCM ACQUISITION COMPANY
(a Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS — (unaudited) (Continued)

NOTE 4 —	NOTE PAYABLE TO AFFILIATE AND RELATED PARTY TRANSACTIONS

The Company issued an aggregate of $200,000 in an uncollateralized promissory note to HCM Acquisition Holdings, LLC, on October 4, 2007. The note is non-interest bearing and is payable on the earlier of September 30, 2008 or the consummation of the proposed offering by the Company. Due to the short-term nature of the note, the fair value of the note approximated the carrying amount.

The Company has agreed to pay up to $10,000 a month in total for office space and secretarial and administrative services to Highland Capital Management, L.P. (“Highland”), an affiliate of the Company’s chairman, Mr. James Dondero. Services will commence promptly after the effective date of the offering and will terminate upon the earlier of: (i) the consummation of an initial business combination; or (ii) the liquidation of the Company.

HCM Acquisition Holdings, LLC, a Delaware limited liability company, the founding stockholder, has agreed to use its own funds to purchase 500,000 units (the “private placement units”) for $10.00 per unit ($5.0 million in the aggregate) from the Company, in a private placement that will occur simultaneously with the closing of the proposed offering. Each private placement unit consists of .8 of a share of the Company’s common stock (“private placement shares”) and one subunit, which consists of .2 of a share of common stock and one warrant at an exercise price of $7.50 per share (“private placement warrant”). Highland is the sole member of the founding stockholder. The founding stockholder has agreed not to transfer, assign or sell any of the private placement units, private placement subunits, private placement shares or private placement warrants until after the Company consummates an initial business combination except to permitted transferees. The transferees receiving such securities will be subject to the same transfer restrictions with respect to such securities as the founding stockholder. The private placement warrants will be non-redeemable so long as they are held by the founding stockholder or its permitted transferees. If the private placement warrants are held by holders other than the founding stockholder or its permitted transferees, the private placement warrants will be redeemable by the Company and exercisable by the holders on the same basis as the warrants underlying the units being sold in the proposed offering. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in the proposed offering, except that such private placement warrants may be exercised by the founding stockholder or its permitted transferees on a cashless basis.

NOTE 5 —	FOUNDERS’ UNITS

On October 4, 2007, the founding stockholder purchased 7,187,500 units (the “founders’ units”) for $25,000 in cash, at a purchase price of approximately $0.003 per unit. Each founders’ unit consists of one share of the Company’s common stock (a “founders’ share”), and one warrant to purchase one share of the Company’s common stock at an exercise price of $7.50 per share (a “founders’ warrant”).

On May 22, 2008, our initial stockholders exchanged the 7,187,500 founders’ units consisting of one share of common stock and one warrant with an exercise price of $7.50 per share for 7,187,500 founders’ units consisting of .45 of a share of common stock and one warrant with an exercise price of $10.00 per share, and as a result 3,953,125 shares of our common stock were cancelled. This number includes 937,500 founders’ units representing 421,875 founders’ shares and 937,500 founders’ warrants that are subject to forfeiture to the extent that the over-allotment option is not exercised in full by the underwriters. Additionally, up to 1,249,999 founders’ units representing 562,499.55 founders’ shares and 1,249,999 founders’ warrants are subject to forfeiture if more than 20% but less than 40% of the share underlying the units sold in the offering are converted by the public stockholders in connection with the initial business combination. There was no incremental change in the original fair value of the founders’ units as compared to fair value at the exchange date.

HCM ACQUISITION COMPANY
(a Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS — (unaudited) (Continued)

The founders’ shares are identical to the shares of common stock underlying the units being sold in the proposed offering, except that the initial stockholders have agreed:

•	that the founders’ shares are subject to the transfer restrictions described below;

•	to vote the founders’ shares in the same manner as the majority of shares cast by public stockholders in connection with the vote required to approve the initial business combination; and

•	to waive their rights to participate in any liquidation distribution with respect to the founders’ shares if the Company fails to consummate an initial business combination.

The founders’ warrants are identical to those underlying the units being sold in the proposed offering, except that:

•	the founders’ warrants, including the common stock issuable upon exercise of these warrants, are subject to the transfer restrictions described below;

•	the exercise price of the founders’ warrants is $10.00;

•	the founders’ warrants will not be redeemable by us so long as they are held by the initial stockholders or their permitted transferees; and

•	the founders’ warrants may be exercised by the initial stockholders or their permitted transferees on a cashless basis.

The initial stockholders have agreed not to sell or transfer the founders’ units, founders’ shares or founders’ warrants, including the common stock issuable upon exercise of these warrants, until one year after the consummation of the initial business combination. However, the initial stockholders will be permitted to transfer the founders’ units, founders’ shares and founders’ warrants (i) to the Company’s officers, directors and employees, and other persons or entities associated or affiliated with Highland or its affiliates, (ii) in the case of an initial stockholder to a member of the initial stockholders’ immediate family or a trust, the beneficiary of which is a member of the initial stockholders’ immediate family, an affiliate of the initial stockholder or to a charitable organization, (iii) in the case of an initial stockholder, to a transferee by virtue of the laws or descent and distribution upon death of the initial stockholder, (iv) with respect to the founding stockholder, to a transferee by virtue of the laws of the state of Delaware or the founding stockholders’ organizational documents upon dissolution of the founding stockholder, or (v) in the case of an initial stockholder, to a transferee pursuant to a qualified domestic relations order, provided, however, that these permitted transferees must enter into a written agreement agreeing to be bound by the same transfer restrictions, and voting, waiver and forfeiture provisions applicable to the securities being transferred.

NOTE 6 —	STOCKHOLDERS’ EQUITY

Common Stock

The authorized common stock of the Company includes up to 50,000,000 shares. The holders of common stock will be entitled to one vote per share on matters to be voted on by stockholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by the Company’s board of directors in its discretion out of funds legally available therefor.

$250,000,000

HCM ACQUISITION COMPANY

25,000,000 Units

PROSPECTUS

, 2008

Citi

I-Bankers Securities, Inc.	Ladenburg Thalmann & Co. Inc.	Maxim Group LLC

Until          , 2008 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

References to “the company,” “the Registrant,” “we,” “us,” “our” and similar expressions in this Part II refer to HCM ACQUISITION COMPANY.

Item 13.	Other Expenses of Issuance And Distribution

The following table sets forth the costs and expenses, other than the underwriting discount, payable by us in connection with the offering of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee, the Financial Industry Regulatory Authority filing fee, the initial trustee’s fee and the warrant agent fee and closing costs.

SEC registration fee	$8,826
FINRA filing fee	29,250
American Stock Exchange application and listing fees	70,000
Trustee’s fee	3,000
Warrant agent fee and closing costs(1)	5,000
Accounting fees and expenses	100,000
Legal fees and expenses	525,000
Printing and engraving expenses	90,000
Miscellaneous	18,924

Total	$850,000

(1)	In addition to the fees that are charged by American Stock Transfer & Trust Company as trustee and warrant agent, the Registrant will be required to pay to American Stock Transfer & Trust Company aggregate annual fees of $12,000 for acting as transfer agent of the Registrant’s securities.

Item 14.	Indemnification of Directors and Officers

As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation that will be in effect upon the completion of this offering that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payments of dividends; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our amended and restated certificate of incorporation also will authorize us to indemnify our officers, directors and other agents to the fullest extent permitted under the Delaware General Corporation Law.

As permitted by Section 145 of the Delaware General Corporation Law, our bylaws provide that:

•	we may indemnify our directors, officers, and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	the rights provided in our bylaws are not exclusive.

Our amended and restated certificate of incorporation and our bylaws will provide for the indemnification provisions described above and elsewhere herein. In addition, we have entered or will enter into contractual indemnity agreements with our directors and officers which may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnity agreements generally require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, subject to certain exceptions and limitations. These indemnity agreements also require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnity agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities arising under the Securities Act, and reimbursement of expenses incurred in connection with such liabilities.

We have agreed to indemnify the several underwriters against specific liabilities, including liabilities under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities

On October 4, 2007, our founding stockholder, HCM Acquisition Holding, LLC, entered into an agreement with us pursuant to which it purchased 7,187,500 units, with each unit consisting of one share of common stock and one warrant to purchase one share of common stock (including 937,500 founders’ units that are subject to forfeiture to the extent that the over-allotment option is not exercised in full by the underwriters) for a purchase price of $25,000, and agreed to purchase 5,000,000 warrants at a price of $1.00 per warrant from us using its own funds (without borrowing or otherwise financing this purchase) simultaneously with the closing of this offering. Subsequent to the purchase of these founders’ units, our founding stockholder transferred at cost an aggregate of 34,500 of these founders’ units to Timothy K. Hui, Scott F. Kavanaugh, James F. Leary and Bryan A. Ward, each of whom is a director. On May 22, 2008, (i) our initial stockholders exchanged the 7,187,500 founders’ units consisting of one share of common stock and one warrant with an exercise price of $7.50 per share for 7,187,500 founders’ units consisting of .45 of a share of common stock and one warrant with an exercise price of $10.00 per share (including 937,500 founders’ units that are subject to forfeiture to the extent that the over-allotment option is not exercised in full by the underwriters), and as a result, 3,953,125 shares of our common stock were cancelled, and (ii) our founding stockholder agreed to amend the terms of the private placement to provide for the purchase of 500,000 units, each unit consisting of .8 of a share of common stock and one subunit consisting of .2 of a share of common stock and one warrant, at a price of $10.00 per unit instead of 5,000,000 warrants at a price of $1.00 per warrant. Additionally, up to 1,249,999 founders’ units representing 562,499.55 founders’ shares and 1,249,999 founders’ warrants are subject to forfeiture if more than 20%, but less than 40% of the shares underlying the units sold in this offering are converted by the public shareholders in connection with our initial business combination.

The sales of the securities to our initial stockholders were exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. In each such transaction, each purchaser represented its intention at such time to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were or will be affixed to the instruments representing the securities issued or to be issued in such transactions.

The exchange of the founders’ units described above was not required to be registered in reliance on Section 3(a)(9) of the Securities Act. Pursuant to Section 3(a)(9), the requirements under the Securities Act do not apply to an exchange of securities by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

Item 16.	Exhibits and Financial Statement Schedules

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement**
3.1	Form of Amended and Restated Certificate of Incorporation**
3.2	Form of Amended and Restated Bylaws**
4.1	Specimen Unit Certificate**
4.2	Specimen Common Stock Certificate**
4.3	Form of Warrant Agreement between the Registrant and American Stock Transfer & Trust Company**
4.4	Specimen Warrant Certificate**
5.1	Opinion of Bingham McCutchen LLP**
10.1	Form of Letter Agreement among the Registrant, Highland and HCM Acquisition Holdings, LLC**
10.2	Form of Letter Agreement between the Registrant and each of the directors and executive officers of the Registrant**
10.3	Founders’ Securities Purchase Agreement, dated as of October 4, 2007, between the Registrant and HCM Acquisition Holdings, LLC**
10.4	Form of Registration Rights Agreement between the Registrant and HCM Acquisition Holdings, LLC**
10.5	Form of Indemnity Agreement between the Registrant and each of its directors and executive officers**
10.6	Form of Investment Management Trust Agreement by and between the Registrant and American Stock Transfer & Trust Company**
10.7	Form of Right of First Review and Non-Compete Agreement between the Registrant and Highland Capital Management, L.P.**
10.8	Form of Letter Agreement between Citigroup Global Markets Inc. or another broker-dealer mutually agreed upon by Citigroup Global Markets Inc. and our founding stockholder and HCM Acquisition Holdings, LLC and Highland Capital Management L.P.**
10.9	Promissory Note issued by Registrant on October 4, 2007**
10.10	Form of Non-Compete Agreement between the Registrant and James Dondero**
10.11	Administrative Services Letter Agreement, dated October 3, 2007 between the Registrant and Highland Capital Management, L.P.**
10.12	Securities Purchase Agreement by and among HCM Acquisition Holdings, LLC and each of Timothy K. Hui, Scott F. Kavanaugh, James F. Leary and Bryan A. Ward.**
10.13	Amended and Restated Securities Purchase Agreement, dated as of May 22, 2008, by and among the Registrant and HCM Acquisition Holdings, LLC, Timothy K. Hui, Scott F. Kavanaugh, James F. Leary and Bryan A. Ward

Exhibit No.	Description

14	Form of Code of Conduct and Ethics**
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1)**
24.1	Powers of Attorney (included on signature page to this Registration Statement)**
99.1	Form of Charter of Audit Committee**
99.2	Form of Charter of Governance and Nominating Committee**

**	Previously filed.

(b) No financial statement schedules are required to be filed with this Registration Statement.

Item 17.	Undertakings

(a) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act, the Registrant certifies that it has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 23rd day of May 2008.

HCM ACQUISITION COMPANY

By:	*
James D. Dondero
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James D. Dondero	Chairman and Chief Executive Officer(Principal Executive Officer)	May 23, 2008

/s/ Joseph Dougherty Joseph Dougherty	Senior Vice President and Director	May 23, 2008

* Kenneth McGovern	Chief Financial Officer (Principal Accounting and Financial Officer)	May 23, 2008

* Timothy K. Hui	Director	May 23, 2008

* Scott F. Kavanaugh	Director	May 23, 2008

* James F. Leary	Director	May 23, 2008

* Bryan A. Ward	Director	May 23, 2008

* /s/ Joseph Dougherty Joseph Dougherty